                                                                    EXHIBIT 10.1


                                 $140,000,000

                               CREDIT AGREEMENT

                           DATED AS OF JUNE 28, 2001

                                     AMONG

                             KATY INDUSTRIES, INC,
                                 as Borrower,

                          THE LENDERS LISTED HEREIN,
                                  as Lenders,

                                      and

                            BANKERS TRUST COMPANY,
                                   as Agent



                        DEUTSCHE BANC ALEX. BROWN INC.,
                               as Lead Arranger
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                               TABLE OF CONTENTS

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Section 1.  DEFINITIONS.......................................................................................................    2
       1.1  Certain Defined Terms.............................................................................................    2
       1.2  Accounting Terms; Utilization of GAAP for Purposes of Calculations Under Agreement................................   44
       1.3  Other Definitional Provisions.....................................................................................   45

Section 2.  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS........................................................................   45
       2.1  Commitments; Making of Loans; the Register; Notes.................................................................   45
       2.2  Interest on the Loans.............................................................................................   52
       2.3  Fees..............................................................................................................   56
       2.4  Repayments, Prepayments and Reductions in Revolving Loan Commitments; General Provisions Regarding Payments;
            Application of Proceeds of Collateral and Payments Under Guaranties...............................................   57
       2.5  Use of Proceeds...................................................................................................   65
       2.6  Special Provisions Governing Eurodollar Rate Loans................................................................   66
       2.7  Increased Costs; Taxes; Capital Adequacy..........................................................................   68
       2.8  Statement of Lenders; Obligation of Lenders and Issuing Lenders to Mitigate.......................................   73
       2.9  Replacement of a Lender...........................................................................................   74
       2.10 Collection, Deposit and Transfer of Payments in Respect of Accounts...............................................   74

Section 3.  LETTERS OF CREDIT.................................................................................................   78
       3.1  Issuance of Letters of Credit and Lenders' Purchase of Participations Therein.....................................   78
       3.2  Letter of Credit Fees.............................................................................................   80
       3.3  Drawings and Reimbursement of Amounts Drawn Under Letters of Credit...............................................   81
       3.4  Obligations Absolute..............................................................................................   84
       3.5  Indemnification; Nature of Issuing Lenders' Duties................................................................   85
       3.6  Subsidiary Guarantors as Account Parties..........................................................................   86

Section 4.  CONDITIONS TO LOANS AND LETTERS OF CREDIT.........................................................................   88
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                               TABLE OF CONTENTS
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       4.1  Conditions to Term Loans and Initial Revolving Loans..............................................................   88
       4.2  Conditions to All Loans...........................................................................................  100
       4.3  Conditions to Letters of Credit...................................................................................  101

Section 5.  COMPANY'S REPRESENTATIONS AND WARRANTIES..........................................................................  101
       5.1  Organization, Powers, Qualification, Good Standing, Business and Subsidiaries.....................................  101
       5.2  Authorization of Borrowing, etc...................................................................................  102
       5.3  Financial Condition...............................................................................................  103
       5.4  No Material Adverse Change; No Restricted Junior Payments.........................................................  104
       5.5  Title to Properties; Liens; Real Property.........................................................................  104
       5.6  Litigation; Adverse Facts.........................................................................................  105
       5.7  Payment of Taxes..................................................................................................  105
       5.8  Performance of Agreements; Materially Adverse Agreements; Material Contracts......................................  106
       5.9  Governmental Regulation...........................................................................................  106
       5.10 Securities Activities.............................................................................................  106
       5.11 Employee Benefit Plans............................................................................................  107
       5.12 Certain Fees......................................................................................................  107
       5.13 Environmental Protection..........................................................................................  107
       5.14 Employee Matters..................................................................................................  108
       5.15 Solvency..........................................................................................................  108
       5.16 Matters Relating to Collateral....................................................................................  108
       5.17 Disclosure........................................................................................................  109
       5.18 Related Agreements................................................................................................  110
       5.19 Permits...........................................................................................................  110
       5.20 Fiscal Periods....................................................................................................  111
       5.21 SESCO.............................................................................................................  111

Section 6.  COMPANY'S AFFIRMATIVE COVENANTS...................................................................................  111
       6.1  Financial Statements and Other Reports............................................................................  111
       6.2  Existence, etc....................................................................................................  118
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                               TABLE OF CONTENTS
                                  (continued)

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       6.3  Payment of Taxes and Claims; Tax..................................................................................  118
       6.4  Maintenance of Properties; Insurance; Application of Net Insurance/ Condemnation Proceeds.........................  118
       6.5  Inspection; Lender Meeting........................................................................................  121
       6.6  Compliance with Laws, etc.........................................................................................  121
       6.7  Environmental Disclosure and Inspection...........................................................................  121
       6.8  Company's Remedial Action Regarding Hazardous Materials...........................................................  123
       6.9  Execution of Subsidiary Guaranty and Personal Property Collateral Documents After the Closing Date................  123
      6.10  Matters Relating to Real Property Collateral......................................................................  124
      6.11  Revised Article 9.................................................................................................  127
      6.12  Deposit Accounts and Cash Management Systems......................................................................  127

Section 7.  COMPANY'S NEGATIVE COVENANTS......................................................................................  128
       7.1  Indebtedness......................................................................................................  128
       7.2  Liens and Related Matters.........................................................................................  129
       7.3  Investments; Acquisitions.........................................................................................  131
       7.4  Contingent Obligations............................................................................................  132
       7.5  Restricted Junior Payments........................................................................................  133
       7.6  Financial Covenants...............................................................................................  134
       7.7  Restriction on Fundamental Changes; Asset Sales...................................................................  135
       7.8  Consolidated Capital Expenditures.................................................................................  137
       7.9  Restriction on Leases.............................................................................................  137
       7.10 Sales and Lease-Backs.............................................................................................  138
       7.11 Sale of Receivables...............................................................................................  138
       7.12 Transactions with Shareholders and Affiliates.....................................................................  138
       7.13 Disposal of Subsidiary Stock......................................................................................  138
       7.14 Conduct of Business...............................................................................................  139
       7.15 Amendments or Waivers of Certain Agreements; Amendments of Documents Relating to Subordinated Indebtedness........  139
       7.16 Fiscal Periods....................................................................................................  139
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                               TABLE OF CONTENTS
                                  (continued)

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      7.17  Deposit Accounts..................................................................................................  140
      7.18  Canadian Subsidiary Documents.....................................................................................  140
      7.19  Inactive Subsidiaries.............................................................................................  140

Section 8.  EVENTS OF DEFAULT.................................................................................................  140
       8.1  Failure to Make Payments When Due.................................................................................  140
       8.2  Default in Other Agreements.......................................................................................  141
       8.3  Breach of Certain Covenants.......................................................................................  141
       8.4  Breach of Warranty................................................................................................  141
       8.5  Other Defaults Under Loan Documents...............................................................................  141
       8.6  Involuntary Bankruptcy; Appointment of Receiver, etc..............................................................  142
       8.7  Voluntary Bankruptcy; Appointment of Receiver, etc................................................................  142
       8.8  Judgments and Attachments.........................................................................................  142
       8.9  Dissolution.......................................................................................................  143
       8.10 Employee Benefit Plans............................................................................................  143
       8.11 Change in Control.................................................................................................  143
       8.12 Invalidity of Any Guaranty........................................................................................  143
       8.13 Failure of Security...............................................................................................  143
       8.14 Conduct of Business By Holdings...................................................................................  143
       8.15 Failure to Consummate Recapitalization and Other Transactions.....................................................  144
       8.16 Contico Purchase Agreement........................................................................................  144
       8.17 SESCO.............................................................................................................  144

Section 9.  AGENT.............................................................................................................  145
       9.1  Appointment.......................................................................................................  145
       9.2  Powers and Duties; General Immunity...............................................................................  146
       9.3  Independent Investigation by Lenders; No Responsibility For Appraisal of Creditworthiness.........................  148
       9.4  Right to Indemnity................................................................................................  148
       9.5  Successor Agent...................................................................................................  148
       9.6  Collateral Documents and Guaranties...............................................................................  149
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       9.7  Agent May File Proofs of Claim....................................................................................  149

Section 10. MISCELLANEOUS.....................................................................................................  150
       10.1 Successors and Assigns; Assignments and Participations in Loans and Letters of Credit.............................  150
       10.2 Expenses..........................................................................................................  153
       10.3 Indemnity.........................................................................................................  154
       10.4 Set-Off; Security Interest in Deposit Accounts....................................................................  155
       10.5 Ratable Sharing...................................................................................................  155
       10.6 Amendments and Waivers............................................................................................  156
       10.7 Independence of Covenants.........................................................................................  157
       10.8 Notices; Effectiveness of Signatures..............................................................................  157
       10.9 Survival of Representations, Warranties and Agreements............................................................  158
      10.10 Failure or Indulgence Not Waiver; Remedies Cumulative.............................................................  158
      10.11 Marshalling; Payments Set Aside...................................................................................  158
      10.12 Severability......................................................................................................  159
      10.13 Obligations Several; Independent Nature of Lenders' Rights........................................................  159
      10.14 Headings..........................................................................................................  159
      10.15 Applicable Law....................................................................................................  159
      10.16 Construction of Agreement; Nature of Relationship.................................................................  159
      10.17 Consent to Jurisdiction and Service of Process....................................................................  160
      10.18 Waiver of Jury Trial..............................................................................................  160
      10.19 Confidentiality...................................................................................................  161
      10.20 Counterparts; Effectiveness.......................................................................................  162
      10.21 Judgment..........................................................................................................  162
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                                      -v-

EXHIBITS

I        FORM OF NOTICE OF BORROWING
II       FORM OF NOTICE OF CONVERSION/CONTINUATION
III      FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT
IV       FORM OF REVOLVING NOTE
V        FORM OF TERM NOTE
VI       FORM OF COMPLIANCE CERTIFICATE
VII      FORM OF SOLVENCY CERTIFICATE
VIII     FORM OF BORROWING BASE CERTIFICATE
IX-A     FORM OF OPINION OF HUNTON & WILLIAMS
IX-B     FORM OF OPINION OF CANADIAN COUNSEL TO LOAN PARTIES
IX-C     FORM OF OPINION OF U.K. COUNSEL TO LOAN PARTIES
X        FORM OF OPINION OF O'MELVENY & MYERS LLP
XI       FORM OF ASSIGNMENT AGREEMENT
XII      FORM OF BLOCKED ACCOUNT AGREEMENT
XIII     FORM OF COLLATERAL ACCESS AGREEMENT
XIV      FORM OF LOCK BOX AGREEMENT
XV       FORM OF SECURITY AGREEMENT
XVI      FORM OF SUBSIDIARY GUARANTY
XVII     FORM OF HOLDINGS GUARANTY
XVIII    FORM OF MORTGAGE
XIX      FORM OF U.K. SUBSIDIARY DEBENTURE
XX-A     FORM OF GLIT SUBSIDIARY NOTE
XX-B     FORM OF WOODS SUBSIDIARY NOTE
XXI      FORM OF GLIT SUBSIDIARY SECURITY AGREEMENT
XXII     FORM OF WOODS SUBSIDIARY SECURITY AGREEMENT
XXIII-A  FORM OF GLIT SUBSIDIARY ACKNOWLEDGEMENT
XXIII-B  FORM OF WOODS SUBSIDIARY ACKNOWLEDGEMENT
XXIV     FORM OF ENVIRONMENTAL INDEMNITY AGREEMENT

SCHEDULES
1.1A   ELIGIBLE M&E
1.1B   ELIGIBLE REAL PROPERTY
2.1    LENDERS' COMMITMENTS AND PRO RATA SHARES
4.1C   CORPORATE, CAPITAL AND OWNERSHIP STRUCTURE
4.1N   CLOSING DATE ENVIRONMENTAL REPORTS
4.1P   CLOSING DATE MORTGAGED PROPERTIES
5.1    SUBSIDIARIES OF HOLDINGS AND COMPANY
5.2B   APPROVALS AND CONSENTS
5.2C   GOVERNMENTAL CONSENTS
5.2F   HOLDERS OF CONTICO EQUITY INTERESTS
5.5B   REAL PROPERTY ASSETS
5.5C   INTELLECTUAL PROPERTY
5.6    LITIGATION
5.8    MATERIAL CONTRACTS
5.11   CERTAIN EMPLOYEE BENEFIT PLANS
5.12   BROKER'S AND FINDER'S FEES
5.13   ENVIRONMENTAL MATTERS
6.10A  POST-CLOSING DATE MORTGAGED PROPERTIES
7.1    CERTAIN EXISTING INDEBTEDNESS
7.2    CERTAIN EXISTING LIENS
7.3    CERTAIN EXISTING INVESTMENTS
7.4    CERTAIN EXISTING CONTINGENT OBLIGATIONS

                               CREDIT AGREEMENT

          This CREDIT AGREEMENT is dated as of June 28, 2001 and entered into by and among KATY INDUSTRIES, INC., a Delaware corporation ("Company"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "Lender" and collectively as "Lenders"), and BANKERS TRUST COMPANY ("BTCo"), as agent for Lenders (in such capacity, "Agent").

                                R E C I T A L S
                                ---------------

          WHEREAS, Holdings (this and other capitalized terms used in these recitals without definition being used as defined in subsection 1.1) has been newly formed by the Investors for the purpose of entering into the Recapitalization Agreement, pursuant to which Holdings has agreed to purchase from Company on the Closing Date not less than 700,000 shares of newly issued preferred stock, $100.00 par value per share (together with the convertible preferred stock issued as payment-in-kind dividends in accordance with the Company Organizational Documents, the "Convertible Preferred Stock"), convertible based on a price of $6.00 per share of common stock, $1.00 par value per share, of Company (the "Common Stock"), inclusive of their respective associated common stock purchase rights (the "Rights") issued pursuant to the Rights Agreement (the shares of Common Stock and the associated Rights are referred to herein as the "Common Shares"), into an aggregate of 11,666,666 Common Shares (equivalent to a conversion ratio of approximately 16.67 Common Shares per share of Convertible Preferred Stock), for a purchase price of $100.00 per share (or an aggregate purchase price of $70,000,000) (the "Preferred Stock Purchase"), and Company has entered into the Contico Preferred Unit Repurchase Agreement pursuant to which on the Closing Date Newcastle shall tender to Contico, Contico shall repurchase from Newcastle, and Company shall cause Contico to repurchase from Newcastle 165 units of the Contico Preferred Units on the terms and conditions set forth in the Contico Preferred Unit Repurchase Agreement (the "Contico Preferred Unit Repurchase") (the Contico Preferred Unit Repurchase, the Preferred Stock Purchase and the other transactions contemplated by the Recapitalization Agreement are collectively referred to herein as the "Recapitalization");

          WHEREAS, immediately prior to the consummation of the Recapitalization, K&C Funds and other investors satisfactory to Agent (the "Investors") will capitalize Holdings with not less than $70,000,000 in cash (the "Equity Financing"), the proceeds of which Equity Financing will be used by Holdings to purchase the Convertible Preferred Stock, all with the effect that after giving effect to the Recapitalization and the other transactions contemplated hereby, the Investors will own 100% of the outstanding capital stock of Holdings on a fully diluted basis and Holdings will own no less than 51% of the outstanding capital stock of Company on a fully diluted basis;

          WHEREAS, Company desires that Lenders extend certain credit facilities to Company, the proceeds of which will be used together with the proceeds of the Equity Financing from the Preferred Stock Purchase for (i) refinancing of the Existing Credit Agreement in an aggregate amount of approximately $144,300,000,
(ii) the payment of the Transaction Costs of approximately $9,000,000, (iii) the repurchase of 165 units of the Contico Preferred Units and payment of accrued Priority Returns pursuant to the Contico Preferred Unit Repurchase Agreement, (iv) making certain intercompany loans, and
(v) working capital and other general corporate purposes of Company and its Subsidiaries and the issuance of Letters of Credit for the purposes set forth herein;

               WHEREAS, Company has agreed to secure its Obligations hereunder and under the other Loan Documents by granting to Agent, on behalf of Lenders, a First Priority Lien on substantially all of its real, personal and mixed property, including a pledge of all of the capital stock and other ownership interests of its Domestic Active Subsidiaries and 65% of the capital stock and other ownership interests of its Foreign Active Subsidiaries; and

               WHEREAS, Holdings and all of the Domestic Active Subsidiaries of Company have agreed to guarantee the Obligations hereunder and under the other Loan Documents and to secure their guaranties by granting to Agent, on behalf of Lenders, a First Priority Lien on substantially all of their real, personal and mixed property, including a pledge of all of the capital stock of Company owned by Holdings and all of the capital stock and other ownership interests of their Domestic Active Subsidiaries and 65% of the capital stock and other ownership interests of their Foreign Active Subsidiaries.

               NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders and Agent agree as follows:

SECTION 1. DEFINITIONS

       1.1 Certain Defined Terms.
           ---------------------

               The following terms used in this Agreement shall have the following meanings:

               "Account" means, with respect to any Person, all present and future rights of such Person to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance.

               "Active Subsidiary" means any Domestic Active Subsidiary or Foreign Active Subsidiary.

               "Additional Mortgage" has the meaning assigned to that term in subsection 6.10C.

               "Additional Mortgaged Property" has the meaning assigned to that term in subsection 6.10C.

               "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (i) the offered quotation (rounded
                                     --------
upward to the nearest 1/16 of one percent) to first class banks in the interbank Eurodollar market by BTCo for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of BTCo for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 12:00 Noon (New York City time) on such Interest Rate Determination Date by (ii) a percentage equal to
                                               --
100% minus the stated maximum rate of all reserve requirements (including,
     -----
without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Adjusted Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (i) the Revolving Loan Exposure of that Lender
                       --------
by (ii) the aggregate Revolving Loan Exposure of all Lenders other than Daily
--
Funding Lender.

          "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

          "Affected Loans" has the meaning assigned to that term in subsection 2.6C.

          "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

          "Affiliated Fund" means, with respect to any Lender, a fund that invests in commercial loans and is managed by the same investment advisor as such Lender, an Affiliate of such Lender or by an Affiliate of the same investment advisor as such Lender.

          "Agent" has the meaning assigned to that term in the introduction to this Agreement, and, with respect to the issuance of any Letter of Credit and so long as BTCo serves as Agent hereunder, includes any Affiliates of BTCo (including, without limitation, Deutsche Bank AG) acting as an Issuing Lender, and also means and includes any successor Agent appointed pursuant to subsection 9.5.

          "Aggregate Amounts Due" has the meaning assigned to that term in subsection 10.5.

          "Agreement" means this Credit Agreement dated as of June 28, 2001, as it may be amended, supplemented or otherwise modified from time to time.

          "Asset Sale" means the sale by Holdings, Company or any of its Subsidiaries to any Person other than Company or any of its Wholly-Owned Subsidiaries that is a party to the Subsidiary Guaranty of (i) any of the stock of Company or of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Holdings, Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Holdings, Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business and (b) any such other assets to the extent that
(x) so long as the Term Loan remains outstanding, the aggregate value of such assets sold in any single transaction or series of transactions is equal to $50,000 or less over the term of this Agreement and (y) after the Term Loan has been repaid in full, the aggregate value of such assets sold in any single transaction or series of transactions during any 12-month period is equal to $1,000,000 or less).

          "Assignment Agreement" means an Assignment Agreement in substantially the form of Exhibit XI annexed hereto.
            ----------

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

          "Base Audit" has the meaning assigned to that term in subsection 6.5.

          "Base Rate" means, at any time, the higher of (x) the Prime Rate or
(y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

          "Base Rate Loans" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

          "Base Rate Margin" means the margin over the Base Rate used in determining the rate of interest of Base Rate Loans pursuant to subsection 2.2A.

          "Blocked Account Agreement" means the Blocked Account Agreement executed and delivered by a Concentration Bank (or another financial institution at which a Loan Party maintains a Deposit Account), Agent and the applicable Loan Party, substantially in the form of Exhibit XII annexed hereto or such
                                         -----------
other form as shall be reasonably satisfactory to Agent, as such Blocked Account Agreement may be amended, supplemented or otherwise modified from time to time, and "Blocked Account Agreements" means all such Blocked Account Agreements, collectively.

          "Borrowing Base Certificate" means a certificate substantially in the form of Exhibit VIII annexed hereto delivered to Lenders by Company pursuant to
        ------------
subsection 4.1 or subsection 6.1(xviii).

          "BTCo" has the meaning assigned to that term in the introduction to this Agreement.

          "BTCo Account" means an account maintained by Agent at BTCo into which the applicable Concentration Banks or other financial institutions are instructed to transfer funds on deposit in the applicable Concentration Accounts or other Deposit Accounts pursuant to the terms of the applicable Blocked Account Agreement, if any.

          "BT Concentration Account" means an account under the exclusive dominion and control of Agent that is maintained by any Loan Party with BTCo into which the applicable Lock Box Account Banks are instructed to transfer funds on deposit in the Lock Box Accounts pursuant to the terms of the Lock Box Agreements.

          "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or, for purposes of Section 3 of this

Agreement, the laws of the state in which the applicable Issuing Lender is domiciled, or is a day on which banking institutions located in any such state are authorized or required by law or other governmental action to close.

          "Canadian Dollars" means the lawful money of Canada.

          "Canadian Subsidiary Documents" means, collectively, the Glit Subsidiary Documents and the Woods Subsidiary Documents.

          "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

          "Cash" means money, currency or a credit balance in a Deposit Account.

          "Cash Equivalents" means, as at any date of determination, (a) marketable securities (1) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (2) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Ratings Services ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (d) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (1) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (e) shares of any money market mutual fund that (1) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (2) has net assets of not less than $500,000,000, and (3) has the highest rating obtainable from either S&P or Moody's.

          "Change in Control" means any of the following: (i) K&C Funds shall cease to beneficially own and control 51% of the issued and outstanding shares of capital stock of Holdings entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Governing Body of Holdings; (ii) Holdings shall cease to beneficially own and control all of the issued and outstanding shares of Convertible Preferred Stock; (iii) Holdings shall cease to beneficially own and control at least 51% of the issued and outstanding capital stock of Company on a fully diluted basis entitled (after giving effect to conversion of the Convertible Preferred Stock, whether or not such Convertible Preferred Stock is convertible at such time, but without regard to the occurrence of any other contingency) to vote for the election of members of the Governing Body of Company; (iv) the occurrence of a change in the composition of the Governing Body of Holdings such that a majority of the members of such Governing Body are not Continuing Members or the occurrence of a change in the composition of the Governing Body of Company such that a majority of the members of the Governing Body of Company are not K&C Designated Members; (v) the occurrence of any "Change in Control" or any "Trigger Event", in each case as defined in the Contico Members Agreement or the exercise by any holder of the Contico Preferred Units of any "Put Right", "Control Put Right" or "Trigger Event Right", in each case as defined in the Contico Members Agreement; (vi) the occurrence of any "Change in Control" as defined in the Company Organizational Documents; or (vii) the occurrence of any "Distribution Date", "Section 11(a)(ii) Event" or "Section 13 Event", in each case as defined in the Rights Agreement. As used herein, the term "beneficially own" or "beneficial ownership" shall have the Exchange Act and the rules and regulations promulgated thereunder.

          "Closing Date" means June 28, 2001, on which the initial Loans are made.

          "Closing Date Mortgage Policies" has the meaning set forth in subsection 4.1P.

          "Closing Date Mortgaged Property" has the meaning set forth in subsection 4.1P.

          "Closing Date Mortgages" has the meaning set forth in subsection 4.1P.

          "Collateral" means, collectively, all of the real, personal and mixed property (including capital stock and other ownership interests) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

          "Collateral Access Agreement" means any landlord waiver, mortgagee waiver, bailee letter or any similar acknowledgement agreement of any landlord or mortgagee in respect of any Real Property Asset where any Inventory is located or any warehouseman or processor in possession of Inventory, substantially in the form of Exhibit XIII annexed hereto, with such changes
                             ------------
thereto as may be reasonably satisfactory to Agent.

          "Collateral Account" has the meaning assigned to that term in the Security Agreement.

          "Collateral Documents" means the Security Agreement, the Foreign Pledge Agreements, the Blocked Account Agreements, the Collateral Access Agreements, the Mortgages, the Lock Box Agreements, the U.K. Subsidiary Debenture, the Canadian Subsidiary Documents, and all other instruments or documents delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Agent, on behalf of Lenders, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations.

          "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any of its Subsidiaries in the ordinary course of business of Company or such Subsidiary.

          "Commitments" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

          "Common Shares" has the meaning set forth in the recitals to this Agreement.

          "Common Stock" has the meaning set forth in the recitals to this Agreement.

          "Company" has the meaning assigned to that term in the introduction to this Agreement.

          "Company Organizational Documents" means the Organizational Documents of Company, in the form delivered to Agent prior to the execution of this Agreement and as such Organizational Documents may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit VI annexed hereto delivered to Agent and Lenders by Company pursuant
   ----------
to subsection 6.1(iv).

          "Concentration Accounts" means, collectively, the BT Concentration Accounts and the Other Bank Concentration Accounts.

          "Concentration Bank" means BTCo or any commercial bank satisfactory to Agent at which any Loan Party maintains a Concentration Account.

          "Confidential Information Memorandum" means the Confidential Information Memorandum dated June 2001 prepared by Deutsche Banc Alex. Brown Inc. relating to the credit facilities evidenced by this Agreement.

          "Conforming Leasehold Interest" means any Recorded Leasehold Interest as to which the lessor has agreed in writing for the benefit of Agent (which writing has been delivered to Agent), whether under the terms of the applicable lease, under the terms of a Landlord Consent and Estoppel, or otherwise, to the matters described in the definition of "Landlord Consent and Estoppel", which interest, if a subleasehold or sub-subleasehold interest, is not subject to any contrary restrictions contained in a superior lease or sublease.

          "Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries.

          "Consolidated Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period excluding, however, any interest
                                              ---------  -------
expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

          "Consolidated Current Assets" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, excluding
                                                                      ---------
Cash and Cash Equivalents, the current
portions of deferred tax assets which are not receivable in cash within one year of such date of determination, and current assets which are LIFO reserves of Contico.

          "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP, excluding the current portions of long-term Indebtedness
                      ---------
and Capital Leases, the current portions of deferred tax liabilities which are not payable in cash within one year of such date of determination, and current liabilities which are fees and expenses incurred and payable on or prior to the six-month anniversary of the Closing Date in connection with the Recapitalization.

          "Consolidated EBITDA" means, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense and Priority Return (as defined in the Contico LLC Agreement in effect on the date hereof) paid to the holders of the Contico Preferred Units with respect to the Contico Preferred Units, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) all non-capitalized costs and expenses associated with the Recapitalization for such period to the extent not disallowed by Agent in its sole discretion, (vii) all unusual expenses and all other non-capitalized restructuring expenses (including costs and expenses attributable to employee severance obligations and facility consolidation costs) for such period to the extent not disallowed by Agent in its sole discretion, (viii) all non-cash expenses associated with asset write-downs for such period booked within one year of the Closing Date to the extent not disallowed by Agent in its sole discretion, (ix) any payment of or accrual for the Management Fee (as defined in
Section 2 thereof, as unamended) under the Management Agreement, (x) all other payments made to K&C and its Affiliates during such period for expenses incurred on behalf of Holdings, Company or any of their respective Subsidiaries pursuant to Kohlberg Agreements, and (xi) other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), but only, in the case of clauses (ii)-(xi), to the extent deducted in the calculation of Consolidated Net Income less other
                                                                     ----
non-cash items added in the calculation of Consolidated Net Income (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period), all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; provided that (a) in the event any Loan Party makes a Permitted Acquisition (or
--------
any other acquisition of any Person or any division or any business unit permitted hereunder or consented to by the Requisite Lenders) during such period, if Company provides Agent and Lenders financial statements with respect to the business so acquired (which financial statements shall have been audited by one of the "Big 5" accounting firms or another nationally recognized accounting firm reasonably satisfactory to Agent or financial statements otherwise satisfactory to Agent) reasonably satisfactory to the Requisite Lenders, Consolidated EBITDA for such period shall be calculated on a pro forma
                                                                      ---------
basis, based on the results of such acquired Person or acquired assets as if such Permitted Acquisition (or such other acquisition) had occurred on the first day of such period, (b) in the event any Loan Party makes a Permitted Disposition (or any other disposition of any Person or any division or any business unit permitted hereunder or consented to by the Requisite Lenders) during such period, Consolidated EBITDA for such period shall be calculated on a pro forma basis, based on the results of such disposed Person or disposed assets
---------
as if such Permitted Disposition (or such other disposition) had occurred on the first day of such period, (c) Consolidated EBITDA shall be calculated as if the disposition of assets and liabilities of Thorsen Tools, Inc., was consummated on December 31, 2000, (d) Consolidated EBITDA shall be calculated as if Company and its Subsidiaries have achieved cost reduction during the first six months of Fiscal Year 2001 in an amount equal to $920,000 (in the case of Contico's manufacturing realignment initiative) and $1,036,990 (in the case of Company's corporate restructuring initiative), and (e) in the case of clauses (ii)-(xi), any such amounts related to SESCO shall be included to the extent (and only to the extent) of the net loss of SESCO included in clause (i).

          "Consolidated Excess Cash Flow" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such
           -----
period of (a) voluntary and scheduled repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures), (c) Consolidated Cash Interest Expense, (d) the provision for current taxes based on income of Company and its Subsidiaries and payable in cash with respect to such period, (e) the amounts added in connection with clauses (vi)-(x) of Consolidated EBITDA to the extent Company or its Subsidiaries made cash payments with respect to such amounts during such period (whether such payment related to such period or to prior periods), and
(f) for any period which includes the first six months of Fiscal Year 2001, the amount of increase in Consolidated EBITDA resulting from the operation of clause
(d) of the definition of Consolidated EBITDA to the extent the cost reductions were not actually achieved during such six month period, plus (in the case of
                                                         ----
decrease) or minus (in the case of increase) (iii) the amount of decrease (or
             -----
increase) in Consolidated EBITDA resulting from the operation of clause (v) in the definition of Consolidated Net Income and clause (e) in the definition of Consolidated EBITDA.

          "Consolidated Fixed Charges" means, for any period, the sum (without duplication) of the amounts for such period of (A) the sum of (i) Consolidated Interest Expense, (ii) scheduled principal payments in respect of Consolidated Total Debt, (iii) provisions for taxes based on income, (iv) Restricted Junior Payments paid or payable during such period pursuant to subsection 7.5, and (v) the aggregate amount of all rents paid or payable during that period under all Capital Leases to which Company or any of its Subsidiaries is a party, minus (B)
                                                                       -----
the Consolidated Working Capital Adjustment, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

          "Consolidated Interest Expense" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, (i) any amounts referred to in subsection 2.3 payable to
---------  -------
Agent and Lenders on or before the Closing Date and (ii) interest paid in connection with the SESCO Loan Agreement.

          "Consolidated Leverage Ratio" means, as at any date, the ratio of (a) Consolidated Total Debt as at such date to (b) Consolidated EBITDA for the consecutive four Fiscal Quarters ending on the last day of the most recently ended Fiscal Quarter.

          "Consolidated Net Income" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided
                                                                        --------
that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, (v) the net income (and net loss of up to $1,250,000 for any twelve month period (or a ratable portion thereof for any shorter period)) of SESCO, (vi) any LIFO reserves of Contico to the extent such LIFO reserves decrease net income of Contico, and (vii) (to the extent not included in clauses (i) through (vi) above) any net extraordinary gains or net extraordinary losses.

          "Consolidated Rental Payments" means, for any period, the aggregate amount of all rents paid or payable by Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP during that period under all Capital Leases and Operating Leases to which Company or any of its Subsidiaries is a party as lessee.

          "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that Consolidated Total Debt shall not include the Indebtedness of
--------
SESCO under the SESCO Loan Agreement so long as such Indebtedness is not included in the consolidated balance sheet of Company and its Subsidiaries.

          "Consolidated Working Capital" means, as at any date of determination, the excess (or deficit) of Consolidated Current Assets over Consolidated Current Liabilities.

          "Consolidated Working Capital Adjustment" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period.

          "Contico" means Contico International, L.L.C., a Delaware limited liability company (formerly known as CII Acquisition, L.L.C), and a Subsidiary of Company.

          "Contico Common Units" means the Common Units of Contico as such term is defined in the Contico LLC Agreement.

          "Contico Documents" means the Contico Members Agreement, the Contico LLC Agreement, the Contico Preferred Unit Repurchase Agreement and the Contico Purchase Agreement.

          "Contico LLC Agreement" means that certain Amended and Restated Limited Liability Company Agreement of Contico International, L.L.C. (formerly CII Acquisition, L.L.C.) by and between Newcastle and Company dated as of January 8, 1999, as such agreement has been amended by First Amendment thereto dated as of June 1, 1999, by Second Amendment thereto dated as March 28, 2001 and by Third Amendment thereto dated on or about June 27, 2001 and as in effect on the Closing Date and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "Contico Members Agreement" means that certain Members Agreement by and between Newcastle and Company dated as of January 8, 1999, as amended by that certain Amendment No. 1 to the Members Agreement by and between Newcastle and Company dated as of March 29, 2001 and that certain Amendment No. 2 to the Members Agreement by and between Newcastle and Company dated on or about June 1, 2001, as such agreement is in effect on the Closing Date and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "Contico Preferred Unit Repurchase" has the meaning set forth in the recitals to this Agreement.

          "Contico Preferred Unit Repurchase Agreement" means that certain Preferred Unit Repurchase Agreement by and among Contico, Newcastle and Company dated as of March 29, 2001, as amended by that certain Amendment No. 1 to Preferred Unit Repurchase Agreement by and among Contico, Newcastle and Company dated on or about June 2, 2001, as such agreement is in effect on the Closing Date and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "Contico Preferred Units" means the Preferred Units of Contico as such term is defined in the Contico LLC Agreement.

          "Contico Purchase Agreement" means that certain Unit Purchase Agreement by and among Newcastle, Company and Lester Miller dated as of December 31, 1998, as such agreement is in effect on the Closing Date and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "Contingent Obligation", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Hedge Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses
(X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

          "Continuing Member" means, as of any date of determination any member of the Governing Body of Holdings who (i) was a member of such Governing Body on the Closing Date or (ii) was nominated for election or elected to such Governing Body with the affirmative vote of a majority of the members who were either members of such Governing Body on the Closing Date or whose nomination or election was previously so approved.

          "Contractual Obligation", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Convertible Preferred Stock" has the meaning set forth in the recitals to this Agreement.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

          "Daily Funding Lender" means Agent, in its individual capacity as a Lender hereunder.

          "Daily Funding Lender Discretionary Period" has the meaning assigned to that term in subsection 2.1C(ii).

          "Deposit Account" means a demand, time, savings, passbook or like account (including without limitation disbursement accounts, remittance accounts and zero balance accounts) maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "Dilution" means, for any period with respect to any Loan Party, the fraction, expressed as a percentage, the numerator of which is the aggregate amount of reductions in the Accounts of such Loan Party for such period other than by reason of dollar for dollar cash payment and the denominator of which is the aggregate dollar amount of the sales of such Loan Party for such period.

          "Dilution Reserves" means, as of any date of determination, the sum of
(i) such reserves as Agent may from time to time establish and revise with respect to any Loan Party in its Permitted Discretion in such amounts as Agent may determine in its Permitted Discretion to reflect the Dilution as of such date with respect to the Accounts of such Loan Party for the immediately preceding twelve-month period to the extent such Dilution exceeds five percent (5%) plus (ii) Seasonal Dilution Reserves for such Loan Party. For purposes
     ----
hereof, "Seasonal Dilution Reserves" means, as of any date of determination for any Loan Party, such seasonal reserves as Agent may from time to time establish and revise with respect to such Loan Party in its Permitted Discretion in such Seasonal Dilution Reserve Amount as Agent may determine in its Permitted Discretion to anticipate and reserve for higher Dilutions with respect to the Accounts of such Loan Party for future months. For purposes hereof, "Seasonal Dilution Reserve Amount" means, as of any date of determination with respect to any Loan Party, the percentage equal to the greater of (i) zero and (ii) that percentage which allows Agent to reserve for higher Anticipated Dilution in future months in four equal incremental increases (by way of illustration and without limiting the generality of the foregoing, if the Anticipated Dilution for January, February, March and April are 0%, 0%, 0% and 40%, respectively, the Seasonal Dilution Reserve Amounts for such months would be 10%, 20%, 30% and 40%, respectively). For purposes hereof, "Anticipated Dilution" means for any Loan Party, for any current or future month, the anticipated Dilution for such month for such Loan Party, which shall be calculated as follows: (a) in the event the historical Dilution for such Loan Party for the twenty-fourth month preceding such month is unavailable, then such anticipated Dilution shall equal the historical Dilution for such Loan Party for the twelfth month preceding such month, and (b) otherwise, such anticipated Dilution shall equal the average of the historical Dilutions for such Loan Party for the twelfth month preceding such month and the twenty-fourth month preceding such month.

          "Dollars" and the sign "$" mean the lawful money of the United States of America.

          "Domestic Active Subsidiary" means any Domestic Subsidiary of Company (other than AGM Industries, Inc., a California corporation, Ashford Reinsurance Intermediaries Corporation, a New York corporation, Capacity Managers International, Inc. (PA), a Pennsylvania corporation, Consolidated Pool Mart, Inc., a California corporation, and GFD Corporation, a Pennsylvania corporation, in each case so long as each such specified Subsidiary does not own or acquire assets with an aggregate fair market value in excess of the amount set forth in subsection 6.9A).

          "Domestic Subsidiary" means any Subsidiary of Company that is incorporated or organized under the laws of the United States of America, any state thereof or in the District of Columbia.

          "Eligible Accounts Receivable" means, with respect to Company, Company's Subsidiaries which are Subsidiary Guarantors, Woods and Glit, Accounts of such Loan Party deemed by Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Revolving Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, deductions, claims, credits, charges, or other allowances. Unless otherwise approved in writing by Requisite Lenders, an Account shall not be an Eligible Account Receivable if:

               (a) it arises out of a sale made by such Loan Party to an Affiliate; or

               (b) its payment terms are longer than 30 days from date of invoice, except that (i) (A) during the months of February through June, up to $30,000,000 of Accounts with payment terms in excess of 30 days but not more than 60 days, (B) during the months of January and July, up to $35,000,000 of Accounts with payment terms in excess of 30 days but not more than 60 days, and (C) during the months of August through December, up to $40,000,000 of Accounts with payment terms in excess of 30 days but not more than 60 days, may be included in Eligible Accounts Receivable to the extent otherwise constituting an Eligible Account Receivable, and (ii) (A) during the months of February through August, up to $5,000,000 of Accounts of Duckback Products, Inc. with payment terms in excess of 60 days, (B) during the months of September through January, up to $3,000,000 of Accounts of Duckback Products, Inc. with payment terms in excess of 60 days, and
          (C) during any month of the year, up to $7,000,000 of Accounts of any Loan Party (other than Duckback Products, Inc.) with payment terms in excess of 60 days, may be included in Eligible Accounts Receivable to the extent otherwise constituting an Eligible Account Receivable; or

               (c) it is unpaid (i) more than 60 days after the original payment due date on payment terms of 30 days or less from date of invoice, or (ii) more than 120 days from date of invoice on payment terms of more than 30 days from date of invoice except that, with respect to clause (ii), up to $2,000,000 of such Accounts which are unpaid more than 120 days from date of invoice may be included in Eligible Accounts Receivable to the extent such Accounts otherwise constitute Eligible Accounts Receivable; or

               (d) it is from the same account debtor or its Affiliate and fifty percent (50%) or more of all Accounts from that account debtor (and its Affiliates) are ineligible under (c) above; or

               (e) when aggregated with all other Accounts of an account debtor, such Account exceeds 20% in face value of all Eligible Accounts of all Loan Parties then outstanding, but only to the extent of such excess, unless such excess is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance and issuer) and assigned to and directly drawable by Agent; or

               (f) the account debtor for such Account is a creditor of such Loan Party, has or has asserted a right of setoff against such Loan Party, or has disputed its liability or otherwise has made any claim with respect to such Account or any other Account which has not been resolved, in each case to the extent of the amount owed by such Loan Party to such account debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

               (g) the account debtor is (or its assets are) the subject of an Insolvency Event; or

               (h) (i) with respect to Woods and Glit, (1) such Account is not payable in Dollars or Canadian Dollars or (2) the account debtor for such Account is located outside of Canada and the United States, (ii) with respect to the U.K. division of Contico, (1) such Account is not payable in Dollars or Pounds or (2) such account debtor for such Account is located outside of England and the United States, and (iii) with respect to each such Loan Party other than Woods or Glit or the U.K. division of Contico, (1) such Account is not payable in Dollars or (2) the account debtor for such Account is located outside the United States, except in each case to the extent that such Account is supported by an irrevocable letter of credit satisfactory to Agent (as to form, substance and issuer) and assigned to and directly drawable by Agent; or

               (i) the sale to the account debtor is on a bill-and-hold, guarantied sale, sale-and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

               (j) Agent in its Permitted Discretion determines by its own credit analysis that collection of such Account is uncertain or that such Account may not be paid; or

               (k) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless such Loan Party duly assigns its rights to payment of such Account to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. (S)(S) 3727 et seq.), or the account debtor is the Government of Canada or any department, agency or instrumentality thereof, unless such Loan Party duly assigns its rights to payment of such Account to Agent pursuant to the Financial Administration Act (Canada), or the account debtor is any other foreign country or any department, agency or instrumentality thereof, or the account debtor is the Government of England or any department, agency or instrumentality thereof; or

               (l) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor, the services giving rise to such Account have not been performed and accepted, or such Account otherwise does not represent a final sale; or

               (m) such Account does not comply with all Requirements of Law, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System; or

               (n) such Account is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the applicable account debtor, but only to the extent thereof; or

               (o) it is not subject to a valid and perfected First Priority Lien in favor of Agent or does not otherwise conform to the representations and warranties contained in the Loan Documents; or

               (p) with respect to any Account of the U.K. division of Contico, it is not Eligible U.K. Accounts Receivable.

provided that Agent, in the exercise of its Permitted Discretion, may impose
--------
additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

          "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is
                                            --------
acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through
(iv) above) that is reasonably acceptable to Agent; and (B) any Lender, any Affiliate of any Lender and any Affiliated Fund of any Lender; provided that
                                                               --------
neither Company nor any Affiliate of Company shall be an Eligible Assignee.

          "Eligible Inventory" means, with respect to Company, Company's Subsidiaries which are Subsidiary Guarantors, Woods and Glit, the aggregate amount of Inventory of such Loan Party deemed by Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Revolving Borrowing Base. In determining the amount to be so included, Inventory shall be valued at the lower of cost (based on FIFO) or market on a basis consistent with such Loan Party's current and historical accounting practice. Unless otherwise approved in writing by Requisite Lenders, an item of Inventory shall not be included in Eligible Inventory if:

               (a) it is not owned solely by such Loan Party or such Loan Party does not have good, valid and marketable title thereto; or

               (b) it is not located in the United States or, with respect to Inventory owned by Woods or Glit, it is not located in Canada or, with respect to Inventory owned by Contico's U.K. division, it is not located in England; or

               (c) it is not located on property owned or leased by such Loan Party or in a contract warehouse, in each case subject to a Collateral Access Agreement executed by any applicable mortgagee, lessor or contract warehouseman, as the case may be, and segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; provided that if such
                                                  --------
          Inventory is not subject to a Collateral Access Agreement, Agent may, in its sole discretion, include such Inventory as Eligible Inventory so long as a reserve (the "Rent Reserves") is established in an amount equal to rental payments paid or payable by Loan Parties to applicable mortgagees, lessors or contract warehousemen for the immediately succeeding three-month period with respect to such Inventory; or

               (d)  it is work in progress Inventory; or

               (e) it is not subject to a valid and perfected First Priority Lien in favor of Agent (including Inventory covered by any negotiable documents of title (including documents, warehouse receipts, dock receipts and bills of lading) issued by any Person to the extent such negotiable documents of title have not been delivered to Agent) except, with respect to Inventory stored at sites described in clause
          (c) above, for Liens for unpaid rent or normal and customary warehousing charges; or

               (f) it consists of goods returned or rejected by such Loan Party's customers or goods in transit to third parties (other than to warehouse sites covered by a Collateral Access Agreement); or

               (g) it is not first-quality goods, is obsolete, slow moving, unsalable (including, without limitation, unsalability due to branding), damaged or unfit for further processing, or does not otherwise conform to the representations and warranties contained in the Loan Documents; or

               (h) it consists of purchased components which are not classified as raw materials and which are manufactured specifically for such Loan Party; or

               (i) it consists of components or supplies used or consumed in the Loan Parties' business (other than raw materials used for manufacturing of finished goods for sale), spare parts, packaging or shipping materials; or

               (j) it consists of Inventory delivered to or held by the Loan Parties on "sale on approval", "sale or return", "consignment", "guarantee sale" or "bill and hold" or that is subject to any repurchase or return agreement, or otherwise has terms by reason of which the Loan Parties' ownership or possession thereof may be conditional; or

               (k) with respect to Inventory owned by Contico's U. K. division and located in England, it is not Eligible U.K. Inventory.

provided that Agent, in the exercise of its Permitted Discretion, may impose
--------
additional restrictions (or eliminate the same) to the standards of eligibility set forth in this definition.

          "Eligible M&E" means, with respect to Company and Company's Subsidiaries which are Subsidiary Guarantors, the aggregate amount of machinery and equipment of such Loan Party which are:

               (a) owned by Company or a Subsidiary Guarantor and is subject to a First Priority Lien in favor of Agent for the benefit of Lenders;

               (b) located on property owned or leased by Company or a Subsidiary Guarantor, and in the case it is located on leased property a Collateral Access Agreement has been executed by any applicable lessor and it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; and

               (c)  listed in Schedule 1.1A annexed hereto.
                              -------------

          "Eligible Real Property" means, with respect to Company and Company's Subsidiaries which are Subsidiary Guarantors, the Real Property Assets of such Loan Party which are:

               (a) owned by Company or a Subsidiary Guarantor and is subject to a First Priority Lien in favor of Agent for the benefit of Lenders; and

               (b)  listed in Schedule 1.1B annexed hereto.
                              -------------

          "Eligible U.K. Accounts Receivable" means, with respect to Accounts of Contico's U.K. division, such Accounts deemed by Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Revolving Borrowing Base. Unless otherwise approved in writing by Requisite Lenders, an Account shall not be included in Eligible U.K. Accounts Receivable if:

               (a)  it is any Account described in any of clauses (a) through
     (o) of the definition of Eligible Accounts Receivable; or

               (b) it does not meet any additional eligibility requirements required by Agent in its sole discretion after consultation with its U.K. counsel;

; provided that (i) in no event shall any Account be included as Eligible U.K.
  --------
Accounts Receivable on or after June 30,2002, and (ii) in no event shall any Account be included as Eligible U.K. Accounts Receivable prior to the date on which (1) all of the assets and liabilities of Contico (including its Inventory, Accounts, Deposit Accounts and ledgers) are segregated and otherwise separately identifiable from the assets and liabilities of Contico Manufacturing Limited,
(2) Contico shall have caused each bank at which each of its U.K. Deposit Accounts is maintained to execute an acknowledgement in the form attached to the U.K. Subsidiary Debenture and otherwise in form and substance satisfactory to Agent, and (3) Company shall have delivered to Agent an Officer's Certificate to such effect.

          "Eligible U.K. Inventory" means, with respect to any Inventory owned by Contico's U.K. division and located in England, such Inventory deemed by Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Revolving Borrowing Base. Unless otherwise approved in writing by Requisite Lenders, an item of Inventory shall not be included in Eligible U.K. Inventory if:

               (a)  it is any Inventory described in any of clauses (a) through
     (j) of the definition of Eligible Inventory; or

               (b) it does not meet any additional eligibility requirements required by Agent in its sole discretion after consultation with its U.K. counsel;

; provided that (i) in no event shall any Inventory be included as Eligible U.K.
  --------
Inventory on or after June 30,2002, and (ii) in no event shall any Inventory be included as Eligible U.K. Inventory prior to the date on which (1) all of the assets and liabilities of Contico (including its Inventory, Accounts, Deposit Accounts and ledgers) are segregated and otherwise separately identifiable from the assets and liabilities of Contico Manufacturing Limited, (2) Contico shall have caused each bank at which each of its U.K. Deposit Accounts are maintained to execute an acknowledgement in the form attached to the U.K. Subsidiary Debenture and otherwise in form and substance satisfactory to Agent, and (3) Company shall have delivered to Agent an Officer's Certificate to such effect.

          "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was maintained or contributed to by Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

          "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive, by any Government Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Hazardous Materials or any actual or alleged Hazardous Materials Activity, or (iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

          "Environmental Indemnity Agreement" means the Environmental Indemnity Agreement executed and delivered by Company and its existing Domestic Active Subsidiaries on the Closing Date and to be executed and delivered by Company's additional Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.9, substantially in the form of Exhibit XXIV annexed hereto, as
                                             ------------
such Environmental Indemnity Agreement may be amended, supplemented or otherwise modified from time to time.

          "Environmental Laws" means any and all current or future common law duties or obligations, statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other requirements of Government Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human health and the environment, applicable to Holdings, Company or any of its Subsidiaries or any of its or their assets or any Facility.

          "Equity Financing" has the meaning set forth in the recitals to this Agreement.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

          "ERISA Affiliate" means, as applied to any Person, (i) any corporation that is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of a Person or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of such Person or such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person or such Subsidiary and with respect to liabilities arising after such period for which such Person or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

          "ERISA Event" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (ix) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (x) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

          "Eurodollar Rate Margin" means the margin over the Adjusted Eurodollar Rate used in determining the rate of interest of Eurodollar Rate Loans pursuant to subsection 2.2A.

          "Excess Funded Amount" has the meaning assigned to that term in subsection 2.1D(ii).

          "Excess Paydown Amount" has the meaning assigned to that term in subsection 2.1D(iii).

          "Event of Default" means each of the events set forth in Section 8.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Exchange Rate" means, on any date when an amount expressed in a currency other than Dollars is to be determined with respect to any Letter or Credit, the nominal rate of exchange of the applicable Issuing Lender in the New York foreign exchange market for the purchase of such Issuing Lender (by cable transfer) of such currency in exchange for Dollars at 12:00 noon (New York time) one Business Day prior to such date, expressed as a number of units of such currency per one Dollar.

          "Existing Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of December 11, 1998 among Company, the lenders party thereto and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as letter of credit issuing bank and as administrative for the lenders, as amended to the date hereof, under which there is approximately $144,300,000 aggregate amount of obligations outstanding.

          "Facilities" means all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) and related facilities now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

          "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

          "Financial Plan" has the meaning assigned to that term in subsection 6.1(xii).

          "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that (i) such Lien is perfected and has priority over any other Lien on such Collateral other than nonconsensual property tax Liens that arise by operation of law and that relate to amounts the payment of which are not required under subsection 6.3, purchase money security interests for acquisitions of specific equipment specified in Schedule 7.2, and purchase money security interests granted in
             ------------
connection with the acquisition of property pursuant to subsection 7.2A(viii) hereof and (ii) such Lien is the only Lien (other than Permitted Encumbrances and Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.

          "Fiscal Quarter" means a fiscal quarter of Company and its Subsidiaries of any Fiscal Year (it being understood by the parties hereto that the Fiscal Quarters of Company and its Subsidiaries are dated March 31, June 30, September 30 and December 31 but the books of Company and its Subsidiaries for the first three such Fiscal Quarters in any Fiscal Year are closed as of the thirteenth Friday of such Fiscal Quarters).

          "Fiscal Year" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year.

          "Flood Hazard Property" means a Closing Date Mortgaged Property or an Additional Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

          "Foreign Active Subsidiary" means any Foreign Subsidiary of Company (other than Glit Limited (English company number 2347069) and Labour Holdings, Limited (English company number 1083809), in each case so long as each such specified Subsidiary does not own or acquire assets with an aggregate fair market value in excess of the amount set forth in subsection 6.9B).

          "Foreign Pledge Agreement" means each pledge agreement or similar instrument governed by the laws of a country other than the United States, executed on the Closing Date or from time to time thereafter in accordance with subsection 6.9 by Company or any Domestic Subsidiary that owns capital stock or other ownership interests of one or more Foreign Active Subsidiaries organized in such country, in form and substance satisfactory to Agent, as such Foreign Pledge Agreement may be amended, supplemented or otherwise modified from time to time.

          "Foreign Subsidiary" means any Subsidiary of Company that is not a Domestic Subsidiary.

          "Funding and Payment Office" means (i) the office of Agent located at 130 Liberty Street, New York, New York 10006, or (ii) such other office of Agent as may from time to time hereafter be designated as such in a written notice delivered by Agent to Company and each Lender.

          "Funding Date" means the date of the funding of a Loan.

          "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

          "Glit" means Glit/Gemtex, Ltd., a Canadian corporation and a Subsidiary of Company.

          "Glit Subsidiary Acknowledgement" means that certain acknowledgement dated June 28, 2001 by and among Glit, Company and Agent, substantially in the form of Exhibit XXIII-A annexed hereto, as such acknowledgement is in effect on
        ---------------
the Closing Date and as such acknowledgement may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "Glit Subsidiary Documents" means the Glit Subsidiary Note, Glit Subsidiary Security Agreement and Glit Subsidiary Acknowledgement.

          "Glit Subsidiary Note" means that certain promissory note dated June 28, 2001 executed by Glit in favor of Company, substantially in the form of
Exhibit XX-A annexed hereto, as such promissory note is in effect on the Closing
------------
Date and as such promissory note may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "Glit Subsidiary Security Agreement" means that certain security agreement dated June 28, 2001 by and between Glit and Company, substantially in the form of Exhibit XXI annexed hereto, as such security agreement is in effect
            -----------
on the Closing Date and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "Governing Body" means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, partnership, trust or limited liability company.

          "Government Authority" means any political subdivision or department thereof, any other governmental or regulatory body, commission, central bank, board, bureau, organ or instrumentality or any court, in each case whether federal, state, local or foreign.

          "Governmental Authorization" means any permit, license, registration, authorization, plan, directive, consent order or consent decree of or from any Government Authority.

          "Guaranties" means the Holdings Guaranty and the Subsidiary Guaranty.

          "Guarantor" means, at any time, Holdings and any of Company's Subsidiaries that is then a party to the Subsidiary Guaranty.

          "Hazardous Materials" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substance", "hazardous waste", "hazardous material", "extremely hazardous waste", acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substance", or any other term or expression intended by Environmental Laws to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws); (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources;
(iv) any flammable substances or explosives; (v) any radioactive materials; (vi) any asbestos-containing materials; (vii) urea formaldehyde foam insulation;
(viii) electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (ix) pesticides; and (x) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Government Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

          "Hazardous Materials Activity" means any past, current or proposed activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, threatened discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

          "Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement designed to hedge against fluctuations in interest rates or currency values, respectively.

          "Hedge Reserve" means the fluctuating reserve established by Agent against the Revolving Borrowing Base in an amount equal to the aggregate Mark-to-Market Adjustment Amounts under all Secured Hedge Agreements then outstanding. Agent shall adjust the Hedge Reserve to reflect any change in any Mark-to-Market Adjustment Amount under a Secured Hedge Agreement as set forth in a certificate of the related Lender Counterparty.

          "Holdings" means KKTY Holding Company, L.L.C., a Delaware limited liability company.

          "Holdings Guaranty" means the Holdings Guaranty executed and delivered by Holdings on the Closing Date, substantially in the form of Exhibit XVII
                                                              ------------
annexed hereto, as such Holdings Guaranty may thereafter be amended, supplemented or otherwise modified from time to time.

          "Holdings Member Agreement" means that certain Members' Agreement by and among the members of Holdings named therein dated as of May 26, 2001, as such agreement is in effect on the Closing Date and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "Indebtedness", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute (X) in the case of Hedge Agreements, Contingent Obligations, and (Y) in all other cases, Investments, and in neither case constitute Indebtedness.

          "Indemnified Liability" has the meaning assigned to that term in subsection 10.3.

          "Indemnitee" has the meaning assigned to that term in subsection 10.3.

          "Insolvency Event" means, with respect to any Person, the occurrence of any of the events described in subsection 8.6 or 8.7; provided that, solely
                                                         --------
for purposes of this definition, any references to Holdings, Company or any of its Subsidiaries in subsection 8.6 or 8.7 shall be deemed to be a reference to such Person.

          "Insolvency Laws" means the Bankruptcy Code or any other applicable bankruptcy, insolvency or similar law now or hereafter in effect in the United States of America or any state thereof or in any other jurisdiction in which Holdings, Company or any of its Subsidiaries is incorporated, has assets or carries on business.

          "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, software, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

          "Interest Payment Date" means (i) with respect to any Base Rate Loan, the first Business Day of each calendar month, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided
                                                                    --------
that in the case of each Interest Period of six months "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

          "Interest Period" has the meaning assigned to that term in subsection 2.2B.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement to which Company or any of its Subsidiaries is a party.

          "Interest Rate Determination Date" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "Inventory" means, with respect to any Person, all goods, merchandise and other personal property which are held by such Person for sale or lease, including those held for display or demonstration, work in progress and any and all raw materials used in connection with the foregoing.

          "Investment" means (i) any direct or indirect purchase or other acquisition by Holdings, Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (including any Subsidiary of Holdings or Company), (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Holdings or Company from any Person other than Company or any of its Wholly-Owned Subsidiary Guarantors, of any equity Securities of such Subsidiary, (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Holdings, Company or any of its Subsidiaries to any other Person (other than a Wholly-Owned Subsidiary of Company that is a party to the Subsidiary Guaranty), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, or (iv) Interest Rate Agreements or Currency Agreements not constituting Hedge Agreements. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto,
                                        ----
without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "Investors" has the meaning set forth in the recitals to this Agreement.

          "IP Collateral" means, collectively, the Intellectual Property that constitutes Collateral under the Security Agreement.

          "Issuing Lender" means, with respect to any Letter of Credit, the Lender that agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 3.1B(ii); provided that any Issuing Lender
                                               --------
may be an Affiliate of BTCo (including, without limitation, Deutsche Bank AG) so long as (i) BTCo is a Lender under this Agreement and (ii) such Affiliate shall have executed a counterpart of this Agreement on or prior to the date of any issuance of any Letter of Credit by such Affiliate.

          "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided
                                                                    --------
that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

          "K&C" means Kohlberg & Company, L.L.C., a Delaware limited liability company.

          "K&C Designated Member" means, as of any date of determination, (i) any member of the Governing Body of Company who shall have been designated by Holdings and elected at the 2001 annual meeting of Company's shareholders to serve until the annual meeting of Company's shareholders to be held in 2003 and
(ii) their successors whose nomination for election or whose appointment to such Governing Body shall have been designated or approved by Holdings and by a majority of such members described in clause (i) or their successors who shall have been so elected or appointed.

          "K&C Funds" means Kohlberg Investors IV, L.P., Kohlberg TE Investors IV, L.P., Kohlberg Offshore Investors, IV, L.P. and Kohlberg Partners IV, L.P.

          "Kohlberg Agreements" means any and all agreements relating to any services (including without limitation consulting, management, broker or investment banking services) to be provided by K&C or any of its Affiliates to any Loan Party, including the Management Agreement.

          "Landlord Consent and Estoppel" means, with respect to any Material Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, reasonably satisfactory in form and substance to Agent, pursuant to which such lessor agrees, for the benefit of Agent, (i) that without any further consent of such lessor or any further action on the part of the Loan Party holding such Material Leasehold Property, such Material Leasehold Property may be encumbered pursuant to a Mortgage and may be assigned to the purchaser at a foreclosure sale or in a transfer in lieu of such a sale (and to a subsequent third party assignee if Agent, any Lender, or an Affiliate of either so acquires such Material Leasehold Property), (ii) that such lessor shall not terminate such lease as a result of a default by such Loan Party thereunder without first giving Agent notice of such default and at least 60 days or such shorter period as may be acceptable to Agent (or, if such default cannot reasonably be cured by Agent within such period, such longer period as may reasonably be required) to cure such default, (iii) to the matters contained in a Collateral Access Agreement, and (iv) to such other matters relating to such Material Leasehold Property as Agent may reasonably request.

          "Leasehold Property" means any leasehold interest of any Loan Party as lessee under any lease of real property.

          "Lender" and "Lenders" means the Persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 10.1, and the term "Lenders" shall include BTCo as an Issuing Lender unless the context otherwise requires; provided that the term "Lenders", when used in the context of a particular
--------
Commitment, shall mean Lenders having that Commitment.

          "Lender Counterparty" means a Lender (or Affiliate of a Lender) party to a Hedge Agreement.

          "Letter of Credit" or "Letters of Credit" means Commercial Letters of Credit and Standby Letters of Credit issued or to be issued by Issuing Lenders for the account of Company or a Subsidiary Guarantor pursuant to subsection 3.1.

          "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus
                                                                          ----
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Lenders and not theretofore reimbursed out of the proceeds of Revolving Loans pursuant to subsection 3.3B or otherwise reimbursed by Company. For purposes of this definition, any amount described in clause (i) or (ii) of the preceding sentence which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination; provided that Agent shall not be obligated to
                                  --------
issue any Letter of Credit denominated in a foreign currency which in the judgment of Agent is not readily and freely available.

          "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

          "Loan" or "Loans" means one or more of the Revolving Loans and the Term Loans or any combination thereof.

          "Loan Documents" means this Agreement, the Notes, the Letters of Credit (and any applications for, or reimbursement agreements or other documents or certificates executed by Company or any Subsidiary Guarantor in favor of an Issuing Lender relating to, the Letters of Credit), the Guaranties, the Collateral Documents, the Environmental Indemnity Agreement and the Master Intercompany Note.

          "Loan Parties" means any of Holdings, Company or any Subsidiary of Company executing a Loan Document, including without limitation Woods and Glit.

          "Lock Box" means a lockbox maintained by any Loan Party pursuant to a Lock Box Agreement.

          "Lock Box Account" means a Deposit Account under the dominion and control of Agent that is maintained by any Loan Party with a Lock Box Account Bank pursuant to a Lock Box Agreement.

          "Lock Box Account Bank" means any commercial bank satisfactory to Agent at which any Loan Party maintains a Lock Box Account.

          "Lock Box Agreement" means a Lock Box Agreement executed and delivered by a Lock Box Bank, Agent and the applicable Loan Party, substantially in the form of Exhibit XIV annexed hereto (with such modifications thereto in form and
        -----------
substance satisfactory to Agent in the case of Lock Boxes maintained in the United Kingdom or Canada), as such Lock Box Agreement may be amended, supplemented or otherwise modified from time to time, and "Lock Box Agreements" means all such Lock Box Agreements, collectively.

          "Lock Box Bank" means any commercial bank satisfactory to Agent which provides any Loan Party with a Lock Box service pursuant to a Lock Box Agreement.

          "Management Agreement" means that certain Management Agreement by and between K&C and Company dated on or about June 28, 2001, as such agreement is in effect as of the Closing Date and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Mark-to-Market Adjustment Amount" means the fluctuating credit exposure of a Lender Counterparty under a Secured Hedge Agreement based upon increases or decreases in the interest rate or exchange rate. Each Lender Counterparty shall provide to Agent a certificate containing the calculation of the Mark-to-Market Adjustment Amount under the related Secured Hedge Agreement in reasonable detail not less frequently than monthly.

          "Master Intercompany Note" means that certain promissory note dated June 28, 2001 executed by Company and its Active Subsidiaries named therein on the Closing Date and to be executed and delivered by Company's additional Subsidiaries from time to time thereafter in accordance with subsection 6.9 in favor of Company and its Active Subsidiaries named therein, as such promissory note is in effect on the Closing Date and as such promissory note may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "Material Adverse Effect" means (i) a material adverse change in, or a material adverse effect upon, the operations, business, properties, assets, liabilities, condition (financial or otherwise) or prospects of Holdings or Company or Company and its Subsidiaries taken as a whole, (ii) a material impairment of the ability of Holdings or Company to perform under any Loan Document and to avoid any Event of Default or of the ability of Company and its Subsidiaries taken as a whole to perform under the Loan Documents and to avoid any Event of Default, (iii) a material adverse effect upon the legality, validity, binding effect or enforceability against Holdings or Company or any Active Subsidiary of any Loan Document or (iv) a material adverse effect on the value of the Collateral or the amount which Agent or Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of the Collateral.

          "Material Contract" means any contract or other arrangement to which Holdings, Company or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could have a Material Adverse Effect.

          "Material Leasehold Property" means any Leasehold Property existing on the Closing Date and listed in Part A of Schedule 5.5B annexed hereto, and any
                                         -------------
Leasehold Property acquired after the Closing Date which (i) is a manufacturing facility or (ii) provides for annual rent payments in excess of $250,000;

provided that in connection with a renewal of any lease of Leasehold Property
--------
existing on the Closing Date, no such Leasehold Property shall be deemed to be Material Leasehold Property even if the conditions set forth in clause (i) or
(ii) are met if such Leasehold Property was not a Material Leasehold Property on the Closing Date.

          "Maximum Consolidated Capital Expenditure Amount" has the meaning assigned to that term in subsection 7.8.

          "Maximum Rate" has the meaning assigned to that term in subsection
2.2G.

          "Mortgage" means (i) a security instrument (whether designated as a deed of trust or a mortgage or by any similar title) executed and delivered by any Loan Party, substantially in the form of Exhibit XVIII annexed hereto, with
                                             -------------
such changes thereto as may be reasonably satisfactory to Agent, in each case with such changes thereto as may be recommended by Agent's local counsel based on local laws or customary local mortgage or deed of trust practices, or (ii) at Agent's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to Agent, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either case as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time. "Mortgages" means all such instruments, including the Closing Date Mortgages and any Additional Mortgages, collectively.

          "Multiemployer Plan" means any Employee Benefit Plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA.

          "Net Asset Sale Proceeds" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income or franchise taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale and (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale.

          "Net Insurance/Condemnation Proceeds" means any Cash payments or proceeds received by Holdings, Company or any of its Subsidiaries (i) under any business interruption or casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of Holdings, Company or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and reasonable documented costs (including income or franchise taxes, if any, reasonably estimated to be actually payable within two years of the receipt of Net Insurance/Condemnation Proceeds as a result of any gain recognized in connection therewith) incurred by Holdings, Company or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Holdings, Company or such Subsidiary in respect thereof.

          "Net Securities Proceeds" means the cash proceeds to Holdings, Company or any of its Subsidiaries (net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses) from the (i) issuance of Securities of or incurrence of Indebtedness by Holdings, Company or any of its Subsidiaries and (ii) capital contributions made by a holder of Securities of Holdings or Company.

          "Newcastle" means Newcastle Industries, Inc., a Missouri corporation formerly known as Contico International, Inc.

          "Non-US Lender" has the meaning assigned to that term in subsection 2.7B(iii)(a).

          "Notes" means one or more of the Term Notes, Revolving Notes or any combination thereof.

          "Notice of Borrowing" means a notice substantially in the form of
Exhibit I annexed hereto delivered by Company to Agent pursuant to subsection
---------
2.1B with respect to a proposed borrowing.

          "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto delivered by Company to Agent pursuant to
            ----------
subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans specified therein.

          "Obligations" means all obligations of every nature of each Loan Party from time to time owed to Agent, Lenders or any of them under the Loan Documents, whether for principal, interest (including interest accruing on or after the occurrence of an Insolvency Event), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

          "Officer" means the president, chief executive officer, a vice president, chief financial officer, treasurer, general partner (if an individual), managing member (if an individual) or other individual appointed by the Governing Body or the Organizational Documents of a corporation, partnership, trust or limited liability company to serve in a similar capacity as the foregoing.

          "Officer's Certificate" means, as applied to any Person that is a corporation, partnership, trust or limited liability company, a certificate executed on behalf of such Person by one or more Officers of such Person or one or more Officers of a general partner or a managing member if such general partner or managing member is a corporation, partnership, trust or limited liability company.

          "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

          "Organizational Documents" means the documents (including Bylaws, if applicable) pursuant to which a Person that is a corporation, partnership, trust or limited liability company is organized.

          "Original Currency" has the meaning assigned to that term in subsection 10.21A.

          "Other Bank Concentration Account" means an account under the exclusive dominion and control of Agent that is maintained by any Loan Party with a Bank (other than BTCo) that is satisfactory to Agent pursuant to a Blocked Account Agreement (which Blocked Account Agreement provides for an automatic daily transfer to the BTCo Account) into which the applicable Lock Box Account Banks are instructed to transfer funds on deposit in the Lock Box Accounts pursuant to the terms of the Lock Box Agreements.

          "Other Currency" has the meaning assigned to that term in subsection 10.21A.

          "Participant" means a purchaser of a participation in the rights and obligations under this Agreement pursuant to subsection 10.1C.

          "Payee" has the meaning assigned to that term in subsection 2.1D(iv).

          "Payor" has the meaning assigned to that term in subsection 2.1D(iv).

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

          "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "Perfection Certificate" means the Perfection Certificate annexed to the Security Agreement as Exhibit 3.

          "Permits" has the meaning assigned to that term in subsection 5.19.

          "Permitted Acquisition" has the meaning assigned to that term in subsection 7.3(vi).

          "Permitted Discretion" means Agent's good faith judgment based upon any factor which it believes in good faith: (i) will or could adversely affect the value of any Collateral, the enforceability or priority of Agent's Liens thereon or the amount which Agent and Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral; (ii) suggests that any collateral report or financial information delivered to Agent by any Person on behalf of any Loan Party is incomplete, inaccurate or misleading in any material respect; (iii) materially increases the likelihood of a bankruptcy, reorganization or other insolvency proceeding involving Holdings, Company or any of its Subsidiaries or any of the Collateral; or (iv) creates or reasonably could be expected to create a Potential Event of Default or Event of Default. In exercising such judgment, Agent may consider such factors already included in or tested by the definition of

Eligible Accounts Receivable or Eligible Inventory as well as any of the following: (i) the financial and business climate of any Loan Party's industry and general macroeconomic conditions, (ii) changes in collection history and dilution with respect to Loan Parties' Accounts, (iii) changes in demand for, and pricing of, Loan Parties' Inventory, (iv) changes in any concentration of risk with respect to such Accounts or Inventory, and (v) any other factors that change the credit risk of lending to Company on the security of such Accounts or Inventory. The burden of establishing lack of good faith shall be on Company.

          "Permitted Disposition" has the meaning assigned to that term in subsection 7.7(iv).

          "Permitted Encumbrances" means the following types of Liens (excluding any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA, any such Lien relating to or imposed in connection with any Environmental Claim, and any such Lien expressly prohibited by any applicable terms of any of the Collateral Documents):

               (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6.3;

               (ii) statutory Liens of landlords, statutory Liens and rights of set-off of banks, statutory Liens of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (a) for amounts not yet overdue or (b) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of 10 days) are being contested in good faith by appropriate proceedings, so long as (1) such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts, and (2) in the case of a Lien with respect to any portion of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral on account of such Lien;

               (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;


               (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 8.8;

               (v) leases or subleases granted to third parties in accordance with any applicable terms of the Collateral Documents and not interfering in any material respect with the ordinary conduct of the business of Company or any of its

     Subsidiaries or resulting in a material diminution in the value of any Collateral as security for the Obligations or a potential impediment to its enforcement;

               (vi) easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries or result in a material diminution in the value of any Collateral as security for the Obligations;

               (vii) any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause
     (b), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

               (viii) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement; (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
               (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

               (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of Company and its Subsidiaries;

               (xii) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Company or such Subsidiary; and

               (xiii) any exceptions to title as shown in the Closing Date Mortgage Policies and the Post-Closing Date Mortgage Policies.

          "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments (whether federal, state or local, domestic or foreign, and including political subdivisions thereof) and agencies or other administrative or regulatory bodies thereof.

          "Pledged Collateral" means collectively, the "Pledged Collateral" as defined in the Security Agreement and any Foreign Pledge Agreement.

          "Post-Closing Date Mortgage Policies" has the meaning set forth in subsection 6.10A.

          "Post-Closing Date Mortgaged Property" has the meaning set forth in subsection 6.10A.

          "Post-Closing Date Mortgages" has the meaning set forth in subsection 6.10A.

          "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "Preferred Stock Certificate of Designation" means Company's Preferred Stock Certificate of Designation of Convertible Preferred Stock, $100.00 par value per share relating to the Convertible Preferred Stock, in the form delivered to Agent prior to the execution of this Agreement and as such certificate may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "Preferred Stock Purchase" has the meaning set forth in the recitals to this Agreement.

          "Pricing Certificate" means an Officer's Certificate of Company certifying the Consolidated Leverage Ratio as of the last day of any Fiscal Quarter and setting forth the calculation of such Consolidated Leverage Ratio in reasonable detail (which shall mean at least in as much detail as set forth in the Compliance Certificate), which Officer's Certificate shall be delivered to Agent on or before the 45th day following the end of each Fiscal Quarter commencing with the first Fiscal Quarter ending after the first anniversary of the Closing Date.

          "Prime Rate" means the rate that BTCo announces from time to time as its prime lending rate in the United States for Dollar denominated loans, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to the Term Loan Commitment or the Term Loan of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of that
                                   --------
Lender by (y) the aggregate Term Loan Exposure of all Lenders, (ii) with respect
       --
to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate
--------                                                --
Revolving Loan Exposure of all Lenders, and (iii) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the
                                                   --------
Term Loan Exposure of that Lender plus the Revolving Loan Exposure of that
                                  ----
Lender by (y) the sum of the aggregate Term Loan Exposure of all Lenders plus
       --                                                                ----
the aggregate Revolving Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to subsection 10.1 or required pursuant to subsection 10.5. The initial Pro Rata Share of each Lender for purposes of each of clauses (i), (ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in Schedule 2.1
                                                                    ------------
annexed hereto.

          "Proceedings" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration.

          "Proxy Materials" means the Proxy Statement filed by Company on April 25, 2001 with the Securities and Exchange Commission pursuant to Section 14A of the Exchange Act, as supplemented by the Proxy Statement Supplement filed by Company on June 8, 2001, together with all exhibits, supplements and amendments thereto and any other amendments prior to the date hereof.

          "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of Agent, desirable in order to create or perfect Liens on any IP Collateral.

          "Real Property Asset" means, at any time of determination, any interest then owned by Holdings, Company or any of its Subsidiaries (other than any Foreign Subsidiary excluding Woods) in any real property.

          "Recapitalization" has the meaning set forth in the recitals to this Agreement.

          "Recapitalization Agreement" means that certain Preferred Stock Purchase and Recapitalization Agreement by and between Holdings and Company dated as of June 2, 2001 (which supercedes that certain Preferred Stock Purchase and Recapitalization Agreement by and between Holdings and Company dated as of March 29, 2001 pursuant to that certain Termination of Preferred Stock Purchase and Recapitalization Agreement between Holdings and Company dated as of June 1,
2001), as such agreement is in effect on the Closing Date and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "Recorded Leasehold Interest" means a Material Leasehold Property with respect to which a Record Document (as hereinafter defined) has been recorded or registered in all places necessary or desirable, in Agent's reasonable judgment, to give constructive notice of such Material Leasehold Property to third-party purchasers and encumbrancers of the affected real property. For purposes of this definition, the term "Record Document" means, with respect to any Material Leasehold Property, (a) the lease evidencing such Material Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (b) if such Material Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation or registration and otherwise in form reasonably satisfactory to Agent.

          "Register" has the meaning assigned to that term in subsection 2.1E.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Reimbursement Date" has the meaning assigned to that term in subsection 3.3B.

          "Related Agreements" means the Proxy Materials, Recapitalization Agreement, the Stock Voting Agreement, the Company Organizational Documents (including the Preferred Stock Certificate of Designation), the Holdings Member Agreement, the Contico Documents, the Rights Agreement, the Management Agreement, and all other agreements and instruments delivered pursuant to or in connection with any of the foregoing, including any purchase agreement or registration rights agreement.

          "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

          "Request for Issuance of Letter of Credit" means a request in the form of Exhibit III annexed hereto delivered by Company to Agent pursuant to
   -----------
subsection 3.1B(i) with respect to the proposed issuance of a Letter of Credit.

          "Requirement of Law" means (a) the certificates or articles of incorporation, by-laws and other organizational or governing documents of a Person, or (b) any law, treaty, rule, regulation or determination of an arbitrator, court or other Government Authority.

          "Requisite Lenders" means Lenders having or holding more than 50% of the sum of the aggregate Term Loan Exposure of all Lenders plus the aggregate
                                                           ----
Revolving Loan Exposure of all Lenders.

          "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity ownership interest of Company, Holdings or Contico now or hereafter outstanding (including without limitation any Priority Return and Profit Participation as such terms are defined in the Contico LLC Agreement), except a dividend payable solely in shares of that class of stock or other equity ownership interest to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity ownership interest of Company, Holdings or Contico now or hereafter outstanding,
(iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock or other equity ownership interest of Company, Holdings or Contico now or hereafter outstanding, (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness, (v) any payment of the Management Fee (as defined in Section 2 thereof, as unamended) under the Management Agreement or any payment under any other Kohlberg Agreements (other than (a) payments to K&C and its Affiliates, and to directors, officers, agents and employees of Holdings, Company or any of their respective Subsidiaries, pursuant to indemnification and contribution agreements permitted under subsection 7.12(iii) hereof and (b) reimbursement of out-of-pocket expenses incurred by K&C and its Affiliates on behalf of Holdings, Company or any of their respective Subsidiaries pursuant to any Kohlberg Agreements), and (vi) any payment with respect to the Rights under the Rights Agreement.

          "Revolving Borrowing Base" means, as at any date of determination, an aggregate amount equal to:

               (i) up to eighty-five percent (85%) of Eligible Accounts Receivable; provided that in no event shall more than $1,000,000 of
                      --------
          Eligible U.K. Accounts Receivable be included in the calculation of Revolving Borrowing Base at any time (after giving effect to the applicable advance rate) plus

               (ii) the lesser of (a) up to sixty-five percent (65%) of Eligible Inventory and (b) $75,000,000; provided that (A) with respect
                                                  --------
          to clauses (i) and (ii), Eligible Accounts Receivable of Woods and Eligible Inventory of Woods eligible for inclusion in the calculation of the Revolving Borrowing Base (before giving effect to the applicable advance rate) shall not exceed an aggregate amount equal to the lesser of (1) $7,500,000 and (2) the principal amount of the Woods Subsidiary Note outstanding on such date; and provided further that
                                                        -------- -------
          with respect to clauses (i) and (ii), Eligible Accounts Receivable of Glit and Eligible Inventory of Glit eligible for inclusion in the calculation of the Revolving Borrowing Base (before giving effect to the applicable advance rate) shall not exceed an aggregate amount equal to the lesser of (1) $3,500,000 and (2) the principal amount of the Glit Subsidiary Note outstanding on such date and (B) in no event shall more than $2,000,000 of Eligible U.K. Inventory be included in the calculation of Revolving Borrowing Base at any time (after giving effect to the applicable advance rate); minus
                                                  -----

               (iii) the sum of (a) the Hedge Reserve, (b) the Dilution Reserves, (c) the Rent Reserves, (d) the Revolving Loan Repayment Reserve, (e) the U.K. Reserves and (f) the aggregate amount of other reserves, if any, established by Agent in the exercise of its Permitted Discretion against Eligible Accounts Receivable and Eligible Inventory;

provided that Agent, in the exercise of its Permitted Discretion, may (a)
--------
increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory and (b) reduce the advance rates provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date.

          "Revolving Lender" means a Lender that has a Revolving Loan Commitment and/or that has an outstanding Revolving Loan.

          "Revolving Loan Commitment" means the commitment of a Lender to make Revolving Loans to Company pursuant to subsection 2.1A(ii), and "Revolving Loan Commitments" means such commitments of all Lenders in the aggregate.

          "Revolving Loan Commitment Termination Date" means June 30, 2006.

          "Revolving Loan Exposure" means, with respect to any Revolving Lender as of any date of determination (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender plus (b) in
                                                                   ----
the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or in any unreimbursed drawings thereunder) plus (c) the aggregate amount of all
                                      ----
participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit.

          "Revolving Loan Repayment Reserve" means the reserve established by Agent against the Revolving Borrowing Base in an amount equal to the aggregate of (i) all amounts applied by Agent to repay Revolving Loans pursuant to 2.4B(iv)(d)(i) and (ii) all Net Insurance/Condemnation Proceeds received by Agent as loss payee and applied by Agent to repay Revolving Loans at the request of Company pursuant to subsection 6.4C(iii).

          "Revolving Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(ii).

          "Revolving Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1F on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Revolving Loan Commitments and Revolving Loans of any Revolving Lenders, in each case substantially in the form of
Exhibit IV annexed hereto, as they may be amended, supplemented or otherwise
----------
modified from time to time.

          "Rights" has the meaning set forth in the recitals to this Agreement.

          "Rights Agreement" means that certain Rights Agreement by and between Company and La Salle National Bank, as Rights Agent, dated as of January 13, 1995, as such agreement has been amended by the First Amendment thereto, the Second Amendment thereto, the Third Amendment thereto and the Fourth Amendment thereto and is in effect on the Closing Date and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "Secured Hedge Agreement" means a Hedge Agreement between Company and one or more Lender Counterparties that provides interest rate protection to Company in connection with this Agreement and which is (a) permitted under subsection 7.4, (b) secured by the Collateral in accordance with the provisions of the applicable Collateral Documents and (c) guaranteed under the Subsidiary Guaranty in accordance with the terms thereof.

          "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "Security Agreement" means the Security Agreement executed and delivered on the Closing Date, substantially in the form of Exhibit XV annexed
                                                            ----------
hereto, as such Security Agreement may thereafter be amended, supplemented or otherwise modified from time to time.

          "SESCO" means Savannah Energy Systems Company, a Georgia limited partnership.

          "SESCO Guaranty" means that certain Guaranty of Company in favor of Resource Recovery Development Authority for the City of Savannah in respect of obligations of SESCO dated as of December 1, 1984, as such guaranty may be amended from time to time to the extent permitted under subsection 7.15.

          "SESCO Loan Agreement" means that certain Loan Agreement dated as of December 1, 1984 between Resource Recovery Development Authority and SESCO, as amended by the First Amendment thereto dated as of March 1, 1985 and by the Second Amendment thereto dated as of June 1, 1992, and as it may be further amended from time to time to the extent permitted under subsection 7.15.

          "SESCO Service Agreement" means the Service Agreement dated as of December 1, 1984, by and between Resource Recovery Development Authority for the City of Savannah and SESCO, as such agreement has been amended by the First Amendment thereto dated as of March 1, 1985 and as such agreement may be further amended from time to time extent permitted under subsection 7.15.

          "SESCO Steam Agreement" means the Steam Agreement between SESCO and American Cyanamid Company dated as of December 1, 1984 (as assigned to and assumed by Keramida), as it may be amended from time to time to the extent permitted under subsection 7.15.

          "Settlement Date" has the meaning assigned to that term in subsection 2.1D(i).

          "Settlement Notice" has the meaning assigned to that term in subsection 2.1D(i).

          "Solvent" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or financings, (ii) workers' compensation liabilities of Company or any of its Subsidiaries, (iii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iv) obligations with respect to Capital Leases or Operating Leases of Company or any of its Subsidiaries, (v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries, in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry, and (vi) such other purposes acceptable to the Issuing Lender and Agent in their sole discretion; provided that except for the issuance of Standby Letters of Credit to support
--------
the letters of credit issued by Bank of America, N.A. and outstanding immediately prior to the Closing Date, Standby Letters of Credit may not be issued for the purpose of supporting (a) trade payables or (b) any Indebtedness constituting "antecedent debt" (as that term is used in Section 547 of the Bankruptcy Code).

          "Stock Voting Agreement" means that certain Stock Voting Agreement by and among Holdings and the shareholders named therein dated as of June 2, 2001 (which supercedes that certain Stock Voting and Tender Agreement by and among Holdings and the shareholders named therein dated as of March 29, 2001), as such agreement is in effect on the Closing Date and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "Subject Lender" has the meaning assigned to that term in subsection 2.9.

          "Subordinated Indebtedness" means any Indebtedness of Company (other than Indebtedness to any of its Subsidiaries) that is subordinated in right of payment to the Obligations pursuant to documentation containing maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to Agent and Requisite Lenders.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, trust, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the Governing Body is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Subsidiary Guarantors" means the Guarantors (other than Holdings).

          "Subsidiary Guaranty" means the Subsidiary Guaranty executed and delivered by Company's existing Domestic Active Subsidiaries on the Closing Date and to be executed and delivered by Company's additional Domestic Subsidiaries from time to time thereafter in accordance with subsection 6.9, substantially in the form of
Exhibit XVI annexed hereto, as such Subsidiary Guaranty may be amended,
-----------
supplemented or otherwise modified from time to time.

          "Supplemental Collateral Agent" has the meaning assigned to that term in subsection 9.1B.

          "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, imposed, levied, collected, withheld or assessed with respect to any sums payable by Company under this Agreement or of the Loan Documents by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made Company under this Agreement or of the Loan Documents by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment, including interest, penalties, additions to tax and any similar liabilities with respect thereto; except that, in the case of a Lender or Agent, there shall be excluded (1) taxes, including interest, penalties, additions to tax and any similar liabilities with respect thereto, that are imposed on the overall net income or net profits (including franchise taxes imposed in lieu thereof) (i) by the United States, (ii) by any other Government Authority under the laws of which the Lender or Agent is organized or has its principal office or maintains its applicable lending office, or (iii) by any jurisdiction solely as a result of a present or former connection between the Lender or Agent and such jurisdiction (other than any such connection arising solely from the Lender or Agent having executed, delivered or performed its obligations or received a payment under, or enforced any of the Loan Documents), and (2) any branch profits or similar taxes, including interest, penalties, additions to tax and any similar liabilities with respect thereto, imposed by the United States or any other jurisdiction in which the Lender or Agent is located.

          "Term Borrowing Base" means, as at any date of determination, an aggregate amount equal to:

               (i) ninety percent (90%) of the orderly liquidation value of Eligible M&E set forth in the appraisals delivered pursuant to subsection 4.1T on or prior to the Closing Date plus
                                                          ----

               (ii) sixty percent (60%) of the appraised fair market value of Eligible Real Property set forth in the appraisals delivered pursuant to subsection 4.1T on or prior to the Closing Date (the "Real Property Lendable Value") minus
                           -----

               (iii) the aggregate amount of reserves, if any, established by Agent in the exercise of its reasonable discretion against Eligible M&E and Eligible Real Property.

          "Term Loan Commitment" means the commitment of a Lender to make a Term Loan to Company pursuant to subsection 2.1A(i), and "Term Loan Commitments" means such commitments of all Lenders in the aggregate.

          "Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Term Loans, that Lender's Term Loan Commitment and (ii) after the funding of the Term Loans, the outstanding principal amount of the Term Loan of that Lender.

          "Term Loans" means the Loans made by Lenders to Company pursuant to subsection 2.1A(i).

          "Term Notes" means (i) the promissory notes of Company issued pursuant to subsection 2.1F on the Closing Date and (ii) any promissory notes issued by Company pursuant to the last sentence of subsection 10.1B(i) in connection with assignments of the Term Loan Commitments or Term Loans of any Lenders, in each case substantially in the form of Exhibit V annexed hereto, as they may be
                                  ---------
amended, supplemented or otherwise modified from time to time.

          "Title Company" means one or more title insurance companies reasonably satisfactory to Agent.

          "Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans made to Company plus (ii) the Letter of Credit Usage
                                            ----
with respect to all Letters of Credit issued for the account of Company or any Subsidiary Guarantor.

          "Transaction Costs" means the fees, costs and expenses payable by any Loan Party on or before the Closing Date in connection with the Recapitalization, the related financings and other transactions contemplated by the Loan Documents and the Related Agreements.

          "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction, including on the date hereof the Personal Property Security Act (Ontario) and Article 9 of the Uniform Commercial Code in effect on the date hereof and, after the effective date of Revised Article 9, Article 9 as set forth in the 1999 Official Text ("Revised
Article 9") promulgated by the American Law Institute and the National Conference of Commissioners on Uniform Laws, but after the effective date of Revised Article 9, only Revised Article 9.

          "U.K. Reserves" means any reserves from time to time established by Agent in its sole discretion against the Revolving Borrowing Base with respect to any Eligible U.K. Inventory or Eligible U.K. Accounts Receivable (including without limitation reserves for amounts owed by Contico to its preferential creditors (including Inland Revenue and employees of Contico) who may have priority over Agent and Lenders).

          "U.K. Subsidiary Debenture" means the Debenture executed and delivered by Contico on the Closing Date, substantially in the form of Exhibit XIX annexed
                                                             -----------
hereto, as such Debenture may be amended, supplemented or otherwise modified from time to time.

          "U.K. Subsidiary Mortgaged Property" has the meaning assigned to that term in subsection 4.1R.

          "Wholly-Owned Subsidiary" means any Subsidiary in which (other than directors' qualifying shares required by law) 100% of the equity interests of each class having ordinary voting power, and 100% of the equity interests of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by Company, or by one of the other Wholly-Owned Subsidiaries, or both. Notwithstanding the foregoing, the ownership by Newcastle or any other Person of the Contico Preferred Units shall not cause Contico to not constitute a Wholly-Owned Subsidiary of Company.

          "Woods" means Woods Industries (Canada), Inc., a Canadian corporation and a Subsidiary of Company.

          "Woods Industries" means Woods Industries, Inc., a Delaware corporation and a Subsidiary of Company.

          "Woods Subsidiary Acknowledgement" means that certain acknowledgement dated June 28, 2001 by and among Woods, Company and Agent, substantially in the form of Exhibit XXIII-B annexed hereto, as such acknowledgement is in effect on
        ---------------
the Closing Date and as such acknowledgement may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "Woods Subsidiary Documents" means the Woods Subsidiary Note, Woods Subsidiary Security Agreement and Woods Subsidiary Acknowledgement.

          "Woods Subsidiary Note" means that certain promissory note dated June 28, 2001 executed by Woods in favor of Company, substantially in the form of
Exhibit XX-B annexed hereto, as such promissory note is in effect on the Closing
------------
Date and as such promissory note may be amended from time to time thereafter to the extent permitted under subsection 7.15.

          "Woods Subsidiary Security Agreement" means that certain security agreement dated June 28, 2001 by and between Woods and Company, substantially in the form of Exhibit XXII annexed hereto, as such security agreement is in effect
            ------------
on the Closing Date and as such agreement may be amended from time to time thereafter to the extent permitted under subsection 7.15.

     1.2 Accounting Terms; Utilization of GAAP for Purposes of Calculations
         ------------------------------------------------------------------
Under Agreement.
---------------

          Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (ii), (iii) and (xii) of subsection 6.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 6.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize GAAP as in effect on the date of determination, applied in a manner consistent with that used in preparing the financial statements referred to in subsection 5.3. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and Company, Agent or Requisite Lenders shall so request, Agent, Lenders and Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of Requisite Lenders), provided that, until so amended, such ratio or
                       --------
requirement shall continue to be computed in accordance with GAAP prior to such change therein and Company shall provide to Agent and Lenders reconciliation statements provided for in subsection 6.1(v).

       1.3  Other Definitional Provisions.
            -----------------------------

               A. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided.

               B. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

               C. An Event of Default once having occurred shall "continue" or be "continuing" until such Event of Default has been waived in accordance with subsection 10.6 hereof or remedied.

               D. The use in any of the Loan Documents of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

Section 2.  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

       2.1  Commitments; Making of Loans; the Register; Notes.
            -------------------------------------------------

               A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make the Loans described in subsections 2.1A(i) and 2.1A(ii).

                      (i)  Term Loans. Each Lender that has a Term Loan
                           ----------
               Commitment severally agrees to lend to Company on the Closing Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Term Loan Commitments to be used for the purposes identified in subsection 2.5A. The amount of each Lender's Term Loan Commitment is set forth opposite its name on Schedule 2.1
                                                                 ------------
               annexed hereto and the aggregate amount of the Term Loan Commitments is $30,000,000; provided that the Term Loan
                                           --------
               Commitments of Lenders shall be adjusted to give effect to any assignments of the Term Loan Commitments pursuant to subsection 10.1B. Each Lender's Term Loan Commitment shall expire immediately and without further action on June 30, 2001 if the Term Loans are not made on or before that date. Company may make only one borrowing under the Term Loan Commitments. Amounts borrowed under this subsection 2.1A(i) and subsequently repaid or prepaid may not be reborrowed. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the aggregate amount of Term Loans made on the Closing Date exceed the Term Borrowing Base in effect on the Closing Date.

                         (ii) Revolving Loans. Each Revolving Lender severally
                              ---------------
               agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Revolving Loan Commitments to be used for the purposes identified in subsection 2.5B. The original amount of each Revolving Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount
                  ------------
               of the Revolving Loan Commitments is $110,000,000; provided that
                                                                  --------
               the Revolving Loan Commitments of Revolving Lenders shall be adjusted to give effect to any assignments of the Revolving Loan Commitments pursuant to subsection 10.1B; and provided, further
                                                             --------  -------
               that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsection 2.4. Each Revolving Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that each Revolving Lender's Revolving
                               --------
               Loan Commitment shall expire immediately and without further action on June 30, 2001 if the Term Loans and the initial Revolving Loans are not made on or before that date. Amounts borrowed under this subsection 2.1A(ii) may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date.

               Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the following limitations in the amounts indicated:

                         (a) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Loan Commitments then in effect; and

                         (b) in no event shall the Total Utilization of Revolving Loan Commitments at any time exceed the Revolving Borrowing Base then in effect.

               B. Borrowing Mechanics. Term Loans or Revolving Loans made on any Funding Date (other than Revolving Loans made pursuant to subsection 3.3B) shall be in an aggregate minimum amount of $500,000 and multiples of $250,000 in excess of that amount; provided that Term Loans or Revolving Loans made on any
                       --------
Funding Date as Eurodollar Rate Loans with a particular Interest Period shall be in an aggregate minimum amount of $1,000,000 and multiples of $500,000 in excess of that amount. Whenever Company desires that Lenders make Term Loans or Revolving Loans it shall deliver to Agent a Notice of Borrowing no later than 1:00 P.M. (New York City time) at least three Business Days in advance of the proposed

Funding Date (in the case of a Eurodollar Rate Loan) or on the proposed Funding Date (in the case of a Base Rate Loan). Term Loans and Revolving Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering a Notice of Borrowing, Company may give Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; provided that such notice shall be
                                      --------
promptly confirmed in writing by delivery of a Notice of Borrowing to Agent on or before the applicable Funding Date.

          Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B or under subsection 2.2D, and upon funding of Loans by Daily Funding Lender and/or Lenders, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans pursuant to subsection 2.2D, in each case in accordance with this Agreement, pursuant to any such telephonic notice Company shall have effected Loans or a conversion or continuation, as the case may be, hereunder.

          Company shall notify Agent prior to the funding of any Loans in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the applicable Funding Date, and the acceptance by Company of the proceeds of any Loans shall constitute a re-certification by Company, as of the applicable Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for, or a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the date given, and Company shall be bound to make a borrowing or to effect a conversion or continuation in accordance therewith.

          Notwithstanding the foregoing provisions of this subsection 2.1B, no Eurodollar Rate Loans may be made and no Base Rate Loan may be converted into a Eurodollar Rate Loan until the earlier of the ninetieth day after the Closing Date and the date specified by Agent to Company on which the primary syndication of the Commitments and the Loans has been completed.

          C.  Disbursement of Funds.

                 (i) Subject to this subsection 2.1C and subsection 2.1D, all Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that neither Agent nor any Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder.

               (ii) Upon receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) for Revolving Loans that consist of Base Rate Loans and upon satisfaction or waiver of the conditions precedent specified in subsection 4.1 (in the case of Loans made on the Closing Date) and, subject to the provisions set forth in the immediately succeeding paragraph, subsection 4.2 (in the case of all Loans), Daily Funding Lender shall, without prior notice to the other Lenders, make such Revolving Loans for its own account on the applicable Funding Date (subject to settlement with the other Lenders in accordance with subsection 2.1D) by making the proceeds of such Revolving Loans available to Company on such Funding Date by causing an amount of same day funds equal to the proceeds of such Revolving Loans to be credited to the account of Company at the Funding and Payment Office. Such Revolving Loans shall constitute Revolving Loans by Daily Funding Lender for all purposes under the Loan Documents, subject to settlement with the other Lenders pursuant to subsection 2.1D. All interest accrued on any such Revolving Loans from the date made by Daily Funding Lender to the Settlement Date with respect thereto shall be for Daily Funding Lender's own account. Daily Funding Lender shall make Revolving Loans for its own account pursuant to this subsection 2.1C(ii) notwithstanding the fact that the principal amount of such Revolving Loans, when added to the aggregate principal amount of Daily Funding Lender's Revolving Loans then outstanding, may exceed Daily Funding Lender's Revolving Loan Commitment then in effect; provided that such Revolving Loans shall at
                                     --------
          all times be Obligations owed to Daily Funding Lender under this Agreement; and provided further that in no event shall the aggregate
                         -------- -------
          principal amount of all Revolving Loans, including such Revolving Loans, outstanding at any time exceed the aggregate Revolving Loan Commitments then in effect minus the Letter of Credit Usage as of such
                                     -----
          time.


               Notwithstanding anything in this Agreement to the contrary, if the conditions precedent specified in subsection 4.2 cannot be fulfilled with respect to any proposed Revolving Loans that consist of Base Rate Loans, Company shall, in its Notice of Borrowing or otherwise, give immediate written notice thereof (specifying the circumstances which prevent the conditions precedent from being fulfilled) to Agent, with a copy to each Lender, and Daily Funding Lender may (and each Lender hereby authorizes Daily Funding Lender to), but is not obligated to, continue to make Revolving Loans that are Base Rate Loans for 20 Business Days from the date Agent first receives such notice, or until sooner instructed by Requisite Lenders to cease making such Revolving Loans (the "Daily Funding Lender Discretionary Period"). Once notice is given by Company that circumstances exist which prevent the conditions precedent to borrowing from being fulfilled, no additional notice with respect to the same circumstances will be effective to commence a new Daily Funding Lender Discretionary Period.

               (iii) Promptly after receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof) for any Loans (other than for Revolving Loans that consist of Base Rate Loans), Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its

          Loan available to Agent, in same day funds in Dollars, at the Funding and Payment Office, not later than 12:00 Noon (New York City time) on the applicable Funding Date, in each case in same day funds in Dollars, at the Funding and Payment Office. Except as provided in subsection 3.3B with respect to Revolving Loans used to reimburse any Issuing Lender for the amount of a drawing under a Letter of Credit issued by it, upon satisfaction or waiver of the conditions precedent specified in subsections 4.1 (in the case of Loans made on the Closing
          Date) and, subject to the provisions set forth in the immediately preceding paragraph, 4.2 (in the case of all Loans), Agent shall make the proceeds of such Loans available to Company on the applicable Funding Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Agent from Lenders to be credited to the account of Company at the Funding and Payment Office.

               Unless Agent shall have been notified by any Lender prior to the Funding Date for any Loans pursuant to this subsection 2.1C that such Lender does not intend to make available to Agent the amount of such Lender's Loan requested on such Funding Date, Agent may assume that such Lender has made such amount available to Agent on such Funding Date and Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

          D.  Settlement Procedures.

               (i) Daily Funding Lender will from time to time notify the other Lenders, not later than 4:00 P.M. (New York time) (a) on at least one Business Day during each seven calendar-day period, (b) on each date on which payment of interest on any Revolving Loans is required to be made pursuant to subsection 2.2C, (c) on the Revolving Loan Commitment Termination Date, and (d) at such other times as Daily Funding Lender in its discretion may determine (each such notice by Daily Funding Lender being a "Settlement Notice" and the date which is one Business Day after any Settlement Notice being a "Settlement Date") of the aggregate principal amount of outstanding Revolving Loans made by Daily Funding Lender and each other Lender as of the close of business on the Business Day immediately preceding the applicable Settlement Date.

               (ii) If a Settlement Notice indicates that the aggregate principal amount of outstanding Revolving Loans made by Daily Funding Lender (including Revolving Loans made for its own account pursuant to subsection 2.1C(ii)) is in excess of Daily Funding Lender's Pro Rata Share of the aggregate principal amount of outstanding Revolving Loans made by all Lenders (the amount of such excess being the "Excess Funded Amount"), each other Lender will, not later than 1:00 P.M. (New York time) on the applicable Settlement Date, pay to Daily Funding Lender, by depositing same day funds in the account specified by Daily Funding Lender at the Funding and Payment Office, an amount equal to such Lender's Adjusted Pro Rata Share of the Excess Funded Amount, upon which payment Daily Funding Lender shall be deemed to have sold, and such Lender shall be deemed to have purchased, as of the applicable Settlement Date, a portion of the outstanding Revolving Loans made by Daily Funding Lender for its own account pursuant to subsection 2.1C(ii) on or after the immediately preceding Settlement Date equal to such Lender's Adjusted Pro Rata Share of the Excess Funded Amount. The obligation of each Lender to purchase a portion of any Revolving Loan made by Daily Funding Lender as provided in this subsection 2.1D(ii) is subject to the condition that at the time such Revolving Loan was made by Daily Funding Lender (a) the duly authorized officer of Daily Funding Lender responsible for the administration of Daily Funding Lender's credit relationship with Company believed in good faith that either (X) no Event of Default had occurred and was continuing or (Y) any Event of Default that had occurred and was continuing had been waived by Requisite Lenders at the time such Revolving Loan was made or (b) a Daily Funding Lender Discretionary Period was in effect.

               (iii) If a Settlement Notice indicates that the aggregate principal amount of outstanding Revolving Loans made by Daily Funding Lender is less than Daily Funding Lender's Pro Rata Share of the aggregate principal amount of outstanding Revolving Loans made by all Lenders (the amount of such difference being the "Excess Paydown Amount"), Daily Funding Lender will, no later than 4:00 P.M. (New York time) on the applicable Settlement Date, unconditionally pay to each other Lender, by depositing same day funds in the account specified by such Lender to Daily Funding Lender, an amount equal to such Lender's Adjusted Pro Rata Share of the Excess Paydown Amount, upon which payment such Lender shall be deemed to have sold, and Daily Funding Lender shall be deemed to have purchased, as of the applicable Settlement Date, a portion of the outstanding Revolving Loans of such Lender equal to such Lender's Adjusted Pro Rata Share of the Excess Paydown Amount.

               (iv) Except as provided in subsection 2.1D(ii), the obligations of Daily Funding Lender and each other Lender pursuant to subsections 2.1D(ii) and 2.1D(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
          (a) any set-off, counterclaim,
          recoupment, defense or other right which Agent or any Lender may have against Agent, any other Lender, any Loan Party or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or a Potential Event of Default; (c) any adverse change in the condition (financial or otherwise) of Holdings, Company or any of its Subsidiaries; (d) any breach of this Agreement by Company, Agent or any Lender; or (e) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing. In the event that any Person (the "Payor") obligated to make a payment to any other Person (the "Payee") pursuant to this subsection 2.1D fails to make available to the Payee the amount of such payment required to be made by the Payor, the Payee shall be entitled to recover such amount on demand from the Payor together with interest at the customary rate set by BTCo for the correction of errors among Lenders for three Business Days and thereafter at the sum of the Base Rate plus 1.50% per annum.

               (v) In the event that all or any portion of any repayment of principal of the Revolving Loans is thereafter recovered by or on behalf of Company from Daily Funding Lender (including any such recovery in a proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect) in an amount that is proportionately greater (based on the respective Pro Rata Shares of Lenders) than any such recovery from the other Lenders, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by subsection 10.5.

          E.  The Register.

          Agent, acting for these purposes solely as an agent of Company (it being acknowledged that Agent, in such capacity, and its officers, directors, employees, agent and affiliates shall constitute Indemnitees under subsection 10.3), shall maintain (and make available for inspection by Company and Lenders upon reasonable prior notice at reasonable times) at its address referred to in subsection 10.8 a register for the recordation of, and shall record, the names and addresses of Lenders and the Term Loan Commitment, Revolving Loan Commitment, Term Loan and Revolving Loans of each Lender from time to time (the "Register"). Company, Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof; all amounts owed with respect to any Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof; and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. Each Lender shall record on its internal records the amount of its Loans and Commitments and each payment in respect hereof, and any such recordation shall be conclusive and binding on Company, absent manifest error, subject to the entries in the Register, which shall, absent manifest error, govern in the event of any inconsistency with any Lender's records. Failure to make any recordation in the Register or in any Lender's records, or any error in such recordation, shall not affect any Loans or Commitments or any Obligations in respect of any Loans.

          F. Notes. Company shall execute and deliver on the Closing Date (i) to Lenders (or to Agent for Lenders) (a) a Term Note substantially in the form of Exhibit V annexed hereto to evidence each Lender's Term Loan, in the
   ---------
principal amount of that Lender's Term Loan and with other appropriate insertions, and (b) a Revolving Note substantially in the form of Exhibit IV
                                                                  ----------
annexed hereto to evidence each Revolving Lender's Revolving Loans, in the principal amount of that Lender's Revolving Loan Commitment and with other appropriate insertions.

     2.2  Interest on the Loans.
          ---------------------

               A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Term Loan and each Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to, in the case of Loans, the Base Rate or the Adjusted Eurodollar Rate. The applicable basis for determining the rate of interest with respect to any Term Loan or any Revolving Loan shall be selected by Company initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B (subject to the last sentence of subsection 2.1B), and the basis for determining the interest rate with respect to any Term Loan or Revolving Loan may be changed from time to time pursuant to subsection 2.2D (subject to the last sentence of subsection 2.1B). If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

               (i) Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Loans shall bear interest through maturity as follows:

                    (a) if a Base Rate Loan, then at the sum of the Base Rate plus the Base Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iv); or

                    (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus the Eurodollar Rate Margin set forth in the table below opposite the Consolidated Leverage Ratio for the four Fiscal Quarter period for which the applicable Pricing Certificate has been delivered pursuant to subsection 6.1(iv):

--------------------------------------------------------------------------------
     Consolidated Leverage Ratio            Eurodollar Rate         Base Rate
                                                Margin                Margin
--------------------------------------------------------------------------------
     Greater than or equal to 3.00:1.0            3.00%                2.00%
--------------------------------------------------------------------------------
     Greater than or equal to 2.50:1.0 but        2.75%                1.75%
     less than 3.00:1.0
--------------------------------------------------------------------------------
     Greater than or equal to 2.25:1.0 but        2.50%                1.50%
     less than 2.50:1.0
--------------------------------------------------------------------------------
     Less than 2.25:1.0                           2.25%                1.25%
--------------------------------------------------------------------------------
provided that, until the delivery of the Pricing Certificate for the first
--------
Fiscal Quarter ending one year after the Closing Date, the applicable margin for Loans that are Eurodollar Rate Loans shall be 2.75% per annum and Loans that are Base Rate Loans shall be 1.75% per annum.

               (ii) Upon delivery of the Pricing Certificate by Company to Agent pursuant to subsection 6.1(iv), the Base Rate Margin and the Eurodollar Rate Margin shall automatically be adjusted in accordance with such Pricing Certificate, such adjustment to become effective on the next succeeding Business Day following the receipt by Agent of such Pricing Certificate (subject to the provisions of the foregoing clause (i)); provided that, if at any time (a) a Pricing Certificate
                       --------
          is not delivered at the time required pursuant to subsection 6.1(iv), from the time such Pricing Certificate was required to be delivered until delivery of such Pricing Certificate, or (b) an Event of Default or a Potential Event of Default shall have occurred and is continuing, such applicable margins shall be the maximum percentage amount for the relevant Loan set forth above.

          B.   Interest Periods. In connection with each Eurodollar Rate
Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, three, or, subject to all Lenders' approval, six or twelve month period; provided that:
                                      --------

               (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

               (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

               (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would
                                   --------
          otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

               (v) no Interest Period with respect to any portion of the Term Loans shall extend beyond June 30, 2006, and no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date;

               (vi) no Interest Period with respect to any type of Term Loans shall extend beyond a date on which Company is required to make a scheduled payment of principal of such type of Term Loans, unless the sum of (a) the aggregate principal amount of such type of Term Loans that are Base Rate Loans plus (b) the aggregate principal amount of such type of Term Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date equals or exceeds the principal amount required to be paid on such type of Term Loans on such date;

               (vii) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the date on which a permanent reduction of the Revolving Loan Commitments is scheduled to occur unless the sum of (a) the aggregate principal amount of Revolving Loans that are Base Rate Loans plus (b) the aggregate principal amount
                                         ----
          of Revolving Loans that are Eurodollar Rate Loans with Interest Periods expiring on or before such date plus (c) the excess of the
                                                  ----
          Revolving Loan Commitments then in effect over the aggregate principal amount of Revolving Loans then outstanding equals or exceeds the permanent reduction of the Revolving Loan Commitments that is scheduled to occur on such date;

               (viii) there shall be no more than ten (10) Interest Periods outstanding at any time; and

               (ix) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

          C. Interest Payments. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Revolving Loans that are Base Rate
           --------
Loans are prepaid pursuant to subsection 2.4B(i), interest accrued on such Revolving Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, at final maturity).

          D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Company shall have the option (i) from and after the earlier to occur of (a) the date which is 90 days after the Closing Date and (b) the date on which Agent notifies Company that the primary syndication of the Commitments and the Loans has been completed, to convert at any time all or any part of its outstanding Term Loans or Revolving Loans equal to $500,000 and multiples of $250,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis, or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and multiples of $500,000 in excess of that amount as a Eurodollar Rate Loan; provided, however, that a Eurodollar Rate Loan may only be converted
           --------  -------
into a Base Rate Loan on the expiration date of an Interest Period applicable thereto unless Company pays on such conversion date all amounts owing to Lenders under subsection 2.6D.

          Company shall deliver a Notice of Conversion/Continuation to Agent no later than 10:00 A.M. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate
Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). In lieu of delivering a Notice of Conversion/Continuation, Company may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by
      --------
delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date. Upon receipt of written or telephonic notice of any proposed conversion/continuation under this subsection 2.2D, Agent shall promptly transmit such notice by telefacsimile or telephone to each Lender of the Loan subject to the Notice of Conversion/Continuation.

          E. Default Rate. Upon the occurrence and during the continuation of any Event of Default, upon notice to Company by Agent, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable Insolvency Laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); provided that, in the case of Eurodollar
                                     --------
Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

          F. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base

Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's
--------
interest shall be paid on that Loan.

          G. Limitation on Interest. It is the intention of the parties hereto to comply with all applicable usury laws, whether now existing or hereafter enacted. Accordingly, notwithstanding any provision to the contrary in this Agreement, the Notes, the other Loan Documents or any other document evidencing, securing, guaranteeing or otherwise pertaining to the Obligations of Company to Lenders, in no contingency or event whatsoever, whether by acceleration of the maturity of indebtedness of Company to Lenders or otherwise, shall the interest contracted for, charged or received by Lenders exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provisions of this Agreement, the Notes, the other Loan Documents or of any other document evidencing, securing, guaranteeing or otherwise pertaining to the Obligations of Company to Lenders, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances Lenders shall ever receive anything of value as interest or deemed interest by applicable law under this Agreement, the Notes, the other Loan Documents or any other document evidencing, securing, guaranteeing or otherwise pertaining to the Obligations of Company to Lenders or otherwise an amount that would exceed the highest lawful amount (the "Maximum Rate"), such amount that would be excessive interest shall be applied to the reduction of the principal amount owing in connection with this Agreement or on account of any other indebtedness of Company to Lenders, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal owing in connection with this Agreement and such other indebtedness, such excess shall be refunded to Company. In determining whether or not the interest paid or payable with respect to indebtedness of Company to Lenders, under any specific contingency, exceeds the maximum nonusurious rate permitted under applicable law, Lenders may, at their option (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of the Obligations, to the end that no such portion shall bear interest at a rate greater than that permitted by law. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

     2.3  Fees.
          ----


          A. Commitment Fees. Company agrees to pay to Agent, for distribution to each Revolving Lender in proportion to that Revolving Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date equal to the average of the daily excess of the Revolving Loan Commitments over the Total Utilization of Revolving Loan Commitments multiplied by 1/2 of
                           -------------

1% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable monthly in arrears on the first Business Day of each calendar month, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date.

          B. Other Fees. Company hereby assumes liability for the payment to BTCo and Agent of all fees payable by K&C as set forth in the fee letter dated as of May 29, 2001 between K&C and BTCo, in the amounts and at the times set forth in such fee letter. In connection with Company's assumption of such liabilities, it is hereby acknowledged and agreed that K&C is hereby released from all obligations under such fee letter.

     2.4  Repayments, Prepayments and Reductions in Revolving Loan Commitments;
          ---------------------------------------------------------------------
General Provisions Regarding Payments; Application of Proceeds of Collateral and
--------------------------------------------------------------------------------
Payments Under Guaranties.
-------------------------

          A. Scheduled Payments of Term Loans and Scheduled Reductions of Revolving Loan Commitments.

               (i)  Scheduled Payments of Term Loans. Company shall make
                    --------------------------------
          principal payments on the Term Loans in installments on the dates and in the amounts set forth below:
               ---------------------------------------------------------
                     Date                  Scheduled Repayment
               ---------------------------------------------------------
               September 30, 2001             $1,500,000
               ---------------------------------------------------------
               December 31, 2001               1,500,000
               ---------------------------------------------------------
               March 31, 2002                  1,500,000
               ---------------------------------------------------------
               June 30, 2002                   1,500,000
               ---------------------------------------------------------
               September 30, 2002              1,500,000
               ---------------------------------------------------------
               December 31, 2002               1,500,000
               ---------------------------------------------------------
               March 31, 2003                  1,500,000
               ---------------------------------------------------------
               June 30, 2003                   1,500,000
               ---------------------------------------------------------
               September 30, 2003              1,500,000
               ---------------------------------------------------------
               December 31, 2003               1,500,000
               ---------------------------------------------------------
               March 31, 2004                  1,500,000
               ---------------------------------------------------------
               June 30, 2004                   1,500,000
               ---------------------------------------------------------
               September 30, 2004              1,500,000
               ---------------------------------------------------------
               December 31, 2004               1,500,000
               ---------------------------------------------------------
               March 31, 2005                  1,500,000
               ---------------------------------------------------------
               June 30, 2005                   1,500,000
               ---------------------------------------------------------
               September 30, 2005              1,500,000
               ---------------------------------------------------------
               December 31, 2005               1,500,000
               ---------------------------------------------------------
               March 31, 2006                  1,500,000
               ---------------------------------------------------------
               June 30, 2006                   1,500,000
               ---------------------------------------------------------

; provided that the scheduled installments of principal of the Term Loans set
  --------
forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans in accordance with subsection 2.4B(iv); and provided further that the Term Loans and all other amounts owed hereunder with
-------- -------
respect to the Term Loans shall be paid in full no later than June 30, 2006, and the final installment payable by Company in respect of the Term Loans on such date shall be in an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Term Loans.

               (ii) Scheduled Reductions of Revolving Loan Commitments. The
                    --------------------------------------------------
          Revolving Loan Commitments shall be permanently reduced by $10,000,000 on December 31, 2002.

          B. Prepayments and Unscheduled Reductions in Revolving Loan
Commitments.

               (i)  Voluntary Prepayments. Company may, upon not less than one
                    ---------------------
          Business Day's prior written or telephonic notice, in the case of Base Rate Loans, and three Business Days' prior written or telephonic notice, in the case of Eurodollar Rate Loans, in each case given to Agent by 12:00 Noon (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender for the Loans to be prepaid), at any time and from time to time prepay any Term Loans or Revolving Loans on any Business Day in whole or in part in an aggregate minimum amount of $500,000 and multiples of $250,000 in excess of that amount; provided, however, that a Eurodollar Rate Loan
                                 --------  -------
          may only be prepaid on the expiration of the Interest Period applicable thereto. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4B(iv).


               (ii) Voluntary Reductions of Revolving Loan Commitments. Company
                    --------------------------------------------------
          may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Revolving Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided that any such partial
                                                  --------
          reduction of the Revolving Loan Commitments shall be in an aggregate minimum amount of $1,000,000 and multiples of $500,000 in excess of that amount; provided further that no refinancing of the Revolving
                       -------- -------
          Loans and the Revolving Loan Commitments shall be permitted without repayment in full of all of the Term Loans and all of the other Obligations. Company's notice to Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Loan Commitments shall be effective on the date specified in Company's notice and shall reduce the Revolving Loan Commitment of each Revolving Lender proportionately to its Pro Rata Share.

               (iii) Mandatory Prepayments. The Loans shall be prepaid in the
                     ---------------------
          amounts and under the circumstances set forth below, all such prepayments to be applied as set forth below or as more specifically provided in subsection 2.4B(iv):

                    (a)   Prepayments From Net Asset Sale Proceeds. No later
                          ----------------------------------------
          than the first Business Day following the date of receipt by Holdings, Company or any of its Subsidiaries of any Net Asset Sale Proceeds in respect of any Asset Sale (other than Net Asset Sale Proceeds in respect of a sale by Holdings of Convertible Preferred Stock or Common Shares to the extent such sale does not result in a Change of Control hereunder and is otherwise not prohibited hereunder), Company shall prepay the Loans in an aggregate amount equal to such Net Asset Sale Proceeds.

                    (b)   Prepayments from Net Insurance/Condemnation Proceeds.
                          ----------------------------------------------------
          No later than the first Business Day following the date of receipt by Agent or by Holdings, Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds that are required to be applied to prepay the Loans pursuant to the provisions of subsection 6.4C, Company shall prepay the Loans in an aggregate amount equal to the amount of such Net Insurance/Condemnation Proceeds.

                    (c)   Prepayments Due to Issuance of Equity Securities. No
                          ------------------------------------------------
          later than the first Business Day following the date of receipt of Net Securities Proceeds from the issuance of any equity Securities of Holdings, Company or any of its Subsidiaries (other than Net Securities Proceeds received by a newly formed Wholly-Owned Subsidiary of Company or any of its Wholly-Owned Subsidiaries from Company or any of its Wholly-Owned Subsidiaries to the extent such Investment by Company or any of its Wholly-Owned Subsidiaries in such newly formed Wholly-Owned Subsidiary is permitted pursuant to the terms of this Agreement) or from any capital contribution to Holdings or Company by any holder of equity Securities thereof after the Closing Date (in each case other than Net Securities Proceeds from the issuance of any equity Securities of Holdings or from any capital contribution to Holdings by any holder of equity Securities thereof, in each case to the extent such Net Securities Proceeds are promptly used by Holdings to purchase publicly held Common Shares), Company shall prepay the Loans in an aggregate amount equal to such Net Securities Proceeds.

                    (d)   Prepayments Due to Issuance of Indebtedness. No later
                          -------------------------------------------
          than the first Business Day following the date of receipt of the Net Securities Proceeds from the issuance of any Indebtedness of Holdings, Company or any of its Subsidiaries after the Closing Date, other than Indebtedness permitted pursuant to subsection 7.1, Company shall prepay the Loans in an aggregate amount equal to such Net Securities Proceeds.

                    (e)   Prepayments from Consolidated Excess Cash Flow. In the
                          ----------------------------------------------
          event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year ending December 31, 2001), Company shall, no later than 90 days after the end of such Fiscal Year, prepay the Loans in an aggregate amount equal to 75% of such Consolidated Excess Cash Flow.

                    (f)   Calculations of Net Proceeds Amounts; Additional
                          ------------------------------------------------
          Prepayments Based on Subsequent Calculations. Concurrently with any
          --------------------------------------------
          prepayment of the Loans pursuant to subsections 2.4B(iii)(a)-(e), Company shall deliver to Agent an Officer's Certificate demonstrating the calculation of the amount of the applicable Net Asset Sale Proceeds, Net Insurance/Condemnation Proceeds, Net Securities Proceeds, or Consolidated Excess Cash Flow, as the case may be, that gave rise to such prepayment and, in the case of any prepayment pursuant to subsection 2.4B(iii)(b), demonstrating what portion of the Net Insurance/Condemnation Proceeds, if any, relates to Inventory. In the event that Company shall subsequently determine that the actual amount was greater than the amount set forth in such Officer's Certificate, Company shall promptly make an additional prepayment of the Loans in an amount equal to the amount of such excess, and Company shall concurrently therewith deliver to Agent an Officer's Certificate demonstrating the derivation of the additional amount resulting in such excess.

                    (g)   Prepayments Due to Reductions or Restrictions of
                          -------------------------------------------------
          Revolving Loan Commitments or Due to Insufficient Revolving Borrowing
          ---------------------------------------------------------------------
          Base. Company shall from time to time prepay the Revolving Loans to
          ----
          the extent necessary (1) so that the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect and (2) so that the Total Utilization of Revolving Loan Commitments shall not exceed at any time the Revolving Borrowing Base then in effect.


                    (h)   Prepayments of Loans from Amounts Transferred to BTCo
                          -----------------------------------------------------
          Account. If any amounts are transferred to the BTCo Account on any
          -------
          Business Day pursuant to the terms of any Blocked Account Agreement, if any, then on such Business Day, if such amounts are transferred to the BTCo Account prior to 1:00 P.M. (New York time) on such Business Day, or on the next succeeding Business Day, if such amounts are transferred to the BTCo Account on or after 1:00 P.M. (New York time) on such Business Day, Company shall, subject to subsection 2.4B(iv)(b), prepay Company's Revolving Loans in an amount equal to such amount transferred to the BTCo Account pursuant to the terms of the applicable

     Blocked Account Agreement on such Business Day (to the extent such amount relates to payments received in respect of Accounts of Company or any of its Subsidiaries) until all of Company's Revolving Loans shall have been paid in full.

           (i)  Prepayments of Loans from Proceeds of Payment of Woods
                ------------------------------------------------------
     Subsidiary Note and Glit Subsidiary Note. No later than the date of receipt
     ----------------------------------------
     by Company of any payment of principal under the Woods Subsidiary Note or the Glit Subsidiary Note, Company shall prepay the Revolving Loans in an amount not less than the amount of such payment.

     (iv)  Application of Prepayments.
           --------------------------

           (a)  Application of Voluntary Prepayments by Type of Loans and Order
                ---------------------------------------------------------------
     of Maturity. Any voluntary prepayments pursuant to subsection 2.4B(i) shall
     -----------
     be applied as specified by Company in the applicable notice of prepayment; provided that in the event Company fails to specify the Loans to which any
     --------
     such prepayment shall be applied, such prepayment shall be applied first to
                                                                        -----
     repay outstanding Term Loans to the full extent thereof, and second to
                                                                  ------
     repay outstanding Revolving Loans to the full extent thereof. Any voluntary prepayments of the Term Loans pursuant to subsection 2.4B(i) shall be applied to reduce the scheduled installments of principal of the Term Loans set forth in subsection 2.4A in inverse chronological order.

           (b)  Application of Mandatory Prepayments by Type of Loans. Unless an
                -----------------------------------------------------
     Event of Default has occurred and is continuing, (1) any amount required to be applied as a mandatory prepayment of the Loans pursuant to subsection 2.4B(iii)(a) (other than mandatory prepayments resulting from Asset Sales pursuant to which all of the equity interests of a Subsidiary or operating divisions is sold or substantially all of the assets of a Subsidiary is sold) and subsections 2.4B(iii)(c), (d) and (e) and, to the extent the Net Insurance/Condemnation Proceeds do not relate to Inventory, subsection 2.4B(iii)(b), shall be applied first to prepay the Term Loans to the full
                                    -----
     extent thereof, and second, to the extent of any remaining portion of such
                         ------
     amount, to prepay the Revolving Loans to the full extent thereof, (2) any amount required to be applied as a mandatory prepayment of the Loans pursuant to subsection 2.4B(iii)(b), to the extent the Net Insurance/Condemnation Proceeds relate to Inventory, shall be applied first
                                                                           -----
     to prepay the Revolving Loans to the full extent thereof, and second, to
                                                                   ------
     the extent of any remaining portion of such amount, to prepay the Term Loans to the full extent thereof, and (3) any amount required to be applied as a mandatory prepayment of the Loans pursuant to subsection 2.4B(iii)(a) (to the extent such mandatory prepayment results from Asset Sales pursuant to which all of the equity interests of a Subsidiary is sold or substantially all of the assets of a Subsidiary or operating divisions is sold) shall be applied first to prepay the Term Loans
                            -----
     in an amount equal to the lesser of (x) the aggregate amount of Term Loans then outstanding and (y) the aggregate amount of Term Borrowing Base applicable to the assets so sold or the assets of the Subsidiary so sold, in each case as of the date of such sale, second, to the extent of any
                                               ------
     remaining portion of such amount, to prepay the Revolving Loans in an amount equal to the lesser of (x) the aggregate amount of Revolving Loans then outstanding and (y) the aggregate amount of Revolving Borrowing Base applicable to the assets so sold or the assets of the Subsidiary or operating divisions so sold, in each case as of the date of such sale, third, to the extent of any remaining portion of such amount, to prepay the
     -----
     Term Loans to the full extent thereof, and fourth, to the extent of any
                                                ------
     remaining portion of such amount, to prepay the Revolving Loans to the full extent thereof. If an Event of Default has occurred and is continuing, any amount required to be applied as a mandatory prepayment shall be applied as set forth in subsection 2.4D.

          (c)  Application of Mandatory Prepayments of Term Loans to Scheduled
               ---------------------------------------------------------------
     Installments of Principal Thereof.  Any mandatory prepayments of the Term
     ---------------------------------
     Loans pursuant to subsection 2.4B(iii), subject to the last sentence of subsection 2.4B(iv)(b), shall be applied to reduce the scheduled installments of principal of the Term Loans set forth in subsection 2.4A in inverse chronological order.

          (d)  Application of Prepayments to Base Rate Loans and Eurodollar Rate
               -----------------------------------------------------------------
     Loans. Considering Term Loans and Revolving Loans being prepaid separately,
     -----
     any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D. To the extent that Company is required to make a mandatory prepayment of the Loans which is required to be applied to Eurodollar Rate Loans (following the operation of the immediately preceding sentence) on a date other than the last day of an Interest Period applicable to a Eurodollar Rate Loan, Company shall remit to Agent an amount equal to such mandatory prepayment and instruct Agent to
     (i) apply such amount to repay the Revolving Loans or (ii) hold such amount in an interest bearing account in Agent's sole dominion and control. On the last day of the Interest Period relating to the next-maturing Eurodollar Rate Loan, (1) if such mandatory prepayment amount was applied to repay the Revolving Loans pursuant to clause (i) above and if such amount would have been required to be applied to prepay Term Loans, then Company shall be deemed to have requested a Revolving Loan on such last day in an amount equal to such mandatory prepayment amount and, so long as the conditions set forth in subsection 4.2 have been satisfied, each Lender shall make its Pro Rata Share of Revolving Loans in an aggregate amount equal to such mandatory prepayment amount (which proceeds shall be made available to Agent) and the proceeds of such Revolving Loans shall be applied by

          Agent (and Company hereby irrevocably authorizes Agent to apply such proceeds) to the prepayment of Term Loans in the same manner as the mandatory prepayment amount would have been applied had such mandatory prepayment amount been made without the operation of the immediately preceding sentence, and (2) if such mandatory prepayment amount was held in an interest bearing account pursuant to clause (ii) above, then Agent shall apply the amounts held by it in such account to the prepayment of such maturing Eurodollar Rate Loan and Agent shall notify Company of the application of such amounts. Upon the direction of Company, Agent may apply any earnings on amounts held in such account to the payment of accrued interest on such Eurodollar Rate Loan or shall release such earnings to Company.

    C.  General Provisions Regarding Payments.

          (i)  Manner and Time of Payment. Subject to any withholding of Taxes
               --------------------------
     permitted under subsection 2.7B, all payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent not later than 1:00 P.M. (New York City time) on the date due at the Funding and Payment Office for the account of Lenders. Funds received by Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day. In order to effect timely payment of any interest, fees, commissions or other amounts due hereunder, Company hereby authorizes Agent to request Daily Funding Lender to make Revolving Loans for its own account (subject to settlement pursuant to subsection 2.1D) in a principal amount equal to such interest, fees, commissions or other amounts; provided
                                                                        --------
     that Agent shall not have the right to request such Revolving Loans if, after giving effect to such Revolving Loans, (a) the aggregate outstanding principal amount of Revolving Loans would exceed the Revolving Loan Commitments then in effect minus the Letter of Credit Usage, or (b) the
                                -----
     Total Utilization of Revolving Loan Commitments would exceed the Revolving Borrowing Base then in effect. Daily Funding Lender shall make the amount of such Revolving Loans (which shall be made as Base Rate Loans) available to Agent, in same day funds, at the Funding and Payment Office, not later than 1:00 P.M. (New York time) on the date requested by Agent, and Company and Lenders hereby authorize Agent, whether or not the conditions specified in subsection 4.2 have been satisfied or waived, to apply the proceeds of such Revolving Loans directly to the payment of such unpaid interest, fees, commissions or other amounts. Company hereby agrees that, upon the funding of any such Revolving Loans by Daily Funding Lender in accordance with the provisions of this subsection 2.4C(i), Company shall have effected Revolving Loans hereunder, which Revolving Loans shall for all purposes of this Agreement be deemed to have been made by Daily Funding Lender pursuant to and in accordance with the provisions of subsection 2.1C(ii). Agent shall deliver prompt notice to Company of the amount of Revolving Loans made pursuant to this subsection 2.4C together with copies of all invoices or other statements evidencing the fees, commissions or other amounts due hereunder (other than interest) paid with the proceeds of such Revolving Loans; provided that
                                                               --------
     Agent shall give notice to Company five days in advance of the making of any such Revolving Loans for the payment of any amounts owed under subsection 10.2 together with copies of all invoices or other statements evidencing such amounts. In addition, Company hereby authorizes Agent to charge its accounts with Agent in order to cause timely payment to be made to Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

               (ii)   Application of Payments to Principal and Interest. Except
                      -------------------------------------------------
     as provided in subsection 2.2C, all payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

               (iii)  Apportionment of Payments. Aggregate principal and
                      -------------------------
     interest payments in respect of Term Loans and Revolving Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares of such Loans; provided that (i) payments of principal in respect of the Revolving
            --------
     Loans pursuant to subsection 2.4B(iii)(h) shall be applied to reduce the outstanding Revolving Loans of Daily Funding Lender (subject to settlement pursuant to subsection 2.1D) prior to application to the outstanding Revolving Loans of any other Lender and (ii) payments of interest in respect of Revolving Loans which are Base Rate Loans shall be apportioned ratably among Lenders in proportion to the average daily amount of such Base Rate Loans of each Lender outstanding during the period in which such interest shall have accrued. Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Agent in respect of Loans and the commitment fees of such Lender when received by Agent pursuant to subsection 2.3. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Agent shall give effect thereto in apportioning payments received thereafter.

               (iv)   Payments on Business Days. Whenever any payment to be made
                      -------------------------
     hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder, as the case may be.

              (v)    Notation of Payment. Each Lender agrees that before
                     -------------------
       disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of all Loans evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; provided that the failure to make (or any error in the making
                  --------
       of) a notation of any Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to any Loan or any payments of principal or interest on such Note.

       D. Application of Proceeds of Collateral and Payments after Event of Default.

       Upon the occurrence and during the continuation of an Event of Default,
(a) all payments received on account of the Obligations, whether from Company, from any Guarantor or otherwise, shall be applied by Agent against the Obligations and (b) all proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Collateral Document may, in the discretion of Agent, be held by Agent as Collateral for, and/or (then or at any time thereafter) applied in full or in part by Agent against, the applicable Secured Obligations (as defined in such Collateral Document), in each case in the following order of priority:

               (i) to the payment of all costs and expenses of such sale, collection or other realization, all other expenses, liabilities and advances made or incurred by Agent in connection therewith, and all amounts for which Agent is entitled to compensation (including the fees described in subsection 2.3), reimbursement and indemnification under any Loan Document and all advances made by Agent thereunder for the account of the applicable Loan Party, and to the payment of all costs and expenses paid or incurred by Agent in connection with the Loan Documents, all in accordance with subsections 9.4, 10.2 and 10.3 and the other terms of this Agreement and the Loan Documents;

               (ii) thereafter, to the extent of any excess such proceeds, to the payment of all other Obligations for the ratable benefit of the holders thereof (subject to the provisions of subsection 2.4C(ii) hereof); and

               (iii) thereafter, to the extent of any excess such proceeds, to the payment to or upon the order of such Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

  2.5  Use of Proceeds.
       ---------------

       A.  Initial Loans.  The proceeds of the Term Loans, together with up to
           -------------
$63,500,000 in proceeds of the initial Revolving Loans and the proceeds of the Equity Financing from the Preferred Stock Purchase, shall be applied by Company to refinance the Existing Credit Agreement, to repurchase 165 units of the Contico Preferred Units on the Closing Date pursuant to the Contico Preferred Unit Repurchase Agreement, and to pay related Transaction Costs.

               B.  Other Revolving Loans. The proceeds of any other Revolving
                   ---------------------
Loans shall be applied by Company for the issuance of Letters of Credit and working capital and other general corporate purposes, which may include the making of intercompany loans to any of Company's Wholly-Owned Subsidiaries, in accordance with subsection 7.1(iv) for their own general corporate purposes.

               C.  Margin Regulations. No portion of the proceeds of any
                   ------------------
borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

          2.6  Special Provisions Governing Eurodollar Rate Loans.
               ---------------------------------------------------

                  Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

               A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. (New York City time) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

               B. Inability to Determine Applicable Interest Rate. In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Agent notifies Company and such Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be for a Base Rate Loan.

               C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Agent of such determination (which notice Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans"), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

          D. Compensation For Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by that Lender pursuant to subsection 2.8 (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and, without duplication, any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment (including any prepayment or conversion occasioned by the circumstances described in subsection 2.6C) or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

               E. Booking of Eurodollar Rate Loans. Subject to subsection 2.8B, any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

               F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had funded each of its Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period, whether or not its Eurodollar Rate Loans had been funded in such manner.

               G. Eurodollar Rate Loans After Default. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default, (i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed for a Base Rate Loan or, if the conditions to making a Loan set forth in subsection 4.2 cannot then be satisfied, to be rescinded by Company.

        2.7  Increased Costs; Taxes; Capital Adequacy.
             ----------------------------------------

               A. Compensation for Increased Costs. Subject to the provisions of subsection 2.7B (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (including any Issuing Lender) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or other Government Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other Government Authority (whether or not having the force of law):

                         (i) subjects such Lender to any additional Tax with respect to this Agreement or any of its obligations hereunder (including with respect to issuing or maintaining any Letters of Credit or purchasing or maintaining any participations therein or maintaining any Commitment hereunder) or any payments to such Lender of principal, interest, fees or any other amount payable hereunder;

                         (ii) imposes, modifies or holds applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to

          Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

               (iii) imposes any other condition (other than with respect to Taxes) on or affecting such Lender or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining its Loans or Commitments or agreeing to issue, issuing or maintaining any Letter of Credit or agreeing to purchase, purchasing or maintaining any participation therein or to reduce any amount received or receivable by such Lender with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in subsection 2.8A, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder; provided that Company shall not be
                                          --------
required to compensate a Lender pursuant to this subsection for any increased cost or reduction in respect of a period occurring more than six months prior to the date that such Lender notifies Company of such Lender's intention to claim compensation therefor unless the circumstances giving rise to such increased cost or reduction became applicable retroactively, in which case no such time limitation shall apply so long as such Lender requests compensation within six months from the date such circumstances become applicable.

          B.   Taxes.

                    (i)  Payments to Be Free and Clear. Except as otherwise
                         -----------------------------
          provided in this subsection 2.7B, all sums payable by Company under this Agreement and the other Loan Documents shall be paid free and clear of, and without any deduction or withholding on account of, any Tax.

                    (ii) Grossing-up of Payments. If Company or any other Person
                         -----------------------
          is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Agent or any Lender under any of the Loan Documents:

                         (a) Company shall notify Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

                         (b) Company shall pay any such Tax when such Tax is due, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Agent or such Lender, as the case may be) on behalf of and in the name of Agent or such Lender;

                         (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment on account of such Tax is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date a sum net of such Tax equal to what it would have received had no such deduction, withholding or payment been required or made; and

                          (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

          provided that no such additional amount shall be required to be paid
          --------
to any Lender or to Agent on behalf of Agent or any Lender under clause (c) above (i) with respect to any Tax required to be deducted or withheld on the basis of the information, certificates or statements of exemption a Non-US Lender chooses to transmit with an Internal Revenue Service Form W-8IMY pursuant to subsection 2.7B(iii)(b)(2) and (ii) except to the extent that any change after the date on which such Lender became a Lender (other than a change under the applicable law enacted or promulgated, but not in effect, as of such date, as long as such change becomes effective within one year of such date) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect on the date on which such Lender became a Lender, in respect of payments to such Lender.

                    (iii) Evidence of Exemption from U.S. Withholding Tax.
                          -----------------------------------------------

                          (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "Non-US Lender") shall deliver to Agent and to Company, on or prior to the Closing Date (in the case of each Non-US Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Non-US Lender), and at such other times as may be necessary in the determination of Company or Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms) properly completed and duly executed by such Non-US Lender, or, in the case of a Non-US Lender claiming exemption from United States federal withholding tax under Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest", two original copies of Internal Revenue Service Form W-8BEN (or any successor form), properly completed and duly executed by such Non-US Lender, together with a certificate of such Non-US Lender certifying that such Non-US Lender is not (i) a "bank" for purposes of Section 881(c) of the Internal Revenue Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue
                    Code) of Company or (iii) a controlled foreign corporation related to Company (within the meaning of Section 864(d)(4) of the Internal Revenue Code) in each case together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Non-US Lender is not subject to United States withholding tax with respect to any payments to such Non-US Lender of interest payable under any of the Loan Documents.

                         (b) Each Non-US Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall deliver to Agent and to Company, on or prior to the Closing Date (in the case of each Non-US Lender listed on the signatures pages hereof), on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Non-US Lender), or on such later date when such Non-US Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of Company or Agent (each in the reasonable exercise of its discretion),
                    (1) two original copies of the forms, certificates or statements required to be provided by such Non-US Lender under subsection 2.7B(iii)(a), properly completed and duly executed by such Non-US Lender, to establish the portion of any such sums paid or payable with respect to which such Non-US Lender acts for its own account that is not subject to United States withholding tax, and (2) two original copies of Internal Revenue Service Form W-8IMY (or any successor forms) properly completed and duly executed by such Non-US Lender, together with any information, if any, such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder, to establish that such Lender is not acting for its own account with respect to a portion of any such sums payable to such Non-US Lender.

                         (c) Each Non-US Lender hereby agrees, from time to time after the initial delivery by such Lender of any forms, certificates or other evidence under this subsection 2.7B(iii), whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence so delivered obsolete or inaccurate in any material respect, that such Non-US Lender shall promptly (1) deliver to Agent and to Company two original copies of renewals, amendments or additional or successor forms, properly completed and duly executed by such Non-US Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Non-US Lender is not subject to United States withholding tax with respect to payments to such Non-US Lender under the Loan Documents and, if applicable, that such Lender does not act for its own account with respect to any portion of such payment, or (2) notify Agent and Company of its inability to deliver any such forms, certificates or other evidence.

                         (d) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Non-US Lender shall have failed to satisfy the requirements of clause (a), (b) or (c)(1) of this subsection 2.7B(iii); provided that if such Non-US
                                               --------
                    Lender shall have satisfied the requirements of subsection 2.7B(iii)(a) on the date such Non-US Lender became a Lender, nothing in this subsection 2.7B(iii)(d) shall relieve Company of its obligation to pay any amounts pursuant to subsection 2.7B(ii)(c) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Non-US Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

                    (iv) Tax Refund. If a Lender or Agent determines in good
                         ----------
               faith that a reasonable basis exists for contesting a Tax with respect to which Company has paid an additional amount under this subsection 2.7B or subsection 2.7A, such Lender or Agent, as applicable, shall notify Company in writing of its determination and, if requested in writing by Company, cooperate with Company (but shall have no obligation to disclose any confidential information, unless arrangements satisfactory to such Lender or Agent, as applicable, have been made to preserve the confidential nature of such information) in challenging such Tax at Company's expense (it being understood and agreed that no Lender or Agent shall have any obligation to contest, or any responsibility for contesting, any Tax). If a Lender shall become aware that it is entitled to receive a refund (whether by way of a direct payment or by offset) in respect of a Tax paid by Company, it shall promptly notify Company of the availability of such refund (unless it was made aware of such refund by Company) and shall, within 45 days after the receipt of a request from Company, apply for such refund at Company's sole expense. If any Lender or Agent, as applicable, receives a refund (whether by way of a direct payment or by offset) of any Tax with respect to which Company has paid an additional amount under this subsection 2.7B or subsection 2.7A which, in the reasonable good faith judgment of such Lender or Agent, as the case may be, is allocable to such payment made under this subsection 2.7B or subsection 2.7A, the amount of such refund (together with any interest thereon received by such Lender or Agent from the Government Authority that imposed the Tax being refunded, but net of all reasonable out-of-pocket expenses of such Lender or Agent) shall be paid to Company if (i) payment of the Tax being refunded has been made in full as and when required pursuant to this subsection 2.7B or subsection 2.7A and (ii) Company agrees in writing to repay the amount of such Refund, together with interest thereon, to the applicable Lender or Agent in the event such Lender or Agent is required to repay such refund to such Government Authority.

               C. Capital Adequacy Adjustment. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Government Authority charged with the interpretation or administration thereof, or compliance by any Lender with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Government Authority, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in subsection 2.8A, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction; provided that Company shall not be required
                                    --------
to compensate a Lender pursuant to this subsection for any reduction in respect of a period occurring more than six months prior to the date that such Lender notifies Company of such Lender's intention to claim compensation therefor unless the circumstances giving rise to such reduction become applicable retroactively, in which case no such time limitation shall apply so long as such Lender requests compensation within six months from the date such circumstances become applicable.

     2.8  Statement of Lenders; Obligation of Lenders and Issuing Lenders to
          ------------------------------------------------------------------
Mitigate.
--------

               A. Statements. Each Lender claiming compensation or reimbursement pursuant to subsection 2.6D, 2.7 or 2.8B shall deliver to Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such compensation or reimbursement, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

               B. Mitigation. Each Lender and Issuing Lender agrees that, as promptly as practicable after the officer of such Lender or Issuing Lender responsible for administering the Loans or Letters of Credit of such Lender or Issuing Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender or Issuing Lender to receive payments under subsection 2.7, use reasonable effort to make, issue, fund or maintain the Commitments of such Lender or the Affected Loans or Letters of Credit of such Lender or Issuing Lender through another lending or letter of credit office of such Lender or Issuing Lender, if (i) as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender or Issuing Lender pursuant to subsection 2.7 would be materially reduced and (ii) as determined by such Lender or Issuing Lender in its sole discretion, such action would not otherwise be disadvantageous to such Lender or Issuing Lender; provided that such Lender or Issuing Lender will not be
                --------
obligated to utilize such other lending or letter of credit office pursuant to this subsection 2.8B unless Company agrees to pay all incremental expenses incurred by such Lender or Issuing Lender as a result of utilizing such other lending or letter of credit office as described above.

     2.9  Replacement of a Lender.
          -----------------------

               If Company receives a statement of amounts due pursuant to subsection 2.8A from a Lender or a Lender becomes an Affected Lender (any such Lender, a "Subject Lender"), so long as (i) no Potential Event of Default or Event of Default shall have occurred and be continuing and Company has obtained a commitment from another Lender or an Eligible Assignee to purchase at par the Subject Lender's Loans and assume the Subject Lender's Commitments and all other obligations of the Subject Lender hereunder, (ii) such Lender is not an Issuing Lender with respect to any Letters of Credit outstanding (unless all such Letters of Credit are terminated or arrangements acceptable to such Issuing Lender (such as a "back-to-back" letter of credit) are made) and (iii), if applicable, the Subject Lender is unwilling to withdraw the notice delivered to Company pursuant to subsection 2.8 upon 10 days prior written notice to the Subject Lender and Agent, Company may require the Subject Lender to assign all of its Loans and Commitments to such other Lender, Lenders, Eligible Assignee or Eligible Assignees pursuant to the provisions of subsection 10.1B; provided
                                                                   --------
that, prior to or concurrently with such replacement, (1) the Subject Lender shall have received payment in full of all principal, interest, fees and other amounts, including all amounts under subsections 2.6D, 2.7 and/or 2.8B (if applicable) through such date of replacement and a release from its obligations under the Loan Documents, (2) the processing fee required to be paid by subsection 10.1B(i) shall have been paid to Agent, and (3) all of the requirements for such assignment contained in subsection 10.1B, including, without limitation, the consent of Agent (if required) and the receipt by Agent of an executed Assignment Agreement and other supporting documents, have been fulfilled.

     2.10 Collection, Deposit and Transfer of Payments in Respect of Accounts.
          -------------------------------------------------------------------

          Company shall, and shall cause each of its Subsidiaries to, maintain in effect at all times a system of accounts and procedures reasonably satisfactory to Agent for the collection and deposit of payments in respect of such Person's Accounts and the transfer of amounts so deposited to the applicable Concentration Account and BTCo Account. Without limiting the generality of the foregoing:

          A. Maintenance of Lock Boxes, Lock Box Accounts and Concentration Accounts.

                    (i) Except as permitted under clauses (ii) and (iii) of this subsection 2.10A and, with respect to Woods and Glit, subsection 2.10B(i), Company shall, and shall cause each of its Domestic Subsidiaries, Woods and Glit to, at all times maintain all of their respective lockboxes and Deposit Accounts as Lock Boxes, Lock Box Accounts and Concentration Accounts established pursuant to the terms of this Agreement, the Lock Box Agreements and the Blocked Account Agreements.

                    (ii) Company shall not, and shall not permit any of its Domestic Subsidiaries, Woods or Glit to, close any Lock Box, Lock Box Account, Concentration Account or any other Deposit Account or open a new Lock Box, Lock Box Account, Concentration Account or any other Deposit Account unless it shall have (a) notified Agent in writing at least 30 days (or such lesser number of days as may be agreed to by Agent) prior to the proposed closing or opening, (b) in the case of a new Lock Box or Lock Box Account, entered into a Lock Box Agreement with the applicable Lock Box Account Bank and (c) in the case of a new Other Bank Concentration Account or any other new Deposit Account, entered into a Blocked Account Agreement with the applicable Concentration Bank or the applicable financial institution.

                    (iii) Notwithstanding the foregoing, (a) with respect to each of the zero-balance Deposit Accounts and other disbursement Deposit Accounts listed in Part B of Schedule 1(d) to the Security Agreement as in effect on the Closing Date, Company shall, or shall cause its Subsidiaries to, enter into a Blocked Account Agreement (which Blocked Account Agreements shall not require an automatic daily transfer to the BTCo Account unless and until a notice is given by Agent) with the applicable financial institution within 60 days of the Closing Date, (b) with respect to each of the Deposit Accounts listed in Part C of Schedule 1(d) to the Security Agreement as in effect on the Closing Date, Company shall, or shall cause its Subsidiaries to,
          (1) enter into a Blocked Account Agreement (which Blocked Account Agreements shall require an automatic daily transfer to the BTCo Account) with the applicable financial institution within 30 days of the Closing Date and (2) transfer all amounts in each such Deposit Account into the BTCo Account on each Business Day unless the aggregate amount in such Deposit Account on such Business Day is less than $10,000, (c) with respect to each of the three U.K. Deposit Accounts of the U.K. division of Contico listed in Part D in Schedule 1(d) to the Security Agreement as in effect on the Closing Date, which Company represents are the only U.K. Deposit Accounts of Contico, Company and Contico shall not be required to enter into a Blocked Account Agreement or a Lock Box Agreement so long as (1) (I) on or prior to the Closing Date, Contico shall have granted a charge on each such Deposit Account and the proceeds thereof pursuant to the U.K. Subsidiary Debenture and (II) within 30 days of the Closing Date, Company or Contico shall have caused each bank at which such Deposit Account is maintained to execute an acknowledgement in form and substance satisfactory to Agent, (2) Company shall cause Contico to at all times immediately transfer to a Concentration Account or to BTCo Account any amount in excess of (Pounds)100,000 in account number 56466676 maintained at National Westminster Bank PLC or any amount in excess of (Pounds)100,000 in the aggregate in the other four U.K. Deposit Accounts of Contico (account numbers 56470169, 6386091, 56470177 and 6786847 maintained at National Westminster Bank) and any other Deposit Account of any Loan Party in the U.K., and (3) Company shall cause Contico and Contico Manufacturing Limited to completely segregate their respective Deposit Accounts and their cash ledger systems in the U.K. within 30 days of the Closing Date such that the only funds in the U.K. Deposit Accounts of Contico are funds of Contico and Company shall have delivered an Officer's Certificate to Agent on or before such 30th day of the Closing Date certifying that it has complied with the provisions of this clause (3), and (d) with respect to the Canadian Deposit

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

          Account(s) listed in Part E in Schedule 1(d) to the Security Agreement as in effect on the Closing Date, Company shall cause its Subsidiaries to, within 30 days of the Closing Date, to enter into a Blocked Account Agreement in form and substance satisfactory to Agent.

          B.   Collection and Deposit of Payments in Respect of Accounts.

                    (i) Company shall, and shall cause each of its Domestic Subsidiaries to, and, as soon as possible and in any event on and after 90 days after the Closing Date, shall cause Woods and Glit to, deliver such notices to account debtors and take all such other actions as may reasonably be necessary to cause all payments in respect of such Person's Accounts to be made directly to a Lock Box or, in the case of account debtors of Contico in the United Kingdom, to a Deposit Account of Contico that is subject to a charge pursuant to the U.K. Subsidiary Debenture. Company shall cause Woods and Glit to establish Lock Boxes and Lock Box Accounts and enter into Lock Box Agreements within 90 days of the Closing Date and shall cause all payments in respect of Accounts of Woods and Glit on and after 180 days after the Closing Date to be made directly to a Lock Box.

                    (ii) Company shall, or shall cause each of its Domestic Subsidiaries to, and, as soon as possible and in any event on and after 90 days after the Closing Date, shall cause Woods and Glit to, direct the Lock Box Bank (or other authorized representatives designated by Agent), at least once on each Business Day, to retrieve all checks and other instruments delivered to a Lock Box and, as promptly as possible on the same Business Day so retrieved, to endorse for payment and deposit each such check or other instrument in the Lock Box Account related to such Lock Box. Notwithstanding the foregoing, from and after such time as Agent shall have notified Company of its election to exercise its rights under this subsection 2.10B(ii), Company shall not, and shall not permit its Domestic Subsidiaries, Woods or Glit to, retrieve any items from any Lock Box unless accompanied by a representative of Agent, and Company hereby appoints Agent or any of its designees as Company' attorneys-in-fact with powers, upon notification by Agent as aforesaid, to (a) access all Lock Boxes and (b) endorse for payment any checks or other instruments representing payment in respect of any Accounts of such Persons that are delivered to any Lock Box. All acts of said attorneys or designees are hereby ratified and approved, and said attorneys or designees shall not be liable for any acts of omission or commission (other than acts or omissions constituting gross negligence or willful misconduct as determined in a final order by a court of competent jurisdiction), nor for any error of judgment or mistake of fact or law. The power of attorney set forth in this subsection 2.10B(ii) is irrevocable until all Obligations shall have been paid in full and the Commitments shall have terminated.

                    (iii) In the event that Company or any of its Domestic Subsidiaries, Woods or Glit receives any check, cash, note or other instrument representing payment of an Account (other than any item delivered to a Lock Box), Company shall, or shall cause such Subsidiary to, hold such item in trust for Agent and shall, as soon as practicable (and in any event within one Business
          Day) after receipt thereof, cause such item to be deposited into a Lock Box Account with any necessary endorsements.

               (iv) Company hereby agrees, from and after such time, if any, as Agent shall have notified Company in writing that the provisions of this subsection 2.10B(iv) are to become effective until such later time, if any, as Agent shall have notified Company in writing that such provisions are no longer to be effective, not to deposit any monies into the Lock Box Accounts or to Concentration Accounts or to otherwise permit any monies to be deposited into any of such accounts, except payments received in respect of Company's Accounts.

          C. Transfer of Amounts Deposited in the Lock Box Accounts to the Concentration Accounts. Company shall cause all amounts deposited in each Lock Box Account to be automatically transferred on each Business Day to the applicable Concentration Account in accordance with the terms of the applicable Lock Box Agreement.

          D. Transfer of Amounts Deposited in the Concentration Accounts and Other Deposit Accounts to the BTCo Account. Company shall cause all amounts deposited in each Deposit Account of Contico in the United Kingdom to be automatically transferred to a Concentration Account or the BTCo Account upon the giving of notice by Agent (which notice shall be given only upon the occurrence and continuation of an Event of Default or a Potential Event of Default) or if any such Deposit Account has amounts exceeding the levels set forth in subsection 2.10A(iii)(c)(2). Company shall cause all amounts deposited in each Deposit Account of Woods and Glit (other than a Lock Box Account) to be automatically transferred to a Concentration Account or the BTCo Account upon the giving of notice by Agent (which notice shall be given only upon the occurrence and continuation of an Event of Default or a Potential Event of Default) or if all Deposit Accounts of Glit have an aggregate amount exceeding $1,500,000 at any time (but only to the extent of such excess) or if all Deposit Accounts of Woods have an aggregate amount exceeding $3,000,000 at any time (but only to the extent of such excess). Company shall cause all amounts deposited in each Concentration Account to be automatically transferred to the BTCo Account on each Business Day. Company shall cause all amounts deposited in any other Deposit Account (including zero balance accounts and other disbursement accounts which are subject to Blocked Account Agreements which do not require an automatic daily transfer to the BTCo Account) to be transferred to the BTCo Account on each Business Day upon giving of notice by Agent (which notice shall be given only upon the occurrence and continuation of an Event of Default or a Potential Event of Default). Any amounts so transferred to the BTCo Account first shall be applied as provided in subsection 2.4B(iii)(h) to the extent
-----
therein provided and thereafter, so long as no Event of Default or Potential
                     ----------
Event of Default shall have occurred and be continuing, shall be available for disbursement to the applicable Loan Parties for working capital and other general corporate purposes.

          E. Treatment of Accounts. Company shall not, without Agent's prior written consent, grant any extension of the time of payment of any Account, compromise or settle any Account for less than the full amount thereof, release, in whole or in part, any person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, prior to the occurrence of an Event of Default, in accordance with their usual and customary business practices.

               F. Company to Provide Information. Company shall, at such intervals as Agent may reasonably request, furnish such statements, schedules and/or information as Agent may request relating to Company's and its Subsidiaries' Accounts and the collection, deposit and transfer of payments in respect thereof, including, without limitation, all invoices evidencing such Accounts.

SECTION 3. LETTERS OF CREDIT

     3.1 Issuance of Letters of Credit and Lenders' Purchase of Participations
         ---------------------------------------------------------------------
Therein.
-------

               A. Letters of Credit. In addition to Company requesting that Lenders make Revolving Loans pursuant to subsection 2.1A(ii), Company may request, in accordance with the provisions of this subsection 3.1, from time to time during the period from the Closing Date to but excluding the 30th day prior to the Revolving Loan Commitment Termination Date, that one or more Revolving Lenders issue Letters of Credit payable on a sight basis for the account of Company or a Subsidiary Guarantor for the purposes specified in the definitions of Commercial Letters of Credit and Standby Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, any one or more Lenders may, but (except as provided in subsection 3.1B(ii)) shall not be obligated to, issue such Letters of Credit in accordance with the provisions of this subsection 3.1; provided that Company shall not request that any Revolving Lender issue (and no
--------
Revolving Lender shall issue):

                    (i) any Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments then in effect;

                    (ii) any Letter of Credit if, after giving effect to such issuance, the Letter of Credit Usage would exceed $15,000,000;

                    (iii) any Letter of Credit for the account of Company or a
               Subsidiary Guarantor if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Borrowing Base then in effect;

                    (iv) any Standby Letter of Credit having an expiration date later than the earlier of (a) five Business Days prior to the Revolving Loan Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall
                       --------
               not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period; and provided, further that such Issuing Lender shall
                           --------  -------
               elect not to extend such Standby Letter of Credit if it has knowledge that an Event of Default has occurred and is continuing (and has not been waived in accordance with subsection 10.6) at the time such Issuing Lender must elect whether or not to allow such extension; or

               (v)  any Commercial Letter of Credit having an expiration date
          (a) later than the earlier of (1) the date which is 30 days prior to the Revolving Loan Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion.

          B.   Mechanics of Issuance.

               (i)  Notice of Issuance. Whenever Company desires the issuance of
                    ------------------
          a Letter of Credit, it shall deliver to Agent a Request for Issuance of Letter of Credit substantially in the form of Exhibit III annexed
                                                           -----------
          hereto no later than 12:00 Noon (New York City time) at least three Business Days (in the case of Standby Letters of Credit) or five Business Days (in the case of Commercial Letters of Credit), or in each case, such shorter period as may be agreed to by the Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Issuing Lender, in its reasonable discretion, may require changes in the text of the proposed Letter of Credit or any documents described in or attached to the Request for Issuance of Letter of Credit. In furtherance of the provisions of subsection 10.8, and not in limitation thereof, Company may submit Requests for Issuance of Letter of Credit by telefacsimile and Agent and Issuing Lenders may rely and act upon any such Request for Issuance of Letter of Credit without receiving an original signed copy thereof.

                    Company shall notify the applicable Issuing Lender (and Agent, if Agent is not such Issuing Lender) prior to the issuance of any Letter of Credit in the event that any of the matters to which Company is required to certify in the applicable Request for Issuance of Letter of Credit is no longer true and correct as of the proposed date of issuance of such Letter of Credit, and upon the issuance of any Letter of Credit Company shall be deemed to have re-certified, as of the date of such issuance, as to the matters to which Company is required to certify in the applicable Request for Issuance of Letter of Credit.

               (ii) Determination of Issuing Lender. Upon receipt by Agent of a
                    -------------------------------
          Request for Issuance of Letter of Credit pursuant to subsection 3.1B(i) requesting the issuance of a Letter of Credit, in the event Agent elects to issue such Letter of Credit, Agent shall promptly so notify Company, and Agent shall be the Issuing Lender with respect thereto. In the event that Agent, in its sole discretion, elects not to issue such Letter of Credit, Agent shall promptly so notify Company, whereupon Company may request any other Revolving Lender to issue such Letter of Credit by delivering to such Revolving Lender a copy of the applicable Request for Issuance of Letter of Credit. Any Revolving Lender so requested to issue such Letter of Credit shall promptly, and in any event one Business Day prior to the issuance thereof, notify Company and Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit, and such Revolving Lender shall promptly, and in any event one Business Day prior to the effectiveness of any amendment to such Letter of Credit, notify Company and Agent of any such amendment, and any such Revolving Lender which so elects to issue such Letter of Credit shall be the Issuing Lender with respect thereto. In the event that all other Revolving Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Agent not to issue such Letter of Credit, Agent shall be obligated to issue such Letter of Credit and shall be the Issuing Lender with respect thereto, notwithstanding the fact that the Letter of Credit Usage with respect to such Letter of Credit and with respect to all other Letters of Credit issued by Agent, when aggregated with Agent's outstanding Revolving Loans, may exceed Agent's Revolving Loan Commitment then in effect; provided that
                                                                   --------
          Agent shall not be obligated to issue any Letter of Credit denominated in a foreign currency which in the judgment of Agent is not readily and freely available.

               (iii)  Issuance of Letter of Credit. Upon satisfaction or waiver
                      ----------------------------
          (in accordance with subsection 10.6) of the conditions set forth in subsection 4.3, the Issuing Lender shall issue the requested Letter of Credit in accordance with the Issuing Lender's standard operating procedures.

               (iv)   Notification to Lenders. Upon the issuance of or amendment
                      -----------------------
          to any Standby Letter of Credit, the applicable Issuing Lender shall promptly notify Company and Agent, in writing, of such issuance or amendment and such notice must be accompanied by a copy of such issuance or amendment. Promptly after receipt of such notice, Agent shall notify each other Revolving Lender of such issuance or amendment, and if requested by any Revolving Lender, Agent shall furnish such Revolving Lender with a copy of such issuance or amendment. With regard to Commercial Letters of Credit, on the first Business Day of each week the applicable Issuing Lender shall provide Agent, by facsimile, with a report detailing such Issuing Lender's daily aggregate outstandings for the previous week.

          C. Revolving Lenders' Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

    3.2  Letter of Credit Fees.
         ---------------------

          Company agrees to pay the following amounts with respect to Letters of Credit issued hereunder:

                    (i) with respect to each Standby Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the

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

          greater of (X) $500 and (Y) 0.25% per annum of the daily amount available to be drawn under such Standby Letter of Credit and (b) a letter of credit fee, payable to Agent for the account of Revolving Lenders, equal to the applicable Eurodollar Rate Margin per annum for Revolving Loans multiplied by the daily amount available to be drawn
                          -------------
          under such Standby Letter of Credit, in each case payable in arrears on and to (but excluding) the first Business Day of each March, June, September and December of each year and computed on the basis of a 360-day year for the actual number of days elapsed;

               (ii) with respect to each Commercial Letter of Credit, (a) a fronting fee, payable directly to the applicable Issuing Lender for its own account, equal to the greater of (X) $500 and (Y) 0.25% per annum of the daily amount available to be drawn under such Commercial Letter of Credit and (b) a letter of credit fee, payable to Agent for the account of Revolving Lenders, equal to the applicable Eurodollar Rate Margin per annum for Revolving Loans multiplied by the daily
                                                    -------------
          amount available to be drawn under such Commercial Letter of Credit, in each case payable in arrears on and to (but excluding) the first Business Day of each March, June, September and December of each year and computed on the basis of a 360-day year for the actual number of days elapsed; and

               (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment of a drawing made thereunder (without duplication of the fees payable under clause (i) above), documentary and processing charges, payable directly to the applicable Issuing Lender for its own account, in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

For purposes of calculating any fees payable under clauses (i) and (ii) of this subsection 3.2, (1) the daily amount available to be drawn under any Letter of Credit shall be determined as of the close of business on any date of determination and (2) any amount described in such clauses which is denominated in a currency other than Dollars shall be valued based on the applicable Exchange Rate for such currency as of the applicable date of determination. Promptly upon receipt by Agent of any amount described in clauses (i)(b) and
(ii)(b) of this subsection 3.2, Agent shall distribute to each Revolving Lender its Pro Rata Share of such amount.

     3.3  Drawings and Reimbursement of Amounts Drawn Under Letters of Credit.
          -------------------------------------------------------------------

          A. Responsibility of Issuing Lender With Respect to Drawings. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit.

          B. Reimbursement by Company of Amounts Paid Under Letters of Credit. In the event an Issuing Lender has determined to honor a drawing under a Letter of Credit issued by it, such Issuing Lender shall immediately notify Company and Agent, and Company shall reimburse such Issuing Lender (whether such Letter of Credit was issued for the account of Company or a Subsidiary Guarantor) on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars (which amount, in the case of a payment under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) and in same day funds equal to the amount of such payment; provided that, anything
                                                       --------
contained in this Agreement to the contrary notwithstanding, (i) unless Company shall have notified Agent and such Issuing Lender prior to 10:00 A.M. (New York City time) on the date such drawing is honored that Company intends to reimburse such Issuing Lender for the amount of such payment with funds other than the proceeds of Revolving Loans, Company shall be deemed to have given a timely Notice of Borrowing to Agent requesting Revolving Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars (which amount, in the case of a payment under a Letter of Credit which is denominated in a currency other than Dollars, shall be calculated by reference to the applicable Exchange Rate) equal to the amount of such payment and (ii) subject to satisfaction or waiver of the conditions specified in subsection 4.2B, Revolving Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such payment, the proceeds of which shall be applied directly by Agent to reimburse such Issuing Lender for the amount of such payment; and provided, further that if for any reason proceeds of
                            --------  -------
Revolving Loans are not received by such Issuing Lender on the Reimbursement Date in an amount equal to the amount of such payment, Company shall reimburse such Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such payment over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this subsection 3.3B shall be deemed to relieve any Revolving Lender from its obligation to make Revolving Loans on the terms and conditions set forth in this Agreement, and Company shall retain any and all rights it may have against any Revolving Lender resulting from the failure of such Revolving Lender to make such Revolving Loans under this subsection 3.3B.

          C. Payment by Lenders of Unreimbursed Amounts Paid Under Letters of Credit.
               (i)  Payment by Revolving Lenders. In the event that Company
                    ----------------------------
          shall fail for any reason to reimburse any Issuing Lender as provided in subsection 3.3B in an amount (calculated, in the case of a payment under a Letter of Credit denominated in a currency other than Dollars, by reference to the applicable Exchange Rate) equal to the amount of any payment by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each other Lender of the unreimbursed amount of such honored drawing and of such other Revolving Lender's respective participation therein based on such Revolving Lender's Pro Rata Share. Each Revolving Lender shall make available to such Issuing Lender an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Lender specified in such notice, not later than 12:00 Noon (New York City time) on the first business day (under the laws of the jurisdiction in which such office of such Issuing Lender is located) after the date notified by such Issuing Lender. In the event that any Revolving Lender fails to make available to such Issuing Lender on such business day the amount of such Revolving Lender's participation in such Letter of Credit as provided in this subsection 3.3C, such Issuing Lender shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the rate customarily used by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Base Rate. Nothing in this subsection 3.3C shall be deemed to prejudice the right of any Lender to recover from any Issuing Lender any amounts made available by such Revolving Lender to such Issuing Lender pursuant to this subsection 3.3C in the event that it is determined by the final judgment of a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Revolving Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender.

               (ii) Distribution to Lenders of Reimbursements Received From
                    -------------------------------------------------------
          Company. In the event any Issuing Lender shall have been reimbursed by
          -------
          other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of any payment by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall distribute to each other Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Revolving Lender's Pro Rata Share of all payments subsequently received by such Issuing Lender from Company in reimbursement of such payment under the Letter of Credit when such payments are received. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

          D.   Interest on Amounts Paid Under Letters of Credit.

               (i)  Payment of Interest by Company. Company agrees to pay to
                    ------------------------------
          each Issuing Lender, with respect to payments under any Letters of Credit issued by it, interest on the amount paid by such Issuing Lender in respect of each such payment from the date a drawing is honored to but excluding the date such amount is reimbursed by Company (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B) at a rate equal to (a) for the period from the date such drawing is honored to but excluding the Reimbursement Date, the rate then in effect under this Agreement with respect to Revolving Loans that are Base Rate Loans and (b) thereafter, upon notice to Company by Agent, a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement with respect to Revolving Loans that are Base Rate Loans. Interest payable pursuant to this subsection 3.3D(i) shall be computed on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full.

               (ii) Distribution of Interest Payments by Issuing Lender.
                    ---------------------------------------------------
          Promptly upon receipt by any Issuing Lender of any payment of interest pursuant to subsection 3.3D(i) with respect to a payment under a Letter of Credit issued by it, (a) such Issuing Lender shall distribute to each other Revolving Lender, out of the interest received by such Issuing Lender in respect of the period from the date such drawing is honored to but excluding the date on which such Issuing Lender is reimbursed for the amount of such payment (including any such reimbursement out of the proceeds of Revolving Loans pursuant to subsection 3.3B), the amount that such other Revolving Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period pursuant to subsection 3.2 if no drawing had been honored under such Letter of Credit, and (b) in the event such Issuing Lender shall have been reimbursed by other Revolving Lenders pursuant to subsection 3.3C(i) for all or any portion of such payment, such Issuing Lender shall distribute to each other Revolving Lender that has paid all amounts payable by it under subsection 3.3C(i) with respect to such payment such other Revolving Lender's Pro Rata Share of any interest received by such Issuing Lender in respect of that portion of such payment so reimbursed by other Revolving Lenders for the period from the date on which such Issuing Lender was so reimbursed by other Revolving Lenders to but excluding the date on which such portion of such payment is reimbursed by Company. Any such distribution shall be made to a Revolving Lender at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Revolving Lender may request.

     3.4  Obligations Absolute.
          --------------------

          The obligation of Company to reimburse each Issuing Lender for payments under the Letters of Credit issued by it and to repay any Revolving Loans made by Revolving Lenders pursuant to subsection 3.3B and the obligations of Revolving Lenders under subsection 3.3C(i) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including any of the following circumstances:

               (i) any lack of validity or enforceability of any Letter of Credit;

               (ii) the existence of any claim, set-off, defense or other right which Company or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Lender or other Revolving Lender or any other Person or, in the case of a Revolving Lender, against Company, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured);

               (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) payment by the applicable Issuing Lender under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit;

               (v) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries;

               (vi) any breach of this Agreement or any other Loan Document by any party thereto;

               (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

               (viii) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing; or

               (ix) the fact that such Letter of Credit is issued for the account of a Subsidiary Guarantor;

provided, in each case, that payment by the applicable Issuing Lender under the
--------
applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of such Issuing Lender under the circumstances in question (as determined by a final judgment of a court of competent jurisdiction).

     3.5  Indemnification; Nature of Issuing Lenders' Duties.
          --------------------------------------------------

          A. Indemnification. In addition to amounts payable as provided in subsection 2.7, Company hereby agrees to protect, indemnify, pay and save harmless each Issuing Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses other than with respect to taxes (including reasonable fees, expenses and disbursements of outside counsel and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Lender, other than as a result of (a) the gross negligence or willful misconduct of such Issuing Lender as determined by a final judgment of a court of competent jurisdiction or (b) subject to the following clause (ii), the wrongful dishonor by such Issuing Lender of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Lender to honor a drawing under any such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Government Authority.

          B. Nature of Issuing Lenders' Duties. As between Company and any Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of such Issuing Lender, including any act or omission by a Government Authority specified in subsection 3.5A, and none of the above shall affect or impair, or prevent the vesting of, any of such Issuing Lender's rights or powers hereunder.

               In furtherance and extension and not in limitation of the specific provisions set forth in the first paragraph of this subsection 3.5B, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Company.

               Notwithstanding anything to the contrary contained in this subsection 3.5, Company shall retain any and all rights it may have against any Issuing Lender for any liability to the extent arising out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a final judgment of a court of competent jurisdiction.

     3.6  Subsidiary Guarantors as Account Parties.
          ----------------------------------------

               A. As agreed from time to time between Company and the applicable Issuing Lender, any applications for, or reimbursement agreements or other documents or certificates executed by Company or any Subsidiary Guarantor in favor of an Issuing Lender relating to the Letters of Credit (collectively, the "L/C Related Documents") for any Letter of Credit, and other communications required of Company with respect thereto under this Section 3 (in each case other than the Request for Issuance of Letter of Credit), may be executed by a Subsidiary Guarantor of Company (an "L/C Subsidiary") rather than Company. The parties hereto acknowledge and agree that a letter of credit issued pursuant to such L/C-Related Documents shall be a Letter of Credit for all purposes hereunder, and Company, the applicable Issuing Lender, and the Lenders shall be obligated with respect thereto hereunder, and Company shall be obligated under the related L/C-Related Documents, as though Company were the signatory to such L/C Related Documents. Without limiting the foregoing, Company hereby guarantees the payment when due, upon maturity, acceleration or otherwise, of any and all indebtedness of any L/C Subsidiary to the applicable Issuing Lender, Agent or any Lender arising under any L/C-Related Document. If any or all of such indebtedness becomes due and payable, Company unconditionally promises to pay such indebtedness to Agent, or order, on demand, in lawful money of the United States. The word "indebtedness" as used in this subsection 3.6 shall mean any and all advances, debts, obligations and liabilities of an L/C Subsidiary, or any one or more of them, heretofore, now, or hereafter made, incurred or created, under any L/C-Related

Document, and any and all renewals, extensions or modifications thereof, whether or not recovery upon such indebtedness may be or hereafter becomes barred by any statute of limitations, and whether or not such indebtedness may be or hereafter becomes otherwise unenforceable.

               B. Company guarantees the payment of any and all indebtedness of each L/C Subsidiary whether or not due or payable by such L/C Subsidiary upon
(a) the death, dissolution, insolvency or business failure of, or any assignment for benefit of creditors by, or commencement of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceedings by or against, such L/C Subsidiary or Company, or (b) the appointment of a receiver for, or the attachment, restraint or making or levying of any order of court or legal process affecting, the property of such L/C Subsidiary or Company, and unconditionally promises to pay such indebtedness to Agent, on demand, in lawful money of the United States.

               C. The liability of Company under this subsection 3.6 is exclusive and independent of any security for or other guaranty of the indebtedness of any L/C Subsidiary, whether executed by Company or by any other party, and the liability of Company hereunder is not affected or impaired by (a) any direction of application of payment by any L/C Subsidiary or by any other party, or (b) any other guaranty or undertaking of Company or of any other party as to the indebtedness of any L/C Subsidiary, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel of any L/C Subsidiary or Company. To the extent any L/C Subsidiary or Company make any payment to the applicable Issuing Lender or Agent in connection with the indebtedness, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid or paid over to a trustee, receiver or any other entity, whether in connection with an insolvency proceeding or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment, the indebtedness or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

               D. The obligations of Company under this subsection 3.6 are independent of the obligations of the L/C Subsidiaries, and a separate action or actions may be brought and prosecuted against Company whether or not action is brought against any L/C Subsidiary and whether or not any L/C Subsidiary be joined in any such action or actions.

               E. Company authorizes the applicable Issuing Lenders, without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing their liability hereunder, from time to time to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof, including increase or decrease of the rate of interest therein; (b) take and hold security for the payment of the indebtedness and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as the applicable Issuing Lender in its discretion may determine; and (d) release or substitute any one or more endorsers, guarantors, L/C Subsidiaries or other obligors.

               F. It is not necessary for the applicable Issuing Lender to inquire into the capacity or powers of any L/C Subsidiary or the officers, directors, partners or agents acting or purporting to act on their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder, and if any L/C Subsidiary is a partnership, the word "L/C Subsidiary" and "indebtedness" as used herein include all successor partnerships and liabilities thereof to the applicable Issuing Lender, Agent, and the Lenders.

               G. Absent a waiver of such right, Company may have the right to assert a defense to an action to enforce this guaranty if (a) the applicable Issuing Lender, Agent, or the Lenders do not proceed against any L/C Subsidiary, or any security for the indebtedness of any L/C Subsidiary, or pursue any other remedy in their power that Company cannot pursue, before enforcing this guaranty, (b) the applicable Issuing Lender, Agent, or the Lenders take any action, without Company's consent, of the type specified in subsection 3.6C, or any other action by which the indebtedness of any L/C Subsidiary is altered in any respect, or the remedies or rights of Company against any L/C Subsidiary or any other person or any security are impaired, suspended or extinguished, (c) any L/C Subsidiary is under a legal disability or any L/C Subsidiary has any other defense to payment of the indebtedness, (d) there is no liability on the part of any L/C Subsidiary or such liability is limited or ceases for any reason other than payment of the indebtedness in full, (e) the applicable Lender, Agent, or any Lender fails to notify Company of information known to them as to any L/C Subsidiary's financial condition, assets or other circumstances bearing on repayment of the indebtedness or the nature, scope and extent of the risks that Company assumes and incurs hereunder (and Company agree that neither the applicable Issuing Lender, Agent, nor any Lender shall have any duty to advise Company of any such information), (f) the statute of limitations applicable to an action to enforce this guaranty has run (and Company agrees that any payment by any L/C Subsidiary or other circumstance that operates to toll any statute of limitations as to any L/C Subsidiary shall operate to toll the statute of limitations as to Company), (g) the applicable Issuing Lender, Agent, or any Lender fails to make or provide any presentment, demand for performance, or notice of nonperformance, dishonor, the acceptance of this guaranty, or other notice, or (h) any election of remedies by the applicable Issuing Lender, Agent, or any Lender, including any election to proceed by nonjudicial foreclosure on any security, or any act or omission of the applicable Issuing Lender, Agent, or any Lender relating to such foreclosure, operates to impair, suspend or extinguish any right of contribution, subrogation or reimbursement that Company would otherwise have against any L/C Subsidiary. Company hereby expressly waives the right to assert any defense described in this subsection 3.6G.

SECTION 4.  CONDITIONS TO LOANS AND LETTERS OF CREDIT

               The obligations of Lenders to make Term Loans and Revolving Loans and the issuance of Letters of Credit hereunder are subject to the satisfaction of the following conditions.

     4.1  Conditions to Term Loans and Initial Revolving Loans.
          ----------------------------------------------------

               The obligations of Lenders to make the Term Loans and any Revolving Loans to be made on the Closing Date are, in addition to the conditions precedent specified in subsection 4.2, subject to prior or concurrent satisfaction of the following conditions:

          A. Loan Party Documents. On or before the Closing Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Agent with sufficient originally executed copies, where appropriate, for each Lender) the following with respect to Company or such Loan Party, as the case may be, each, unless otherwise noted, dated the Closing Date:

               (i) Copies of the Organizational Documents of Company and Contico, certified by the Secretary of State of its jurisdiction of organization and dated a recent date prior to the Closing Date or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of Company or Contico and dated the Closing Date and copies of the Organizational Documents of each Loan Party other than Company and Contico, certified by the Secretary of State of its jurisdiction of organization and dated no more than one year prior to the Closing Date, together with a certification by the secretary or similar officer of the applicable Loan Party and dated the Closing Date certifying that such Organizational Documents of such Loan Party have not been amended or otherwise modified since the date of certification by the applicable Secretary of State, in each case together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Closing Date;

               (ii) Resolutions of the Governing Body of such Person approving and authorizing the execution, delivery and performance of the Loan Documents and Related Agreements to which it is a party, certified as of the Closing Date by the secretary or similar officer of such Person as being in full force and effect without modification or amendment;

               (iii) Signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party;

               (iv) Executed originals of the Loan Documents to which such Person is a party; and

               (v)    Such other documents as Agent may reasonably request.

          B. Fees. Company shall have paid to Agent, for distribution (as appropriate) to Agent and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

          C. Corporate and Capital Structure, Ownership, Management and Shareholder and Member Arrangements.

               (i)    Corporate Structure. The corporate organizational
                      --------------------
          structure of Holdings, Company and its Subsidiaries shall be consistent with the provisions of the Loan Documents and the Related Agreements, including Schedule 4.1C annexed hereto and the other
                                -------------
          Schedules annexed hereto and thereto.

               (ii)   Capital Structure and Ownership. The capital structure and
                      -------------------------------
          ownership of Holdings, Company and its Subsidiaries shall be consistent with the provisions of the Loan Documents and the Related Agreements, including Schedule 4.1C annexed hereto and the other
                                -------------
          Schedules annexed hereto and thereto.

               (iii)  Management; Employment Contracts; Shareholder and Member
                      --------------------------------------------------------
          Agreements. The management structure of Holdings and Company after
          ----------
          giving effect to the Equity Financing and the Recapitalization shall be consistent with the provisions of the Loan Documents and the Related Agreements, including the Schedules annexed hereto and thereto, and Agent shall have received, upon Agent's request, copies of any and all employment contracts with senior management of any Loan Party and any and all shareholder and member agreements among Holdings and its members and Company and its shareholders.

          D. Equity Financing. On or before the Closing Date, Holdings shall have received from the Investors not less than $70,000,000 in cash proceeds from the issuance of common equity (provided that Holdings shall have received from K&C Funds no less than $35,000,000 in cash proceeds from such issuance and Holdings shall have received from the Investors other than K&C Funds no more than $35,000,000 in cash proceeds from such issuance), all of which cash proceeds shall be applied to the purchase of 700,000 newly issued shares of Convertible Preferred Stock, which Convertible Preferred Stock shall be convertible based on a price of $6.00 per Common Share, into an aggregate of 11,666,666 Common Shares (equivalent to a conversion ratio of approximately
16.67 Common Shares per share of Convertible Preferred Stock), for a purchase price of $100.00 per share (or an aggregate purchase price of $70,000,000). All equity Securities of Holdings and Company shall have terms and conditions satisfactory to Agent and Lenders. Upon consummation of the Recapitalization, the Investors shall indirectly own not less than 51% of the outstanding capital stock of Company on a fully diluted basis (after giving effect to conversion of the Convertible Preferred Stock, whether or not such Convertible Preferred Stock is convertible at such time).

          E.   Recapitalization Matters.

               (i)    Proxy Materials. Agent shall have received copies of all
                      ---------------
          Proxy Materials and other documents in connection therewith filed with the Securities and Exchange Commission, and no material term or condition of such Proxy Materials or other documents shall have been amended, supplemented, waived or otherwise modified in any material respect without the consent of Agent.

               (ii)   Recapitalization Agreement, Preferred Stock Certificate of
                      ----------------------------------------------------------
          Designation and Other Related Agreements in Full Force and Effect.
          -----------------------------------------------------------------
          Agent shall have received copies of the Recapitalization Agreement, the Preferred Stock Certificate of Designation, the Third Amendment and the Fourth Amendment to the Rights Agreement, Third Amendment to the Contico LLC Agreement and the other Related Agreements and any documents executed in connection therewith, and the Recapitalization Agreement, the Preferred Stock Certificate of Designation, the Third Amendment and Fourth Amendment to the Rights

          Agreement, the Third Amendment to the Contico LLC Agreement and the other Related Agreements shall be in full force and effect and no provision thereof shall have been modified or waived in any material respect, in each case without the consent of Agent.

               (iii)  Consummation of Recapitalization and Other Transactions.
                      -------------------------------------------------------
          Immediately prior to the application of the proceeds of the initial Loans to be made on the Closing Date and contemporaneously with the application of the proceeds of the equity contributions described in subsection 4.1D, (a) the Recapitalization shall have been consummated in all material respects in accordance with the Proxy Materials, the Recapitalization Agreement and the other Related Agreements and no material term or condition of the Recapitalization (including without limitation the material terms and conditions set forth in the Recapitalization Agreement) shall have been amended, supplemented, waived or otherwise modified in any material respect without the consent of Agent, (b) the Contico Preferred Unit Repurchase shall have been consummated for an aggregate repurchase price not exceeding $9,900,000 and in all other material respects in accordance with the Contico Preferred Unit Repurchase Agreement and no material term or condition thereof shall have been amended, supplemented, waived or otherwise modified in any material respect without the consent of Agent, and (c) the evidencing of the existing intercompany loans by Company to Woods and Glit by execution and delivery of the Woods Subsidiary Note and Glit Subsidiary Note, in principal amounts of $7,500,000 and $3,500,000, respectively, shall have been consummated in all material respects in accordance with the Canadian Subsidiary Documents and no term or condition thereof shall have been amended, supplemented, waived or otherwise modified in any material respect without the consent of Agent.

               (iv)   No Material Litigation. There shall be no material
                      ----------------------
          litigation pending which challenges the Recapitalization or any of the other transactions contemplated by the Loan Documents or the Related Agreements in any respect.

               (v)    Compliance with Laws. The making of the Loans requested on
                      --------------------
          the Closing Date shall not violate Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

               (vi)   Officer's Certificates. Agent shall have received an
                      ----------------------
          Officer's Certificate from Company to the effect that the representations and warranties of Holdings, Company and its Subsidiaries in the Recapitalization Agreement and the other Related Agreements are true, correct and complete in all material respects on and as of the date thereof. Agent shall have received an Officer's Certificate from Company (a) to the effect that the Recapitalization Agreement and the other Related Agreements are in full force and effect and no material provision thereof has been amended, supplemented, waived or otherwise modified in any material respect without the consent of Agent, (b) to the effect that each of the parties to the Recapitalization Agreement and the other Related Agreements has complied with all agreements, terms and conditions contained in the

          Recapitalization Agreement, the other Related Agreements and any agreements or documents referred to therein required to be performed or complied with by each of them on or before the Closing Date and none of such Persons are in default in their performance or compliance with any of the terms or provisions thereof, and (c) to the effect set forth in Section 4.1D and clauses (i)-(v) above.

          F. Representations and Warranties; Performance of Agreements. Company shall have delivered to Agent an Officer's Certificate, in form and substance satisfactory to Agent, to the effect that the representations and warranties in
Section 5 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties specifically relate to an earlier date, that such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that the Loan Parties shall have performed in all material respects all agreements and satisfied all conditions which the Loan Documents provide shall be performed or satisfied by the Loan Parties on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agent; provided that where a
                                                --------
representation and warranty, covenant or condition is qualified as to materiality, such materiality qualifier shall be disregarded for purposes of this condition.

          G. Financial Statements; Pro Forma Balance Sheet. On or before the Closing Date, Lenders shall have received from Company (i) audited financial statements of Company and its Subsidiaries for Fiscal Year ended December 31, 2000, consisting of consolidated and consolidating balance sheets and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for such Fiscal Year, and (ii) unaudited financial statements of Company and its Subsidiaries as at the most recently ended Fiscal Quarter, consisting of consolidated and consolidating balance sheets and the related consolidated and consolidating statements of income, stockholders' equity and cash flows for the three-month period ending on such date, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, all of the foregoing in clauses (i) and (ii) to be substantially consistent with any financial statements previously delivered to Agent and, in the case of any such financial statements for subsequent periods, substantially consistent with any projected financial results for such periods previously delivered to Agent and otherwise in form and substance satisfactory to Agent and Lenders.

          H. Borrowing Base Certificate. On or before the Closing Date, Company shall have delivered to Agent and Lenders a Borrowing Base Certificate relating to the Revolving Borrowing Base (which shall demonstrate a Revolving Borrowing Base availability of at least $15,000,000 as of the Closing Date after giving effect to the Revolving Loans made and the Letters of Credit issued on the Closing Date) and the Term Borrowing Base substantially in the form of Exhibit
                                                                       -------
VIII annexed hereto, prepared as of a recent date prior to the Closing Date
----
based on information no earlier than May 25, 2001.

          I.  Opinions of Counsel to Loan Parties.  Lenders shall have received (i) originally executed copies of one or more favorable written opinions of Hunton & Williams, counsel for Loan Parties in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in Exhibit IX-A annexed hereto and as to such other matters
                       ------------
as Agent acting on behalf of Lenders may reasonably request (this Credit Agreement constituting a written request by Company to such counsel to deliver such opinions to Lenders) and (ii) copies of all opinions issued by counsel to any Loan Party or issued to any Loan Party relating to any transactions occurring on or about the Closing Date pursuant to any of the Loan Documents or any of the Related Agreements, each of which opinions shall be accompanied by a written authorization from counsel issuing such opinion stating that Agent and Lenders may rely on such opinions as though such opinions were addressed to Agent and Lenders.

               J. Opinions of Agent's Counsel. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Agent, dated as of the Closing Date, substantially in the form of Exhibit X annexed hereto.
                             ---------

               K. Solvency Assurances. On the Closing Date, Agent and Lenders shall have received a Solvency Certificate of Holdings, Company and Contico dated the Closing Date, substantially in the form of Exhibit VII annexed hereto
                                                     -----------
and with appropriate attachments, in each case demonstrating that, after giving effect to the Recapitalization, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, Holdings, Company and Contico will be Solvent.

               L. Evidence of Insurance. Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to subsection 6.4 is in full force and effect and that Agent on behalf of Lenders has been named as additional insured and/or loss payee thereunder to the extent required under subsection 6.4.

               M. Necessary Governmental Authorizations and Consents; Expiration of Waiting Periods, Etc. Holdings and Company shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the Recapitalization, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements and the continued operation of the business conducted by Company and its Subsidiaries in substantially the same manner as conducted prior to the consummation of the Recapitalization, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements. Each such Governmental Authorization or consent shall be in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the Recapitalization, the related financings and the other transactions contemplated by the Loan Documents or the Related Agreements. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Government Authority to take action to set aside its consent on its own motion shall have expired.

               N. Environmental Reports. Agent shall have received all Phase I environmental assessment reports, Phase II environmental assessment reports and compliance audits, in each case listed on Schedule 4.1N concerning the Closing
                                          -------------
Date Mortgaged Properties, and Company hereby represents and warrants that such reports are the only such reports and audits in Company's possession as of the date hereof concerning the Closing Date Mortgaged Properties.

               O. Security Interests in Personal and Mixed Property. To the extent not otherwise satisfied pursuant to subsections 4.1P or 4.1R, Agent shall have received evidence satisfactory to it that Holdings, Company, Subsidiary Guarantors, Glit and Woods shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses (iii), (iv) and (v) below) that may be necessary or, in the opinion of Agent, desirable in order to create in favor of Agent, for the benefit of Lenders, a valid and (upon such filing and recording) perfected First Priority security interest in the entire personal and mixed property Collateral. Such actions shall include the following:

                    (i)    Schedules to Collateral Documents. Delivery to Agent
                           ---------------------------------
          of accurate and complete schedules to all of the applicable Collateral Documents;

                    (ii)   Stock Certificates and Instruments. Simultaneous with
                           ----------------------------------
          the closing hereunder, delivery to Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Agent) representing all capital stock and other ownership interests pledged pursuant to the Security Agreement and any Foreign Pledge Agreement and (b) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner satisfactory to Agent) evidencing any Collateral;

                    (iii)  Lien Searches and UCC Termination Statements.
                           --------------------------------------------
          Simultaneous with the closing hereunder, delivery to Agent of (a) the results of a recent search, by a Person satisfactory to Agent, of all effective UCC financing statements and fixture filings and registrations (and any similar or equivalent documents in the United Kingdom or Canada) and all judgment and tax lien filings and registrations which may have been made with respect to any personal or mixed property of any Loan Party, together with copies of all such filings and registrations disclosed by such search, and (b) UCC termination statements (and any similar or equivalent documents in the United Kingdom or Canada) duly executed by all applicable Persons for filing or registration in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings or registrations (or any similar or equivalent documents in the United Kingdom or Canada) disclosed in such search (other than any such financing statements or fixture filings or registrations or any similar or equivalent documents in the United Kingdom or Canada in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement) and a duly executed payoff letter in which the Persons holding such security interests agree to terminate them upon the payment of a specific sum;

               (iv)    UCC Financing Statements and Fixture Filings. Delivery to
                       --------------------------------------------
          Agent of UCC financing statements and fixture filings and registrations (or any similar or equivalent documents in the United Kingdom or Canada) (which term includes notices of security interest) with respect to all Collateral of such Loan Party as may be necessary or, in the opinion of Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents, which fixture filings and registrations (or similar or equivalent documents in the United Kingdom or Canada) shall contain a description of the applicable real estate and recite such other information, in each case where relevant to the extent required for fixture filings (or similar or equivalent documents in the United Kingdom or Canada) by the UCC or by any other applicable law in the applicable jurisdictions;

               (v)     PTO Cover Sheets, Etc. Delivery to Agent of all cover
                       ---------------------
          sheets or other documents or instruments required to be filed with the PTO in order to create or perfect Liens in respect of any IP Collateral;

               (vi)    Certificates of Title, Etc. Delivery to Agent of
                       --------------------------
          certificates of title with respect to all motor vehicles and other rolling stock of Loan Parties in the United States and the taking of all actions necessary to permit Agent to be noted as lienholder thereon or otherwise necessary to permit the perfection of the First Priority Lien granted to Agent on behalf of Lenders in such rolling stock;

               (vii)   Foreign Pledge Agreements. Execution and delivery to
                       -------------------------
          Agent of Foreign Pledge Agreements with respect to 65% of the capital stock and other ownership interests owned by Company or a Domestic Subsidiary of all Foreign Active Subsidiaries with respect to which Agent deems a Foreign Pledge Agreement necessary or advisable to perfect or otherwise protect the First Priority Liens granted to Agent on behalf of Lenders in such capital stock or other ownership interests, and the taking of all such other actions under the laws of such jurisdictions as Agent may deem necessary or advisable to perfect or otherwise protect such Liens;

               (viii)  U.K. Subsidiary Debenture. Execution and delivery to
                       -------------------------
          Agent of the U.K. Subsidiary Debenture, and the taking of all such other actions under the laws of the United Kingdom as Agent may deem necessary or advisable to perfect or otherwise protect the First Priority of the Liens granted therein;

               (ix)    Canadian Subsidiary Security Agreements - Execution and
                       ---------------------------------------
          delivery to Agent of the Glit Subsidiary Security Agreement and Woods Subsidiary Security Agreement, the filing of the Glit Subsidiary Security Agreement and Woods Subsidiary Security Agreement in the Trademarks Office and the Patents Office in Ottawa and the taking of all such other actions under the UCC (including without limitation the Personal Property Security Act (Ontario)) and any other laws of Canada as Agent may deem necessary or advisable to perfect or otherwise protect the Liens granted therein;

               (x)    Opinions of Local and Foreign Counsel. Delivery to Agent
                      -------------------------------------
          of (x) an opinion of counsel (which counsel shall be reasonably satisfactory to Agent) under the laws of the United Kingdom (substantially in the form of Exhibit IX-B annexed hereto), Canada
                                        ------------
          (substantially in the form of Exhibit IX-C annexed hereto),
                                        ------------
          California, Georgia, Illinois, North Carolina, Texas, Pennsylvania and New York and each other jurisdiction in which any Loan Party is incorporated or organized or in which any Loan Party or any personal or mixed property Collateral is located with respect to the creation and perfection of the security interests in favor of Agent in such Collateral and such other matters governed by the laws of such jurisdictions regarding such security interests as Agent may reasonably request, in each case in form and substance reasonably satisfactory to Agent and (y) copies of opinions issued by counsel to Woods and Glit issued to Company under the laws of Canada relating to any transactions occurring on or about the Closing Date pursuant to the Canadian Subsidiary Documents, each of which opinions shall be in form and substance satisfactory to Agent and accompanied by a written authorization from counsel issuing such opinion stating that Agent and Lenders may rely on such opinions as though such opinions were addressed to Agent and Lenders; and

               (xi)   Perfection Certificate. Delivery to Agent of a Perfection
                      ----------------------
          Certificate from each Loan Party duly executed by an Officer of such Loan Party.

          P. Closing Date Mortgages; Closing Date Mortgage Policies; Etc. Agent shall have received from Company and each applicable Subsidiary Guarantor:

               (i)    Closing Date Mortgages. Fully executed and notarized
                      ----------------------
          Mortgages (each a "Closing Date Mortgage" and, collectively, the "Closing Date Mortgages"), in form for due recordation in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in Part A of Schedule 4.1P annexed hereto
                                                  -------------
          (each a "Closing Date Mortgaged Property" and, collectively, the "Closing Date Mortgaged Properties");


               (ii)   Opinions of Local Counsel. An opinion of counsel (which
                      -------------------------
          counsel shall be reasonably satisfactory to Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Closing Date Mortgages to be recorded in such state and such other matters as Agent may reasonably request, in each case in form and substance reasonably satisfactory to Agent;

               (iii)  Title Insurance. (a) ALTA mortgagee title insurance
                      ---------------
          policies or unconditional commitments therefor (the "Closing Date Mortgage Policies") issued by the Title Company with respect to the Closing Date Mortgaged Properties listed in Part B of Schedule 4.1P
                                                                -------------
          annexed hereto, in amounts not less than the respective amounts designated therein with respect to any particular

          Closing Date Mortgaged Properties, insuring fee simple title to each such Closing Date Mortgaged Property vested in such Loan Party and assuring Agent that the applicable Closing Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby, subject only to a standard survey exception, which Closing Date Mortgage Policies (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Agent and (2) shall provide for affirmative insurance and such reinsurance as Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Agent; and (b) evidence satisfactory to Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Closing Date Mortgage Policies and (ii) paid to the Title Company or to the appropriate Government Authorities all expenses and premiums of the Title Company in connection with the issuance of the Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Closing Date Mortgages in the appropriate real estate records;

               (iv)   Title Reports. With respect to each Closing Date Mortgaged
                      -------------
          Property listed in Part B of Schedule 4.1P annexed hereto, a title
                                       -------------
          report issued by the Title Company with respect thereto, dated not more than 30 days prior to the Closing Date (or such longer period as may be acceptable to Agent) and satisfactory in form and substance to Agent;

               (v)    Copies of Documents Relating to Title Exceptions. Copies
                      ------------------------------------------------
          of all recorded documents listed as exceptions to title or otherwise referred to in the Closing Date Mortgage Policies or in the title reports delivered pursuant to subsection 4.1P(iv);

               (vi)   Matters Relating to Flood Hazard Properties. (a) Evidence,
                      -------------------------------------------
          which may be in the form of a letter from an insurance broker, a municipal engineer or surveyor, as to whether (1) any Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

               (vii)  Environmental Indemnity. An environmental indemnity
                      -----------------------
          agreement, satisfactory in form and substance to Agent and its counsel, with respect to the indemnification of Agent and Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials Activity.

          Q. Cash Management Documentation. The cash management system of Company and its Subsidiaries shall be in form and substance reasonably satisfactory to Agent. Except as otherwise provided in subsection 2.10A(iii), Company, each Domestic Subsidiary, Woods and Glit shall have delivered to Agent a Lock Box Agreement and Blocked Account Agreement executed by each Person that is a party thereto with respect to each Lock Box and Deposit Account of Company, each Domestic Subsidiary, Woods and Glit (including without limitation each Deposit Account (as defined in the Woods Subsidiary Security Agreement and the Glit Subsidiary Security Agreement), and each Lock Box and Deposit Account listed on Schedule 1(d) of the Security Agreement (other than the BT
          -------------
Concentration Account) but excluding the U.K. Deposit Accounts of Contico, each of which shall be subject to a charge pursuant to the U.K. Subsidiary Debenture).

          R. U.K. Subsidiary Debenture; Etc. Agent shall have received from
          Contico:

                    (i)    U.K. Subsidiary Debenture. A fully executed U.K.
                           -------------------------
          Subsidiary Debenture, duly recorded in all appropriate places in all applicable jurisdictions, encumbering the Real Property Assets located at Cardrew Way, Redruth, Cornwall TR15 1ST, United Kingdom (the "U.K. Subsidiary Mortgaged Property");

                    (ii)   Opinions of Local Counsel. An opinion of counsel
                           -------------------------
          (which counsel shall be reasonably satisfactory to Agent) in the jurisdictions in which the U.K. Subsidiary Mortgaged Property is located with respect to the enforceability of the form of U.K. Subsidiary Debenture to be recorded in such jurisdictions and such other matters as Agent may reasonably request, in each case in form and substance reasonably satisfactory to Agent;

                    (iii)  Title Reports. With respect to the U.K. Subsidiary
                           -------------
          Mortgaged Property, a title report issued by the Title Company and a certificate on title issued by the lawyer for Company in favor of Agent with respect thereto, dated not more than 30 days prior to the Closing Date and satisfactory in form and substance to Agent;

                    (iv)   Copies of Documents Relating to Title Exceptions.
                           ------------------------------------------------
          Copies of all recorded documents listed as exceptions to title or otherwise referred to in the title reports delivered pursuant to subsection 4.1R(iii); and


                    (v)    Environmental Indemnity. An environmental indemnity
                           -----------------------
          agreement, satisfactory in form and substance to Agent and its counsel, with respect to the indemnification of Agent and Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials Activity.

              S. Matters Relating to Existing Indebtedness of Holdings, Company and its Subsidiaries.

                    (i)  Termination of Existing Credit Agreement and Related
                         ----------------------------------------------------
              Liens. On the Closing Date, Holdings, Company and its Subsidiaries
              -----
              shall (a) concurrently repay in full all Indebtedness outstanding under the Existing Credit Agreement (the aggregate principal amount of which Indebtedness shall not exceed $144,300,000, (b) have terminated any commitments to lend or make other extensions of credit thereunder, and (c) have delivered to Agent all documents or instruments necessary to release all Liens securing Indebtedness or other obligations of Holdings, Company and its Subsidiaries thereunder, including without limitation payoff letters executed by the lenders under the Existing Credit Agreement.

                    (ii) Existing Indebtedness to Remain Outstanding. Agent
                         -------------------------------------------
              shall have received an Officer's Certificate of Company stating that, after giving effect to the transactions described in this subsection 4.1S, the Indebtedness of Holdings, Company and its Subsidiaries (other than Indebtedness under the Loan Documents) shall consist of (a) Indebtedness not exceeding the aggregate principal amounts of outstanding Indebtedness described in Part A of Schedule 7.1 annexed hereto and (b) Indebtedness in an
                 ------------
              aggregate amount not to exceed $0 in respect of Capital Leases described in Part B of Schedule 7.1 annexed hereto. The terms and
                                     ------------
              conditions of all such Indebtedness shall be in form and in substance satisfactory to Agent.

              T. No Material Adverse Change. Since December 31, 2000, Company and each of its Subsidiaries shall have conducted its business in the ordinary course of business and consistent with past practice and there shall not have been any Material Adverse Effect.

              U.  Related Agreements.

              (i)  Approval of Related Agreements. The Recapitalization
                   ------------------------------
     Agreement and the other Related Agreements shall not have been amended after the execution and delivery thereof (except as approved by Agent and Requisite Lenders), and the Related Agreements shall each be satisfactory in form and substance to Agent and Requisite Lenders.

              (ii) Related Agreements in Full Force and Effect. Agent and
                   -------------------------------------------
     Requisite Lenders shall have received a fully executed or conformed copy of each Related Agreement and any documents executed in connection therewith, and each Related Agreement shall be in full force and effect and no provision thereof shall have been modified or waived in any respect determined by Agent or Requisite Lenders to be material, in each case without the consent of Agent and Requisite Lenders, and Agent shall have received an Officer's Certificate of Company to that effect and attaching thereto a copy of each Related Agreement (including all amendments, schedules and exhibits thereto).

               V. No Disruption of Financial and Capital Markets. Since March 31, 2001, there shall have been no material adverse change in the syndication markets for credit facilities similar in nature to the credit facilities provided under this Agreement and the other Loan Documents, and there shall not have occurred and be continuing a material disruption of or material adverse change in the financial, banking or capital markets that would have an adverse effect on such syndication markets, in each case as determined by Agent in its sole discretion.

               W. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

     4.2  Conditions to All Loans.
          -----------------------

               The obligations of Lenders to make Loans on each Funding Date are subject to the following further conditions precedent:

               A. Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by a duly authorized Officer of Company.

               B.  As of that Funding Date:

                      (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date; provided, that
                                                                 --------
               where a representation and warranty is already qualified as to materiality, such materiality qualifier shall be disregarded for purposes of this condition;

                      (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

                      (iii) Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before that Funding Date;

                      (iv) No order, judgment or decree of any arbitrator or Government Authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date; and

                      (v) Company shall have delivered such other certificates or documents that Agent shall reasonably request, in form and substance satisfactory to Agent.

     4.3  Conditions to Letters of Credit.
          -------------------------------

               The issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Lender is obligated to issue such Letter of Credit) is subject to the following conditions precedent:

               A. On or before the date of issuance of the initial Letter of Credit pursuant to this Agreement, the initial Loans shall have been made.

               B. On or before the date of issuance of such Letter of Credit, Agent shall have received, in accordance with the provisions of subsection 3.1B(i), an originally executed Request for Issuance of Letter of Credit in each case signed by a duly authorized Officer of Company, together with all other information specified in subsection 3.1B(i) and such other documents or information as the applicable Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

               C. On the date of issuance of such Letter of Credit, all conditions precedent described in subsection 4.2B shall be satisfied to the same extent as if the issuance of such Letter of Credit were the making of a Loan and the date of issuance of such Letter of Credit were a Funding Date.

Section 5.  COMPANY'S REPRESENTATIONS AND WARRANTIES

               In order to induce Lenders to enter into this Agreement and to make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce Revolving Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, on each Funding Date and on the date of issuance of each Letter of Credit, that the following statements are true, correct and complete:

     5.1  Organization, Powers, Qualification, Good Standing, Business and
          ----------------------------------------------------------------
Subsidiaries.
------------

               A. Organization and Powers. Each of Holdings, Company and each of its Subsidiaries is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as specified in Schedule 5.1 annexed hereto.
                                                 ------------
Each of Holdings, Company and each of its Active Subsidiaries has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and Related Agreements to which it is a party and to carry out the transactions contemplated thereby. As of the Closing Date, none of the Domestic Subsidiaries that are not Subsidiary Guarantors owns assets with an aggregate fair market value (without netting such fair market value against any liability of such Subsidiary) exceeding $10,000. None of (i) CRL Export, Inc., (ii) Sterling-Salem Corp. or (iii) Process Metals Company owns assets with an aggregate fair market value (without netting such fair market value against any liability of such Subsidiary) exceeding $500,000, $75,000 and $10,000, respectively. The fair market value of the capital stock of Sinecure, Inc. owned by Loan Parties does not exceed $10,000.

               B. Qualification and Good Standing. Each of Holdings, Company and each of its Subsidiaries is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

               C. Conduct of Business. Holdings, Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsections 7.14 and 8.14.

               D. Subsidiaries. Holdings, Company and all of the Subsidiaries of Holdings and Company and their jurisdictions or organizations are identified in Schedule 5.1 annexed hereto, as said Schedule 5.1 may be supplemented from
   ------------                         ------------
time to time pursuant to the provisions of subsection 6.1(xvi). The capital stock or similar equity interests of Holdings, Company and each of the Subsidiaries of Holdings and Company identified in Schedule 5.1 annexed hereto
                                                   ------------
(as so supplemented) are duly authorized, validly issued, fully paid and nonassessable and, except for the capital stock of Company, none of such capital stock or similar equity interests constitutes Margin Stock. Each of the Subsidiaries of Holdings and Company identified in Schedule 5.1 annexed hereto
                                                   ------------
(as so supplemented) is a corporation, partnership, trust or limited liability company duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization set forth therein, has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such power and authority has not had and will not have a Material Adverse Effect. Schedule 5.1 annexed hereto (as so supplemented) correctly sets forth
        ------------
the ownership interest of Holdings and Company and each of its Subsidiaries in each of the Subsidiaries of Holdings and Company identified therein and correctly sets forth the ownership interest of members of Holdings in Holdings and the ownership interest of Holdings in Company.

     5.2  Authorization of Borrowing, etc.
          --------------------------------

               A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents and the Related Agreements have been duly authorized by all necessary action on the part of each of Holdings, Company and each of its Subsidiaries that is a party thereto.

               B. No Conflict. The execution, delivery and performance by Holdings, Company or any of its Subsidiaries of the Loan Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Loan Documents and the Related Agreements do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Holdings, Company or any of its Subsidiaries, the Organizational Documents of Holdings, Company or any of its Subsidiaries or any order, judgment or decree of any court or other Government Authority binding on Holdings, Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Holdings, Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any

Lien upon any of the properties or assets of Holdings, Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of members or stockholders or any approval or consent of any Person under any Contractual Obligation of Holdings, Company or any of its Subsidiaries, except for such approvals or consents which are set forth on Schedule 5.2B or which will be
                                             -------------
obtained on or before the Closing Date and disclosed in writing to Lenders.

               C.  Governmental Consents. Except as set forth on Schedule 5.2C,
                                                                 -------------
the execution, delivery and performance by Holdings, Company or any of its Subsidiaries of the Loan Documents and the Related Agreements to which they are parties and the consummation of the transactions contemplated by the Loan Documents and the Related Agreements do not and will not require any Governmental Authorization.

               D. Binding Obligation. Each of the Loan Documents and the Related Agreements has been duly executed and delivered by each of Holdings, Company or any of its Subsidiaries that is a party thereto, as applicable and is the legally valid and binding obligation of Holdings, Company or any such Subsidiary, as applicable, enforceable against Holdings, Company or such Subsidiary, as applicable, in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

               E. Valid Issuance of Equity Securities. The Convertible Preferred Stock and other capital stock of Holdings and Company to be sold on or before the Closing Date, when issued and delivered, will be duly and validly issued, fully paid and nonassessable. No member or stockholder of Holdings or Company, respectively, has or will have any preemptive rights to subscribe for any additional equity Securities of Holdings or Company, respectively, except pursuant to the Rights Agreement. The issuance of sale of such Convertible Preferred Stock and such other equity Securities of Holdings and Company, upon such issuance and sale, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

               F. Ownership of Contico. The outstanding equity Securities of Contico consist only of the Contico Common Units owned by Company and, after giving effect to the transactions contemplated by the Loan Documents and the Related Agreements, the 164 Contico Preferred Units owned by the holders identified on Schedule 5.2F annexed hereto.
              -------------

     5.3  Financial Condition.
          -------------------

               Company has heretofore delivered to Lenders, at Lenders' request, the financial statements and information described in subsection 4.1G. All such statements other than pro forma financial statements were prepared in conformity
                      --- -----
with GAAP and fairly present, in all material respects, the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. None of Holdings, Company or any of its Subsidiaries have (and none of Holdings,

Company or any of its Subsidiaries will have following the funding of the initial Loans) any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that, as of the Closing Date, is not reflected in the foregoing financial statements or the notes thereto, if any, to the extent required by GAAP and, as of any Funding Date subsequent to the Closing Date, is not reflected in the most recent financial statements delivered to Lenders pursuant to subsection 6.1 or the notes thereto, if any, to the extent required by GAAP and that, in any such case, is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Holdings, Company or any of its Subsidiaries, except for such as have arisen in the ordinary course of business since the date of the most recent such financial statements.

     5.4  No Material Adverse Change; No Restricted Junior Payments.
          ---------------------------------------------------------

               Other than the financial performance of Company and its Subsidiaries for the three-month period ended on March 31, 2001 as reflected in the consolidated financial statements of Company and its Subsidiaries as at March 31, 2001 and for the three-month period then ended as set forth in Company's Quarterly Report on Form 10-Q for Fiscal Quarter ended March 31, 2001, since December 31, 2000, no event or change has occurred that has resulted in, caused or evidences (after giving effect to the financial performance of Company and its Subsidiaries for such three-month period ended on March 31, 2001 as reflected in such financial statements), either in any case or in the aggregate, a Material Adverse Effect. Neither Holdings nor Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 7.5. There are no Kohlberg Agreements other than the Management Agreement.

     5.5  Title to Properties; Liens; Real Property.
          -----------------------------------------

               A. Title to Properties; Liens. Holdings, Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee or freehold interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 5.3 or in the most recent financial statements delivered pursuant to subsection 6.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7.7. Except as permitted by the Loan Documents, all such properties and assets are free and clear of Liens other than Permitted Encumbrances.

               B.  Real Property. As of the Closing Date, Schedule 5.5B annexed
                                                          -------------
hereto contains a true, accurate and complete list of (i) all fee interests and, in the United Kingdom, all freehold and leasehold interests, in any Real Property Assets and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Real Property Asset of Holdings, Company or any of its Subsidiaries, regardless of whether such Person is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 5.5B
                                                                 -------------
annexed hereto, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and no Officer of Company has knowledge of any default that has occurred and is continuing thereunder, in each case or in the aggregate which could not reasonably be expected to result in a Material Adverse Effect, and each such agreement constitutes the legally valid and binding obligation of Holdings, Company or any of its Subsidiaries, as applicable, enforceable against such Person in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

               C. Intellectual Property. As of the Closing Date, Company and its Subsidiaries own or have the right to use, all Intellectual Property used in the conduct of their business, except where the failure to own or have such right to use in the aggregate could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Company know of any valid basis for any such claim except for such claims that in the aggregate could not reasonably be expected to result in a Material Adverse Effect. The use of such Intellectual Property by Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. All federal and state and all foreign registrations of and applications for Intellectual Property, and all unregistered Intellectual Property, that are owned or licensed by Company or any of its Subsidiaries on the Closing Date are described on Schedule 5.5C annexed
                                                         -------------
hereto.

     5.6  Litigation; Adverse Facts.
          -------------------------

               Except for the Proceedings set forth in Schedule 5.6 annexed
                                                       ------------
hereto (with respect to which Proceedings Company hereby represents and warrants that such Proceedings would not reasonably be expected to result in a Material Adverse Effect), there are no Proceedings (whether or not purportedly on behalf of Holdings, Company or any of its Subsidiaries) at law or in equity, or before or by any court or other Government Authority (including any Environmental Claims) that are pending or, to the knowledge of Company, threatened against or affecting Holdings, Company or any of its Subsidiaries or any property of Holdings, Company or any of its Subsidiaries and that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Holdings nor Company nor any of its Subsidiaries (i) is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (ii) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or other Government Authority, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     5.7  Payment of Taxes.
          ----------------

               Except to the extent permitted by subsection 6.3, all tax returns and reports of Holdings, Company and its Subsidiaries required to be filed by any of them have been timely filed (taking into account reasonable extensions of the time for filing such returns or reports provided for under applicable law), and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Holdings, Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises that are due and payable have been paid prior to the time they became delinquent. Company knows of no proposed tax assessment against Holdings, Company or any of its Subsidiaries that is not being actively contested by Holdings, Company or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate
                         --------
provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

     5.8  Performance of Agreements; Materially Adverse Agreements; Material
          ------------------------------------------------------------------
Contracts.
---------

           A. Neither Holdings nor Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to result in a Material Adverse Effect.

           B. Neither Holdings nor Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

           C.  Schedule 5.8 contains a true, correct and complete list of all
               ------------
the Material Contracts in effect on the Closing Date. Except as described in
Schedule 5.8, all such Material Contracts of Holdings, Company and its
------------
Subsidiaries are in full force and effect and no material defaults currently exist thereunder.

     5.9  Governmental Regulation.
          -----------------------

           Neither Holdings nor Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

     5.10  Securities Activities.
           ---------------------

           A. Neither Holdings nor Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

           B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection
7.2 or 7.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 8.2, will be Margin Stock.

     5.11  Employee Benefit Plans.
           ----------------------

           A. Company, each of its Subsidiaries and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified.

           B.  No ERISA Event has occurred or is reasonably expected to occur.

           C. Except to the extent required under Section 4980B of the Internal Revenue Code or except as set forth in Schedule 5.11 annexed hereto, no Employee
                                       -------------
Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

           D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), does not exceed $500,000 individually or $1,500,000 in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities).

           E. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Company, its Subsidiaries and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $1,000,000.

     5.12  Certain Fees.
           ------------

           Except as set forth on Schedule 5.12, no broker's or finder's fee or
                                  -------------
commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

     5.13  Environmental Protection.
           ------------------------

           Except as set forth in Schedule 5.13 annexed hereto:
                                  -------------

               (i) neither Holdings nor Company nor any of its Subsidiaries nor any of their respective current Facilities or operations nor, to Company's knowledge, any of their respective Facilities that are no longer owned or leased, are subject to any outstanding written order, consent decree or settlement agreement with any

     Person relating to (a) any Environmental Law, (b) any Environmental Claim, or (c) any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

               (ii) neither Holdings nor Company nor any of its Subsidiaries has received within ten years prior to the date hereof any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S)
          9604) or any comparable state law that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

               (iii) there are and have been no conditions, occurrences, or Hazardous Materials Activities that could reasonably be expected to form the basis of an Environmental Claim against Holdings, Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; and

               (iv) compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect.

    5.14  Employee Matters.
          ----------------

          There is no strike or work stoppage in existence or threatened involving Holdings, Company or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect.

    5.15  Solvency.
          --------

          Each Loan Party is and, after giving effect to the Recapitalization, the related financings and the other transactions contemplated by the Loan Documents and the Related Agreements, and upon the incurrence of any Obligations by such Loan Party on any date on which this representation is made, will be, Solvent.

    5.16  Matters Relating to Collateral.
          ------------------------------

          A. Creation, Perfection and Priority of Liens. The execution and delivery of the Collateral Documents by Loan Parties, together with (i) the actions taken on or prior to the date hereof pursuant to subsections 4.1O, 4.1P, 4.1R, 6.9 and 6.10 and (ii) the delivery to Agent of any Pledged Collateral not delivered to Agent at the time of execution and delivery of the applicable Collateral Document (all of which Pledged Collateral has been so delivered) are effective to create in favor of Agent for the benefit of Lenders, as security for the respective Secured Obligations (as defined in the applicable Collateral Document in respect of any Collateral), a valid and perfected First Priority Lien on all of the Collateral, and all filings, registrations and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than the filing of any UCC financing statements delivered to Agent for filing (but not yet filed) and the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Agent.

          B. Governmental Authorizations. No authorization, approval or other action by, and no notice to or filing with, any Government Authority is required for either (i) the pledge or grant by any Loan Party of the Liens purported to be created in favor of Agent pursuant to any of the Collateral Documents or (ii) the exercise by Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except for filings, registrations or recordings contemplated by subsection 5.16A and except as may be required, in connection with the disposition of any Pledged Collateral, by laws generally affecting the offering and sale of securities.

          C. Absence of Third-Party Filings. Except such as may have been filed or registered in favor of Agent as contemplated by subsection 5.16A and to evidence permitted lease obligations and other Liens permitted pursuant to subsection 7.2, (i) no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office, (ii) no effective filing covering all or any part of the IP Collateral is on file in the PTO and (iii) no registrations relating to Liens over all or any part of the Collateral are in effect in any other registries, offices or Government Authorities in any jurisdiction.

          D. Margin Regulations. The pledge of the Pledged Collateral pursuant to the Collateral Documents does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          E. Information Regarding Collateral. All information supplied to Agent by or on behalf of any Holdings, Company or any of its Subsidiaries with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

     5.17 Disclosure.
          ----------

          No representation or warranty of Holdings, Company or any of its Subsidiaries contained in any Loan Document, any Related Agreement, the Confidential Information Memorandum or in any other document, certificate or written statement furnished to Lenders by or on behalf of Holdings, Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information provided by Holdings, Company or any of their respective Affiliates are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

     5.18 Related Agreements.
          ------------------

          A. Company has delivered to Lenders complete and correct copies of the Related Agreements, in each case as in effect as of the Closing Date, and of all exhibits and schedules thereto. The representations and warranties made by Company, Holdings and their respective Affiliates contained in the Related Agreements are true, correct and complete in all material respects on and as of the date made or deemed made and Holdings, Company and their respective Affiliates have performed in all material respects all agreements and satisfied all conditions which the Related Agreements provide shall be performed or satisfied by Holdings, Company and their respective Affiliates on or before the Closing Date.

          B. As of the Closing Date, both before and after giving effect to the transactions contemplated hereby, each of the Third Amendment to the Rights Agreement and the Fourth Amendment to the Rights Agreement is in full force and effect and no provision thereof has been modified or waived in any material respect, and as a result thereof, no "Distribution Date", "Section 11(a)(ii) Event" or "Section 13 Event", in each case as defined in the Rights Agreement, has occurred or will result from the consummation of the transactions contemplated by the Loan Documents and the Related Agreements.

          C. As of the Closing Date, both before and after giving effect to the transactions contemplated hereby, the Third Amendment to the Contico LLC Agreement is in full force and effect and no provision thereof has been modified or waived in any material respect.

          D. As of the Closing Date, both before and after giving effect to the transactions contemplated hereby, each of Amendment No. 1 and Amendment No. 2 to the Contico Members Agreement is in full force and effect and no provision thereof has been modified or waived in any material respect, and no "Change in Control" or "Trigger Event", in each case as defined in the Contico Members Agreement, has occurred or will result from the consummation of the transactions contemplated by the Loan Documents and the Related Agreements, and no holder of the Contico Preferred Units has any right to exercise any "Put Right", "Control Put Right" or "Trigger Event Right", in each case as defined in the Contico Members Agreement, in connection with or as a result of any of the transactions contemplated by the Loan Documents and the Related Agreements.

     5.19 Permits.
          -------

          Each of Holdings, Company and its Subsidiaries, prior to and after giving effect to the transactions contemplated by the Loan Documents and the Related Agreements, has such certificates, permits, licenses (including without limitation trademark and other Intellectual Property licenses), franchises, consents, approvals, authorizations and clearances that are material to the condition (financial or otherwise), business or operations of Holdings, Company and its Subsidiaries ("Permits") and is (and will be immediately after the consummation of such transactions) in compliance in all respects with all applicable laws as are necessary to own, lease or operate its properties and to conduct its businesses in the manner as presently conducted and to be conducted immediately after the consummation of such transactions, except where failure to have such Permits or to be in compliance could not reasonably be expected to result in a Material Adverse Effect; and all such Permits are valid and in full force and effect and will be valid and in full force and effect immediately upon consummation of such transactions, except for those where the failure to be valid or in effect could not reasonably be expected to result in a Material Adverse Effect. Each of Holdings, Company and its Subsidiaries, prior to and after giving effect to such transactions, is and will be in compliance in all respects with its obligations under such Permits, except where failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Permits, except where such revocation or termination could not reasonably be expected to result in a Material Adverse Effect.

    5.20 Fiscal Periods.
         --------------

          The Fiscal Year-end of Holdings, Company and its Subsidiaries is December 31 and the Fiscal Quarter-ends of Holdings, Company and its Subsidiaries are March 31, June 30, September 30 and December 31.

    5.21 SESCO.
         -----

          Company does not guaranty (pursuant to the SESCO Guaranty or otherwise) any of SESCO's obligations under the SESCO Loan Agreement or any repayment obligations in respect of the principal and interest on the bonds issued in 1984 or 1992, the proceeds of which were loaned to SESCO pursuant to the SESCO Loan Agreement. SESCO is in full compliance under the SESCO Service Agreement and the SESCO Steam Agreement and there has not occurred any "Event of Default" as defined in the SESCO Service Agreement by SESCO or Company. Company and its Subsidiaries are not aware of any Environmental Claims relating to SESCO, the facilities on which SESCO operates or SESCO's business operations.

Section 6.  COMPANY'S AFFIRMATIVE COVENANTS

          Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

    6.1  Financial Statements and Other Reports.
         --------------------------------------

          Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Agent and, except with respect to the requirements of subsection 6.1(iv)(c), Lenders:

          (i)  Events of Default, etc.: promptly upon any Officer of Company
               -----------------------
     obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 8.2, or (c) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

          (ii) Monthly and Quarterly Financials: (x) as soon as available and in
               --------------------------------
     any event within 30 days after the end of each month ending after the Closing Date and prior to the six-month anniversary of the Closing Date (it being understood that the end of any month for the Loan Parties is, in the case of January, February, April, May, July, August, October and November, the fourth Friday of such month, in the case of March, June and September, the thirteenth Friday of the Fiscal Quarter in which such month falls, and in the case of December, December 31), the balance sheets of each of Company's Subsidiaries as at the end of such month and the related statements of income of each of Company's Subsidiaries for such month, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of each of Company's Subsidiaries as at the dates indicated and the results of their operations for the periods indicated, subject to changes resulting from audit and normal year-end adjustments and (y) as soon as available and in any event within 30 days after the end of each month ending on or after the six-month anniversary of the Closing Date (it being understood that the end of any month for the Loan Parties is, in the case of January, February, April, May, July, August, October and November, the fourth Friday of such month, in the case of March, June and September, the thirteenth Friday of the Fiscal Quarter in which such month falls, and in the case of December, December 31), and within 45 days after the end of each Fiscal Quarter (or, with respect to the fourth Fiscal Quarter, 90 days), for Fiscal Quarters ending after the Closing Date, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such fiscal period and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such fiscal period and for the period from the beginning of the then current Fiscal Year to the end of such fiscal period, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, (b) copies of reports describing the operations of Company and its Subsidiaries in the form prepared for presentation to the executive committee of the board of directors of Company, and (c) an accounts receivable aging report for each Loan Party sorted by selling terms and other criteria reasonably requested by Agent;

          (iii)  Year-End Financials: as soon as available and in any event
                 -------------------
     within 90 days after the end of each Fiscal Year, (a) the consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) copies of reports describing the operations of Company and its Subsidiaries in the form prepared for presentation to the executive committee of the board of directors of Company, and (c) in the case of such consolidated financial statements, a report thereon of Arthur Andersen LLP or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Agent, which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (iv) Pricing and Compliance Certificates: together with each delivery
               -----------------------------------
     of quarterly and annual financial statements of Company and its Subsidiaries pursuant to subdivisions (ii) and (iii) above, (a) an Officer's Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action

     Company has taken, is taking and proposes to take with respect thereto; (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 7; in addition, on or before the 45th day following the end of each Fiscal Quarter (or, with respect to the fourth Fiscal Quarter, 90 days) (commencing with the first Fiscal Quarter ending after the first anniversary of the Closing Date), a Pricing Certificate demonstrating in reasonable detail the calculation of the Consolidated Leverage Ratio as of the end of the four Fiscal Quarter period then ended; and (c) an accounts receivable aging report for each Loan Party which sets forth for each customer of such Loan Party during the immediately preceding Fiscal Quarter, the full name, address, telephone number and contact information of such customer;

          (v)  Reconciliation Statements: if, as a result of any change in
               -------------------------
     accounting principles and policies from those used in the preparation of the audited financial statements referred to in subsection 5.3, the consolidated financial statements of Company and its Subsidiaries delivered pursuant to subdivisions (ii), (iii) or (xii) of this subsection 6.1 will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then (a) together with the first delivery of financial statements pursuant to subdivision
     (ii), (iii) or (xii) of this subsection 6.1 following such change, consolidated financial statements of Company and its Subsidiaries for (y) the current Fiscal Year to the effective date of such change and (z) the two full Fiscal Years immediately preceding the Fiscal Year in which such change is made, in each case prepared on a pro forma basis as if such change had been in effect during such periods, and (b) together with each delivery of financial statements pursuant to subdivision (ii), (iii) or
     (xii) of this subsection 6.1 following such change, if required pursuant to subsection 1.2, a written statement of the chief accounting officer or chief financial officer of Company setting forth the differences (including any differences that would affect any calculations relating to the financial covenants set forth in subsection 7.6) which would have resulted if such financial statements had been prepared without giving effect to such change;

          (vi) Accountants' Certification: together with each delivery of
               --------------------------
     consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by
                        --------
     reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and

     (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

          (vii)  Accountants' Reports: promptly upon receipt thereof (unless
                 --------------------
     restricted by applicable professional standards), copies of all reports submitted to Holdings or Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Holdings, Company and its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their annual audit;

          (viii) SEC Filings and Press Releases: promptly upon their becoming
                 ------------------------------
     available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Holdings or Company to its security holders or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Holdings or Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and (c) all press releases and other statements made available generally by Holdings or Company or any of its Subsidiaries to the public concerning material developments in the business of Holdings or Company or any of its Subsidiaries;

          (ix)   Litigation or Other Proceedings: (a) promptly upon any Officer
                 -------------------------------
     of Company obtaining knowledge of (X) the institution of, or non-frivolous threat of, any Proceeding against or affecting Holdings, Company or any of its Subsidiaries or any property of Holdings, Company or any of its Subsidiaries not previously disclosed in writing by Company to Lenders or
     (Y) any material development in any Proceeding that, in any case:

                 (1) if adversely determined, has a reasonable possibility after giving effect to the coverage and policy limits of insurance policies issued to Holdings, Company and its Subsidiaries of giving rise to a Material Adverse Effect; or

                 (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each Fiscal Quarter, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Holdings, Company or any of its Subsidiaries equal to or greater than $500,000, and promptly after request by Agent such other information as may be reasonably requested by Agent to enable Agent and its counsel to evaluate any of such Proceedings;

          (x)    ERISA Events: promptly upon becoming aware of the occurrence of
                 ------------
     or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (xi)   ERISA Notices: with reasonable promptness, copies of (a) all
                 -------------
     notices received by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Agent shall reasonably request;

          (xii)  Financial Plans: as soon as practicable and in any event no
                 ---------------
     later than 30 days prior to the beginning of each Fiscal Year, a consolidated and consolidating plan and financial forecast for such Fiscal Year and the next four succeeding Fiscal Years (the "Financial Plan" for such Fiscal Years), including (a) forecasted consolidated and consolidating balance sheets and forecasted consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for each month of each such Fiscal Year, together with pro forma Compliance Certificates for
                                          --- -----
     each Fiscal Quarter of each such Fiscal Year and an explanation of the assumptions on which such forecasts are based, (b) forecasted consolidated and consolidating statements of income and cash flows of Company and its Subsidiaries for each month of the first such Fiscal Year and, if requested by Agent, the next four succeeding Fiscal Years, together with an explanation of the assumptions on which such forecasts are based, (c) the amount of forecasted unallocated overhead for each month of the first such Fiscal Year and, if requested by Agent, the next four succeeding Fiscal Years, and (d) such other information and projections as any Lender through Agent may reasonably request;

          (xiii) Governing Body: with reasonable promptness, written notice of
                 --------------
     any change in the Governing Body of Holdings, Company or any of its Subsidiaries;

          (xiv)  Insurance: as soon as practicable and in any event by the last
                 ---------
     day of each Fiscal Year, a report in form and substance satisfactory to Agent outlining all material insurance coverage maintained as of the date of such report by Holdings, Company and its Active Subsidiaries and all material insurance coverage planned to be maintained by Holdings, Company and its Active Subsidiaries in the immediately succeeding Fiscal Year and confirming the status of Agent as additional insured and/or loss payee under all such insurance to the extent required by subsection 6.4;

          (xv)    Environmental Audits and Reports: as soon as practicable
                  --------------------------------
     following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Holdings, Company or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any Facility or which relate to an Environmental Claim in either case which could reasonably be expected to result in a Material Adverse Effect;

          (xvi)   New Subsidiaries: promptly upon any Person becoming a
                  ----------------
     Subsidiary of Holdings or Company, or any Subsidiary of Company which is not an Active Subsidiary becoming an Active Subsidiary, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Holdings or Company or an Active Subsidiary, as the case may be, and (b) all of the data required to be set forth in Schedule
                                                                      --------
     5.1 annexed hereto with respect to all Subsidiaries of Holdings or Company
     ---
     (it being understood that such written notice shall be deemed to supplement
     Schedule 5.1 annexed hereto for all purposes of this Agreement;
     ------------

          (xvii)  Material Contracts: promptly, and in any event within 10
                  ------------------
     Business Days after any Material Contract of Holdings or Company or any of its Subsidiaries is terminated or amended in a manner that is materially adverse to Holdings or Company or such Subsidiary, as the case may be, or any new Material Contract is entered into, a written statement describing such event with copies of such material amendments or new contracts, and an explanation of any actions being taken with respect thereto;

          (xviii) Borrowing Base Certificates: as soon as available and in any
                  ---------------------------
     event within five Business Days after the last Business Day of each month ending after the Closing Date or, within ten Business Days after the last Business Day of any month ending prior to the six-month anniversary of the Closing Date so long as Company shall have a Revolving Borrowing Base availability of at least $20,000,000 as of the last Business Day of such month, a Borrowing Base Certificate dated as of the last Business Day of such month, together with any additional schedules and other information as Agent may reasonably request (it being understood that (a) Company, in addition to such monthly Borrowing Base Certificates, may from time to time deliver to Agent and Lenders on any Business Day after the Closing Date a Borrowing Base Certificate dated as of such Business Day, together with any additional schedules and other information as Agent may reasonably request, and (b) the most recent Borrowing Base Certificate described in this clause (xviii) that is delivered to Agent shall be used in calculating the Revolving Borrowing Base as of any date of determination);

          (xix)   Termination of Leases, Etc.: (a) promptly upon receipt
                  ---------------------------
     thereof, copies of any notice of termination of any lease under which any Loan Party has a leasehold interest or copies of any notice of foreclosure proceedings relating to any fee interest on any real property with respect to which any Loan Party has a leasehold interest, in each case if any Eligible Inventory or any Eligible M&E is located on the real property with respect to which such Loan Party has a leasehold interest, and (b) at least 30 days prior to the expiration of any lease under which any Loan Party has a leasehold interest and on which any Eligible Inventory or any Eligible M&E is located, a written notice of such expiration; and

               (xx) Other Information: with reasonable promptness, such other
                    -----------------
          information and data with respect to Holdings, Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

     6.2 Existence, etc.
         --------------

          Except as permitted under subsection 7.7, Company will, and will cause each of its Active Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises material to its business; provided, however, that neither Company nor any of its Active Subsidiaries shall
--------  -------
be required to preserve any such right or franchise if the Governing Body of Company or such Active Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of Company or such Active Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to Company, such Active Subsidiary or Lenders.

     6.3 Payment of Taxes and Claims; Tax.
         --------------------------------

          A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided that no such tax, assessment, other governmental
                 --------
charge or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as
(1) such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor and (2) in the case of a tax, assessment, other governmental charge or claim which has or may become a Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such tax, assessment, other governmental charge or claim.

          B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

     6.4 Maintenance of Properties; Insurance; Application of Net Insurance/
         ------------------------------------------------------------------
Condemnation Proceeds.
---------------------

          A. Maintenance of Properties. Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of

Company and its Subsidiaries (including all Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.

          B. Insurance. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such public liability insurance, third party property damage insurance, business interruption insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Subsidiaries as may customarily be carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for corporations similarly situated in the industry. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained (i) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and (ii) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times satisfactory to Agent in its commercially reasonable judgment. Each such policy of insurance shall (a) name Agent for the benefit of Lenders as an additional insured thereunder as its interests may appear and (b) in the case of each business interruption and casualty insurance policy (other than such policies of SESCO), contain a loss payable clause or endorsement, satisfactory in form and substance to Agent, that names Agent for the benefit of Lenders as the loss payee thereunder for any covered loss in excess of $50,000 so long as the Term Loan remains outstanding (and in excess of $1,000,000 after the Term Loan has been repaid in full) and provides for at least 30 days prior written notice to Agent of any modification or cancellation of such policy.

          C.   Application of Net Insurance/Condemnation Proceeds.

               (i)  Business Interruption Insurance. Upon receipt by Holdings,
                    -------------------------------
          Company or any of its Subsidiaries of any business interruption insurance proceeds constituting Net Insurance/Condemnation Proceeds,
          (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company or such Subsidiary may retain and apply such Net Insurance/Condemnation Proceeds for working capital purposes, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B or, with the consent of Agent and Requisite Lenders, to prepay the Revolving Loans;

               (ii) Casualty Insurance/Condemnation Proceeds. Upon receipt by
                    ----------------------------------------
          Holdings, Company or any of its Subsidiaries of any Net Insurance/Condemnation Proceeds other than from business interruption insurance, (a) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall, or shall cause one or more of its Subsidiaries to, promptly and diligently apply such Net Insurance/Condemnation Proceeds to pay or reimburse the costs of repairing, restoring or replacing the assets in respect of which such Net Insurance/Condemnation

          Proceeds were received or, to the extent not so applied, to prepay the Loans as provided in subsection 2.4B, and (b) if an Event of Default or Potential Event of Default shall have occurred and be continuing, Company shall apply an amount equal to such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B.

               (iii)  Net Insurance/Condemnation Proceeds Received by Agent.
                      -----------------------------------------------------
          Upon receipt by Agent of any Net Insurance/Condemnation Proceeds as loss payee (a) if and to the extent Company would have been required to apply such Net Insurance/Condemnation Proceeds (if it had received them directly) to prepay the Loans, Agent shall, and Company hereby authorizes Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B, and (b) to the extent the foregoing clause (a) does not apply and (1) the aggregate amount of such Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) by Agent in respect of any covered loss does not exceed $50,000, Agent shall deliver such Net Insurance/Condemnation Proceeds to Company, and Company shall, or shall cause one or more of its Subsidiaries to, promptly apply such Net Insurance/Condemnation Proceeds to the costs of repairing, restoring, or replacing the assets in respect of which such Net Insurance/Condemnation Proceeds were received, and (2) if the aggregate amount of Net Insurance/Condemnation Proceeds received (and reasonably expected to be received) by Agent in respect of any covered loss exceeds $50,000, Agent shall hold such Net Insurance/Condemnation Proceeds pursuant to the terms of the Security Agreement or, at the request of Company, apply such Net Insurance/Condemnation Proceeds to repay Revolving Loans, and, so long as Company or any of its Subsidiaries proceeds diligently to repair, restore or replace the assets of Company or such Subsidiary in respect of which such Net Insurance/Condemnation Proceeds were received, Agent shall from time to time disburse to Company or such Subsidiary from the Collateral Account or Lenders shall from time to time make as Revolving Loans an amount not exceeding the amount of Net Insurance/Condemnation Proceeds so applied to repay Revolving Loans (provided that notwithstanding the foregoing, Lenders shall not be obligated to make such Revolving Loans unless the conditions specified in subsection 4.2 have been satisfied or waived), to the extent of any such Net Insurance/Condemnation Proceeds remaining therein in respect of the applicable covered loss, amounts necessary to pay the cost of such repair, restoration or replacement after the receipt by Agent of invoices or other documentation reasonably satisfactory to Agent relating to the amount of costs so incurred and the work performed (including, if required by Agent, lien releases and architects' certificates); provided, however
                                                              --------  -------
          that if at any time Agent reasonably determines (A) that Company or such Subsidiary is not proceeding diligently with such repair, restoration or replacement or (B) that such repair, restoration or replacement cannot be completed with the Net Insurance/Condemnation Proceeds then held by Agent for such purpose, together with funds otherwise available to Company for such purpose, Agent shall, and Company hereby authorizes Agent to, apply such Net Insurance/Condemnation Proceeds to prepay the Loans as provided in subsection 2.4B and Lenders shall not be required to make the Revolving Loans described above.

     6.5 Inspection; Lender Meeting.
         --------------------------

            Company shall, and shall cause each of its Subsidiaries to, permit
(i) any authorized representatives designated by any Lender through Agent to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), and (ii) any authorized representatives designated by Agent to conduct at least one audit of all Collateral during each Fiscal Quarter after the Closing Date (exclusive of the audit of Inventory and Accounts conducted by Agent prior to the Closing Date (the "Base Audit")), each such audit to be substantially similar in scope and substance to the Base Audit, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, Company will, upon the request of Agent or Requisite Lenders, participate in a meeting of Agent and Lenders at least once during each Fiscal Year to be held at Company's corporate offices (or such other location as may be agreed to by Company and Agent) at such time as may be agreed to by Company and Agent.

     6.6 Compliance with Laws, etc.
         --------------------------

            Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any Government Authority (other than Environmental Laws), in each case noncompliance with which could reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

     6.7 Environmental Disclosure and Inspection.
         ---------------------------------------
            A. Company shall, and shall cause each of its Subsidiaries to, exercise all due diligence in order to comply in all material respects and cause
(i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply in all material respects with all Environmental Laws.

            B. Company agrees that Agent may, from time to time and in its reasonable discretion, retain, at Company's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Company and, upon a reasonable belief that Company has breached any covenant or representation with respect to environmental matters or that there has been a material violation of Environmental Laws at any Facility or by Company, to conduct its own reasonable investigation of such matter at any Facility currently owned, leased, operated or used by Company or any of its Subsidiaries, and Company agrees to use its best efforts to obtain permission for Agent's professional consultant to conduct its own investigation of any such matter at any Facility previously owned, leased, operated or used by Company or any of its Subsidiaries. Company hereby grants to Agent and its agents, employees, consultants and contractors the right to enter into or on to the Facilities currently owned, leased, operated or used by Company or any of its Subsidiaries upon reasonable notice to Company to perform such assessments on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any Facility shall be conducted, unless otherwise agreed to by Company and Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any such Facility or to cause any damage or loss to any property at such Facility. Company and Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Agent pursuant to this subsection 6.7B will be obtained and shall be used by Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Agent agrees to deliver a copy of any such report to Company at the Company's request or if the information in the report describes a condition that could reasonably be expected to materially impair the value of a Facility if not addressed with the understanding that Company acknowledges and agrees that (i) it will indemnify and hold harmless Agent and each Lender from any costs, losses or liabilities relating to Company's use of or reliance on such report, (ii) neither Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Company, neither Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

          C. Company shall promptly advise Lenders in writing and in reasonable detail of (i) any material Release of any Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any and all written communications with respect to any Environmental Claims that have a reasonable possibility of giving rise to a Material Adverse Effect or with respect to any material Release of Hazardous Materials required to be reported to any federal, state or local governmental or regulatory agency, (iii) any remedial action taken by Company or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that could have a Material Adverse Effect, (iv) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, and (v) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for an aggregate amount in excess of $100,000 for a material Release of Hazardous Materials.

          D. Company shall promptly notify Lenders of (i) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have a Material Adverse Effect or that could reasonably be expected to have a Material Adverse Effect on any Governmental Authorization then held by Company or any of its Subsidiaries and (ii) any proposed action to be taken by Company or any of its Subsidiaries to modifying current operations that could reasonably be expected to subject Company or any of its Subsidiaries to material additional obligations or requirements under Environmental Laws.

            E. Company shall, at its own expense, provide copies of such documents or information as Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 6.7.

            F. Company shall maintain policies and procedures for monitoring compliance with Environmental Laws for its and each of its Subsidiaries' operations that demonstrates a commitment to environmental compliance and includes procedures for (a) preparing and updating written compliance manuals covering pertinent regulatory areas, (b) tracking changes in applicable Environmental Laws and modifying operations to comply with new requirements thereunder, and (c) training employees to comply with applicable environmental requirements and updating such training as necessary.

     6.8 Company's Remedial Action Regarding Hazardous Materials.
         -------------------------------------------------------

            Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility in order to comply in all material respects with all applicable Environmental Laws and Governmental Authorizations. Company shall cause all other Persons occupying the Facilities currently owned or leased by Company or its Subsidiaries to comply in all material respects with all applicable Environmental Laws. In the event Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, Company or such Subsidiary shall conduct and complete such remedial action in compliance in all material respects with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local Government Authorities except when, and only to the extent that, Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials or legal obligations with respect to the extent of such remedial action is being contested in good faith by Company or such Subsidiary.

     6.9 Execution of Subsidiary Guaranty and Personal Property Collateral
         -----------------------------------------------------------------
Documents After the Closing Date.
--------------------------------

            A. Execution of Subsidiary Guaranty, Personal Property Collateral Documents and Master Intercompany Note. In the event that any Domestic Subsidiary of Company existing on the Closing Date that has not previously executed the Subsidiary Guaranty hereafter owns or acquires assets with an aggregate fair market value (without netting such fair market value against any liability of such Subsidiary) exceeding $10,000, or in the event that any Person becomes a Domestic Subsidiary of Company after the date hereof, Company will promptly notify Agent of that fact and cause such Subsidiary to execute and deliver to Agent a counterpart of the Subsidiary Guaranty, Security Agreement, Environmental Indemnity Agreement and Master Intercompany Note and to take all such further actions and execute all such further documents and instruments (including actions, documents and instruments comparable to those described in subsection 4.1O) as may be necessary or, in the opinion of Agent, desirable to create in favor of Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on all of the personal and mixed property assets of such Domestic Subsidiary described in the applicable forms of Collateral Documents.

          B. Foreign Subsidiaries. In the event that any Foreign Subsidiary of Company existing on the Closing Date that has not previously had 65% of its capital stock pledged as Collateral hereafter owns or acquires assets with an aggregate fair market value (without netting such fair market value against any liability of such Subsidiary) exceeding $10,000, or in the event that any Person becomes a Foreign Subsidiary of Company after the date hereof, Company will promptly notify Agent of that fact and, if such Subsidiary is directly owned by Company or a Domestic Subsidiary, cause such Subsidiary to execute and deliver to Agent a counterpart of the Master Intercompany Note and such other documents and instruments and take such further actions (including actions, documents and instruments comparable to those described in subsection 4.1O) as may be necessary, or in the reasonable opinion of Agent, desirable to create in favor of Agent, for the benefit of Lenders, a valid and perfected First Priority Lien on 65% of the capital stock of such Foreign Subsidiary.

          C. Subsidiary Organizational Documents, Legal Opinions, Etc. Company shall deliver to Agent, together with such Loan Documents, (i) certified copies of such Subsidiary's Organizational Documents, together with, if such Subsidiary is a Domestic Subsidiary, a good standing certificate from the Secretary of State of the jurisdiction of its organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Agent,
(ii) a certificate executed by the secretary or similar officer of such Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Subsidiary executing such Loan Documents, and (iii) a favorable opinion of counsel to such Subsidiary, in form and substance satisfactory to Agent and its counsel, as to (a) the due organization and good standing of such Subsidiary, (b) the due authorization, execution and delivery by such Subsidiary of such Loan Documents, (c) the enforceability of such Loan Documents against such Subsidiary and (d) such other matters (including matters relating to the creation and perfection of Liens in any Collateral pursuant to such Loan Documents) as Agent may reasonably request, all of the foregoing to be satisfactory in form and substance to Agent and its counsel.

     6.10 Matters Relating to Real Property Collateral.
          --------------------------------------------

          A. Post-Closing Date Mortgages; Post-Closing Date Mortgage Policies, Etc. Within 90 days after the Closing Date (or, within 120 days after the Closing Date if Agent decides to grant such extension in its reasonable discretion at the written request of Company (which extension each Lender hereby authorizes Agent to grant)), Company shall, and shall cause each applicable Subsidiary to, deliver to Agent:

                    (i)  Post-Closing Mortgages. Fully executed and notarized
                         ----------------------
          Mortgages (each a "Post-Closing Date Mortgage" and, collectively, the "Post-Closing Date Mortgages"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Property Asset listed in Schedule 6.10A annexed hereto (each a
                                        --------------
          "Post-Closing Date Mortgaged Property" and, collectively, the "Post-Closing Date Mortgaged Properties");

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

               (ii)   Opinions of Local Counsel. An opinion of counsel (which
                      -------------------------
          counsel shall be reasonably satisfactory to Agent) in each state in which a Post-Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Post-Closing Date Mortgages to be recorded in such state and such other matters as Agent may reasonably request, in each case in form and substance reasonably satisfactory to Agent;

               (iii)  Landlord Consents and Estoppels; Recorded Leasehold
                      ---------------------------------------------------
          Interests. In the case of each Post-Closing Date Mortgaged Property
          ---------
          consisting of a Material Leasehold Property, (a) a Landlord Consent and Estoppel with respect thereto and (b) evidence that such Material Leasehold Property is a Recorded Leasehold Interest;

               (iv)   Title Insurance. (a) ALTA mortgagee title insurance
                      ---------------
          policies or unconditional commitments therefor (the "Post-Closing Date Mortgage Policies") issued by the Title Company with respect to the Post-Closing Date Mortgaged Properties listed in Schedule 6.10A
                                                           --------------
          annexed hereto, in amounts not less than the respective amounts designated therein with respect to any particular Post-Closing Date Mortgaged Properties, insuring fee simple title to, or a valid leasehold interest in, each such Post-Closing Date Mortgaged Property vested in such Loan Party and assuring Agent that the applicable Post-Closing Date Mortgages create valid and enforceable First Priority mortgage Liens on the respective Post-Closing Date Mortgaged Properties encumbered thereby, subject only to a standard survey exception, which Post-Closing Date Mortgage Policies (1) shall include an endorsement for mechanics' liens, for future advances under this Agreement and for any other matters reasonably requested by Agent and
          (2) shall provide for affirmative insurance and such reinsurance as Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Agent; and (b) evidence reasonably satisfactory to Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Post-Closing Date Mortgage Policies and (ii) paid to the Title Company or to the appropriate Government Authorities all expenses and premiums of the Title Company in connection with the issuance of the Post-Closing Date Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Post-Closing Date Mortgages in the appropriate real estate records;

               (v)    Title Reports. With respect to each Post-Closing Date
                      -------------
          Mortgaged Property listed in Schedule 6.10A annexed hereto, a title
                                       --------------
          report issued by the Title Company with respect thereto, dated not more than 30 days prior to the Closing Date and satisfactory in form and substance to Agent;

               (vi)   Copies of Documents Relating to Title Exceptions. Copies
                      ------------------------------------------------
          of all recorded documents listed as exceptions to title or otherwise referred to in the Post-Closing Date Mortgage Policies or in the title reports delivered pursuant to subsection 6.10A(v);

               (vii)  Matters Relating to Flood Hazard Properties. (a) Evidence,
                      -------------------------------------------
          which may be in the form of a letter from an insurance broker or a municipal engineer, as to whether (1) any Post-Closing Date Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (b) if there are any such Flood Hazard Properties, such Loan Party's written acknowledgement of receipt of written notification from Agent (1) as to the existence of each such Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (c) in the event any such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that Company has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board of Governors of the Federal Reserve System; and

               (viii) Environmental Indemnity. An environmental indemnity
                      -----------------------
          agreement, satisfactory in form and substance to Agent and its counsel, with respect to the indemnification of Agent and Lenders for any liabilities that may be imposed on or incurred by any of them as a result of any Hazardous Materials Activity.

          B. Conforming Leasehold Interests. If Company or any of its Domestic Subsidiaries acquires any Material Leasehold Property, Company shall, or shall cause such Subsidiary to, cause such Material Leasehold Property to be a Conforming Leasehold Interest.

          C. Additional Mortgages, Etc. From and after the Closing Date, in the event that (i) Company or any Subsidiary Guarantor acquires any fee interest or freehold interest in real property or any Material Leasehold Property or (ii) at the time any Person becomes a Subsidiary Guarantor, such Person owns or holds any fee interest or freehold interest in real property or any Material Leasehold Property, in the case of clause (ii) above, excluding any such Real Property Asset the encumbrancing of which requires the consent of any applicable lessor or then-existing senior lienholder, where Company and its Subsidiaries are unable to obtain such lessor's or senior lienholder's consent (any such non-excluded Real Property Asset described in the foregoing clause (i) or (ii) being an "Additional Mortgaged Property"), Company or such Subsidiary Guarantor shall deliver to Agent, as soon as practicable after such Person acquires such Additional Mortgaged Property or becomes a Subsidiary Guarantor, as the case may be, a fully executed and, where applicable, notarized Mortgage (an "Additional Mortgage"), duly recorded or registered in all appropriate places in all applicable jurisdictions, encumbering the interest of such Loan Party in such Additional Mortgaged Property; and such opinions, appraisals, documents, title insurance, environmental reports that would have been delivered if such Additional Mortgaged Property were (y) a Post-Closing Date Mortgaged Property in the case of an Additional Mortgaged Property located in any jurisdiction other than the United Kingdom and (z) the U.K. Subsidiary Mortgaged Property in the case of an Additional Mortgaged Property located in the United Kingdom, or in each case that may be reasonably required by Agent. Company will, and will cause each applicable Subsidiary to cause any Additional Mortgaged Property located in Canada not to be designated or listed for regulation by any conservation authority under the Conservation Authorities Act (Ontario) (or, if designated or listed, Company will, and will cause each applicable Subsidiary to cause such Additional Mortgaged Property to comply with such regulations).

          D. Real Estate Appraisals. Company shall, and shall cause each of its Subsidiaries to, permit an independent real estate appraiser satisfactory to Agent, upon reasonable notice, to visit and inspect any Post-Closing Date Mortgaged Property or any Additional Mortgaged Property for the purpose of preparing an appraisal of such Post-Closing Date Mortgaged Property or Additional Mortgaged Property satisfying the requirements of any applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by Agent in its discretion).

          E. Collateral Appraisals. At least once each Fiscal Year and at the request of Agent upon the occurrence of an Event of Default or a Potential Event of Default, Company shall deliver to Agent appraisals of machinery and equipment and Real Property Assets described in Schedules 1.1A and 1.1B annexed hereto,
                                      -----------------------
Inventory and other Collateral in form, scope and substance satisfactory to Agent.

          F. U.K. Appraisal and Examination Report. Within 60 days of the Closing Date, Company shall deliver to Agent an appraisal of the Inventory of the U.K. division of Contico and, within 30 days of the Closing Date, a collateral examination report of the Inventory and Accounts of the U.K. division of Contico, in each case in form and substance satisfactory to Agent; provided that Agent is hereby authorized by Lenders to grant a 30 day extension with respect to the above requirements in its sole discretion at the written request of Company.

     6.11 Revised Article 9.
          -----------------

          After the effective date of Revised Article 9 and no later than July 31, 2001, the Loan Parties shall deliver to Agent opinions of counsel (which opinions shall be reasonably satisfactory in form and substance to Agent) for the states of California, Georgia, Illinois, North Carolina, Texas and Pennsylvania and each of the other states with respect to which Hunton & Williams opines in its opinion delivered pursuant to subsection 4.1I (including the "Specified States" as defined therein), to the effect that, after the effective date of Revised Article 9, the security interests of Agent securing the Obligations of the Loan Parties hereunder and under the other Loan Documents (including without limitation the security interests relating to certain Deposit Accounts) are perfected security interests under applicable law.

     6.12 Deposit Accounts and Cash Management Systems.
          --------------------------------------------

          Company shall, and shall cause each of its Subsidiaries to, comply with each of the requirements of subsection 2.10, including the requirements of subsection 2.10A(iii)(a) within 60 days of the Closing Date, the requirements of subsection 2.10A(iii)(b), (c) and (d) within 30 days of the Closing Date, and the requirements of subsection 2.10B(i) within 90 days or 180 days, as the case may be, of the Closing Date; provided that if Company or such Subsidiary is
                             --------
unable to obtain the necessary agreement or acknowledgement from any financial institution to comply with such requirements, Company shall, or shall cause such Subsidiary to, prior to such 30/th/, 60/th/, 90/th/ or 180/th/ day after the Closing Date, as applicable, transfer all amounts in the applicable Deposit Account to a Deposit Account maintained at a financial institution from which Company or such Subsidiary has obtained such an agreement or acknowledgement; provided that Agent is hereby authorized by Lenders to grant
                    --------
a 30 day extension with respect to the above requirements in its reasonable discretion at the written request of Company.

Section 7. COMPANY'S NEGATIVE COVENANTS

               Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations and the cancellation or expiration of all Letters of Credit, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

        7.1 Indebtedness.
            ------------

               Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                    (i) Company may become and remain liable with respect to the Obligations;

                    (ii) Company and its Active Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

                    (iii) Company and its Active Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases; provided that such Capital Leases are permitted under the
                       --------
               terms of subsection 7.9;

                    (iv) Company may become and remain liable with respect to Indebtedness to any of its Wholly-Owned Subsidiaries that are Active Subsidiaries other than SESCO, and any Wholly-Owned Subsidiary of Company that is an Active Subsidiary other than SESCO may become and remain liable with respect to Indebtedness to Company or any other Wholly-Owned Subsidiary of Company that is an Active Subsidiary other than SESCO; provided that (a) all
                                                         --------
               such intercompany Indebtedness shall be evidenced by promissory notes that are pledged to Agent pursuant to the terms of the applicable Collateral Document, (b) all such intercompany Indebtedness owed by Company to any of its Active Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, (c) any payment by any Subsidiary Guarantor under any guaranty of the Obligations shall result in a pro tanto reduction of the amount
                                             --- -----
               of any intercompany Indebtedness owed by such Subsidiary Guarantor to Company or to any of its Subsidiaries for whose benefit such payment is made, (d) all such intercompany Indebtedness of Glit to Company shall be incurred pursuant to the Glit Subsidiary Note and such Indebtedness under the Glit Subsidiary Note shall be secured by the Glit Subsidiary Security Agreement, (e) all such intercompany Indebtedness of Woods to Company shall be incurred pursuant to the Glit Subsidiary Note and such

          Indebtedness under the Glit Subsidiary Note shall be secured by the Glit Subsidiary Security Agreement, (e) all such intercompany Indebtedness of Woods to Company shall be incurred pursuant to the Woods Subsidiary Note and such Indebtedness under the Woods Subsidiary Note shall be secured by the Woods Subsidiary Security Agreement, and
          (f) the aggregate principal amount of all Indebtedness of all Foreign Active Subsidiaries of Company to Company and its Domestic Active Subsidiaries (other than up to $11,000,000 of intercompany Indebtedness under the Glit Subsidiary Note and the Woods Subsidiary
          Note) shall not exceed $100,000 at any time outstanding;

               (v) Company and its Active Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7.1
                                                                  ------------
          annexed hereto;

               (vi) Non-recourse Indebtedness of Woods Industries to La Salle National Bank in an aggregate principal amount not to exceed $900,000, as such amount is reduced due to repayment thereof from time to time; and

               (vii) Company and its Active Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed $1,000,000.

     7.2 Liens and Related Matters.
         -------------------------

               A. Prohibition on Liens. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC or under any similar recording or notice statute or any registration under any other applicable law in any jurisdiction, except:

               (i)   Permitted Encumbrances;

               (ii)  Liens granted pursuant to the Collateral Documents;

               (iii) Liens described in Schedule 7.2 annexed hereto;
                                        ------------

               (iv)  Liens evidencing Capital Leases permitted by subsection
          7.1;

               (v) Liens in favor of Company created by Glit pursuant to the Glit Subsidiary Documents to secure Glit's Indebtedness to Company under the Glit Subsidiary Note;

               (vi) Liens in favor of Company created by Woods pursuant to the Woods Subsidiary Documents to secure Woods' Indebtedness to Company under the Woods Subsidiary Note;

               (vii) Liens on the Real Property Assets of Woods Industries comprising the Woods Industries manufacturing facility located in Mooresville, Indiana to secure Indebtedness permitted by subsection 7.1(vi) so long as such Liens shall apply only to such Real Property Assets and the aggregate of all amounts secured by such Liens does not exceed $900,000, as such amount is reduced due to repayment thereof from time to time; and

               (viii) Liens on equipment, fixtures and other similar property of Company and any of its Subsidiaries, securing Indebtedness described in subsection 7.1(vii) which was incurred to finance the purchase price of equipment, fixtures and any other similar property; provided that the aggregate principal amount of such Indebtedness when incurred shall not be less than 60% or more than 100% of the fair market value of the equipment, fixtures and any other similar property acquired plus the reasonable installation and delivery charges associated therewith; provided further that such Lien shall extend only to the equipment, fixtures and other similar property so financed and provided further that with respect to any such Lien (1) no Event
              -------- -------
          of Default or Potential Event of Default shall have occurred and be continuing at the time of incurrence of such Lien and (2) the aggregate principal amount of all Indebtedness secured by all such Liens shall not at any time exceed $1,000,000.

          B. Equitable Lien in Favor of Lenders. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 7.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided that, notwithstanding the foregoing,
                                  --------
this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 7.2A.

          C. No Further Negative Pledges. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, none of Company or any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

          D. No Restrictions on Subsidiary Distributions to Company or Other Subsidiaries. Except as provided herein, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock or other ownership interests owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

     7.3  Investments; Acquisitions.
          -------------------------

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, or acquire, by purchase or otherwise, all or substantially all the business, property or fixed assets of, or capital stock or other ownership interests of any Person, or any division or line of business of any Person except:

               (i) Company and its Active Subsidiaries may make and own Investments in Cash Equivalents;

               (ii) (a) Company and its Wholly-Owned Subsidiary Guarantors may make and own additional equity Investments in their respective Wholly-Owned Subsidiary Guarantors other than SESCO and (b) Company and its Wholly-Owned Subsidiary Guarantors (other than SESCO) may make and own additional equity Investments in SESCO so long as the aggregate amount of all such additional equity Investments by Company and its Wholly-Owned Subsidiary Guarantors (other than SESCO) shall not exceed $750,000 in any Fiscal Year;

               (iii) Company and its Active Subsidiaries may make intercompany loans to the extent permitted under subsection 7.1(iv);

               (iv) Company and its Active Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 7.8;

               (v) Company and its Active Subsidiaries may continue to own the Investments owned by them and described in Schedule 7.3 annexed
                                                         ------------
          hereto;

               (vi) Company and the Subsidiary Guarantors may acquire assets (including capital stock or other ownership interests in a Person that will become a Subsidiary as a result of such acquisition) having a fair market value not in excess of $5,000,000 in the aggregate over the term of this Agreement and continue to own such assets after the acquisition thereof; provided that (a) no Event of Default or
                               --------
          Potential Event of Default shall have occurred and be continuing or would result therefrom and (b) Company shall have a Revolving Borrowing Base availability of at least $15,000,000 as of the date of any such acquisition after giving effect to such acquisition and Company shall have delivered an Officer's Certificate certifying to the requirements of this subsection 7.3(vi); and provided further that
                                                           -------- -------
          Company shall, and shall cause the Subsidiary Guarantors to, comply with the requirements of subsections 6.9 and 6.10 with respect to each such acquisition that results in a Person becoming a Subsidiary (each a "Permitted Acquisition");

               (vii) Company may make and maintain Investments in intercompany loans to Glit pursuant to the Glit Subsidiary Note in a principal amount not to exceed $3,500,000; provided that Company shall obtain
                                           --------
          and pledge to Agent for the benefit of Lenders the Glit Subsidiary Note with respect to such loans and the

          Glit Subsidiary Note shall be secured pursuant to the Glit Subsidiary Security Agreement by a duly perfected first priority security interest in all of the personal and mixed property of Glit described in the Glit Subsidiary Security Agreement and all such security interests shall be assigned and pledged to Agent for the benefit of Lenders pursuant to the Security Agreement;

               (viii) Company may make and maintain Investments in intercompany loans to Woods pursuant to the Woods Subsidiary Note in a principal amount not to exceed $7,500,000; provided that (a) Company shall
                                           --------
          obtain and pledge to Agent for the benefit of Lenders the Woods Subsidiary Note with respect to such loans, (b) the Woods Subsidiary Note shall be secured pursuant to the Woods Subsidiary Security Agreement by a duly perfected first priority security interest in all of the real, mixed and personal property of Woods described in the Woods Subsidiary Security Agreement, and (c) all such security interests shall be assigned and pledged to Agent for the benefit of Lenders pursuant to the Security Agreement;

               (ix) Company and its Wholly-Owned Subsidiary Guarantors may make additional Investments (including Investments constituting loans or advances permitted under subsection 7.1(iv)) in their respective Wholly-Owned Subsidiaries that are Foreign Active Subsidiaries; provided that (a) the amount of all such additional Investments
          --------
          (excluding the Investments described in subsections 7.3(vii) and (viii)) in each such Wholly-Owned Subsidiary that is a Foreign Active Subsidiary shall not exceed at any time 10% of the net worth (as determined in accordance with GAAP) of such Wholly-Owned Subsidiary that is a Foreign Active Subsidiary, (b) the amount of all such Investments (excluding the Investments described in subsections 7.3(vii) and (viii)) by Company and its Wholly-Owned Subsidiary Guarantors in all such Wholly-Owned Subsidiaries that are Foreign Active Subsidiaries shall not exceed at any time an aggregate amount equal to $500,000 and (c) no Potential Event of Default or Event of Default shall exist or would result from such Investment;

               (x) Company or any of its Subsidiaries may make and own Investments in respect of Securities of another Person received by Company or such Subsidiary in connection with a plan of reorganization of such Person; and

               (xi) Company and its Active Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $1,000,000.

     7.4 Contingent Obligations.
         ----------------------

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

               (i) Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations in respect of the Subsidiary Guaranty;

               (ii) Company and Subsidiary Guarantors may become and remain liable with respect to Contingent Obligations in respect of Letters of Credit;

               (iii) Company may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements in an aggregate notional principal amount not exceeding 50% of the Term Loans outstanding on the Closing Date;

               (iv) Company and its Active Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

               (v) Company and its Active Subsidiaries may become and remain liable with respect to Contingent Obligations under guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Active Subsidiaries in an aggregate amount not to exceed at any time $500,000;

               (vi) Company and its Active Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Active Subsidiaries permitted by subsection 7.1;

               (vii) Company and its Active Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in
          Schedule 7.4 annexed hereto;
          ------------

               (viii) Company may become and remain liable with respect to Contingent Obligations under unsecured guarantees in the ordinary course of the obligations of Company's Wholly-Owned Subsidiary Guarantors under Operating Leases (other than SESCO) and Woods may become and remain liable with respect to Contingent Obligations under unsecured guarantees in the ordinary course of the obligations of Glit so long as the Consolidated Rental Payments at any time during the then current or any future period of 12 consecutive months for all such guaranteed Operating Leases do not exceed $8,000,000; and

               (ix) Company and its Active Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the
                                                               --------
          maximum aggregate liability, contingent or otherwise, of Company and its Active Subsidiaries in respect of all such Contingent Obligations shall at no time exceed $500,000.

7.5       Restricted Junior Payments.
          --------------------------

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that (i) so long as no Event of Default or
                           --------
Potential Event of Default shall have occurred and be continuing or shall be caused thereby, Company may make Restricted Junior Payments to

Holdings in an aggregate amount not to exceed $50,000 in any Fiscal Year, to the extent necessary to permit Holdings to pay general administrative costs and expenses, (ii) Contico may make dividends and distributions to Company on account of the Contico Common Units and, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby and so long as such payments are permitted under the Contico LLC Agreement as in effect on the date hereof, Contico may make Priority Return payments (as defined in the Contico LLC Agreement in effect on the date hereof) on account of the Contico Preferred Units in an aggregate amount not to exceed $1,350,000 in any Fiscal Year, (iii) Company may pay its obligations to K&C under the Management Agreement, as in effect on the Closing Date and unamended, in an aggregate amount not exceeding $500,000 in any Fiscal Year plus out-of-pocket expenses, so long as (x) no Event of Default shall have occurred and be continuing or is caused thereby or (y) an Event of Default (other than the type referred to in subsection 8.1) shall have occurred and is continuing or is caused thereby and there shall be at least $15,000,000 of Revolving Borrowing Base availability after giving effect to such Restricted Junior Payment (and Company shall have delivered an Officer's Certificate to such effect) (it being understood that nothing in this subsection 7.5 shall prohibit the accrual of the management fees under the Management Agreement during the period that such fees or other amounts are prohibited from being paid pursuant to this subsection 7.5), and (iv) so long as no Event of Default or Potential Event of Default shall have occurred and be continuing or shall be caused thereby, Company may make Restricted Junior Payments to K&C or K&C's Affiliates to the extent necessary to pay Company's obligations under any Kohlberg Agreement entered into by Company after the Closing Date in accordance with subsection 7.12, as it may be amended from time to time in accordance with subsection 7.12.

     7.6  Financial Covenants.
          -------------------

          A. Maximum Consolidated Leverage Ratio. Company shall not permit the Consolidated Leverage Ratio as at any date during any of the periods set forth below to exceed the correlative ratio indicated:

                                                               Maximum
                 Period                              Consolidated Leverage Ratio
                 ------                              ---------------------------
Four FQs ending on or about December 31, 2001                4.25:1.00
Four FQs ending on or about March 31, 2002                   4.25:1.00
Four FQs ending on or about June 30, 2002                    4.25:1.00
Four FQs ending on or about September 30, 2002               3.75:1.00
Four FQs ending on or about December 31, 2002                3.75:1.00
Four FQs ending on or about March 31, 2003                   3.75:1.00
Four FQs ending on or about June 30, 2003                    3.75:1.00
Four FQs ending on or about September 30, 2003               3.00:1.00
and each four FQ period thereafter

          B. Minimum Consolidated EBITDA. Company shall not permit Consolidated EBITDA for any four Fiscal Quarter period ending as of the last day of any Fiscal Quarter occurring during any of the periods set forth below to be less than the correlative amount indicated:

                                                                  Minimum
                 Period                                     Consolidated EBITDA
                 ------                                     -------------------
Four FQs ending on or about December 31, 2001                   $26,000,000
Four FQs ending on or about March 31, 2002                      $26,000,000
Four FQs ending on or about June 30, 2002                       $26,000,000
Four FQs ending on or about September 30, 2002                  $28,000,000
Four FQs ending on or about December 31, 2002                   $28,000,000
Four FQs ending on or about March 31, 2003                      $28,000,000
Four FQs ending on or about June 30, 2003                       $30,000,000
Four FQs ending on or about September 30, 2003                  $30,000,000
Four FQs ending on or about December 31, 2003                   $32,000,000
and each four FQ period thereafter


          C. Minimum Fixed Charge Coverage Ratio. Company shall not permit the ratio of A(i) Consolidated EBITDA to (ii) Consolidated Fixed Charges, in each case for the two-Fiscal Quarter period ending on December 31, 2001 to be less than 1.00:1.00, (B)(i) Consolidated EBITDA to (ii) Consolidated Fixed Charges, in each case for the three-Fiscal Quarter period ending on March 31, 2002 to be less than 1.00:1.00, and (C)(i) Consolidated EBITDA to (ii) Consolidated Fixed Charges, in each case for the four-Fiscal Quarter period ending on June 30, 2002 or any four-Fiscal Quarter period thereafter to be less than 1.00:1.00.

     7.7  Restriction on Fundamental Changes; Asset Sales.
          -----------------------------------------------

             Company shall not, and shall not permit any of its Subsidiaries to, alter the corporate, capital or legal structure of Company or any of its Subsidiaries, or enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sub-lease (as lessor or sublessor), transfer or otherwise dispose of, in one transaction or a series of transactions, so long as the Term Loan remains outstanding, all or any part of its business, property or assets, and after the Term Loan has been repaid in full, all or any substantial part of its business, property or assets (in each case including its notes or receivables and stock or other ownership interests of a Subsidiary, whether newly issued or outstanding), whether now owned or hereafter acquired, except:

               (i) any Subsidiary of Company may be merged with or into Company or any Wholly-Owned Subsidiary Guarantor, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any Wholly-Owned Subsidiary Guarantor; provided that, in the case of such a merger, Company or
                     --------
          such Wholly-Owned Subsidiary Guarantor shall be the continuing or surviving Person;

               (ii) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided
                                                                        --------
          that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

               (iii) Company and its Subsidiaries may dispose of obsolete, worn out or surplus property in the ordinary course of business;

               (iv) Company and its Subsidiaries may make Asset Sales of assets having a fair market value not in excess of $10,000,000 in any single transaction (or a series of related transactions) or in excess of $30,000,000 in the aggregate over the term of this Agreement; provided that in any such Asset Sale, (x) the consideration received
          --------
          for such assets shall be in an amount at least equal to the greater of
          (i) the fair market value thereof, and (ii)(A) in the case of Accounts and Inventory, the aggregate value attributable to such Accounts and Inventory in determining the Revolving Borrowing Base (but without giving effect to any reduction due to advance rates or any reserves), and (B) in the case of machinery and equipment and Real Property Assets, the aggregate value attributable thereto in determining the Term Borrowing Base (but without giving effect to any reduction due to advance rates or any reserves), it being understood that in the case of Asset Sales of capital stock or other equity interests (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock or other equity interests) of any Person, the consideration received therefor shall be in an amount equal to the greater of (i) the fair market value thereof and (ii) the aggregate value attributable to such Person's Accounts, Inventory, machinery and equipment and Real Property Assets in determining the Borrowing Base (but without giving effect to any reduction due to advance rates or any reserves), (y) the sole consideration received shall be cash; and (z) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a) or subsection 2.4D (each a "Permitted Disposition"); and provided further that in any
                                                -------- -------
          such Asset Sale in which the consideration received exceeds $20,000, Agent shall have received an Officer's Certificate from Company to the effect set forth in clauses (x) and (y) above and certifying that Company and its Subsidiaries will comply with clause (z) above and setting forth in reasonable detail the calculations relating thereto and otherwise in form and substance satisfactory to Agent at least 5 Business Days prior to the consummation of the proposed Asset Sale;

               (v) Company or a Subsidiary may sell or dispose of shares of capital stock or other equity Securities of any of its Subsidiaries, in order to qualify members of the Governing Body of the Subsidiary if required by applicable law; and

               (vi) a Subsidiary of Company that is not an Active Subsidiary may liquidate, wind-up or dissolve itself.

     7.8  Consolidated Capital Expenditures.
          ---------------------------------

            Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any Fiscal Year (or in the case of Fiscal Year 2001, the six-month period) indicated below, in an aggregate amount in excess of the corresponding amount (the "Maximum Consolidated Capital Expenditures Amount") set forth below opposite such Fiscal Year (or such six-month period); provided that the Maximum Consolidated Capital Expenditures
               --------
Amount for any Fiscal Year shall be increased by an amount equal to the excess, if any, (but in no event more than $3,000,000) of the Maximum Consolidated Capital Expenditures Amount for the previous Fiscal Year (or such six-month period) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal Year (or such six-month period) ("Carryover Amount"); provided
                                                                      --------
that (1) Consolidated Capital Expenditures in any Fiscal Year shall be applied to the yearly limit set forth below before being applied to the Carryover Amount for such Fiscal Year, and (2) any Carryover Amount which is not expended in a Fiscal Year shall not be included in calculating the Carryover Amount for any following Fiscal Year; and provided further that if any portion of Net Asset
                           -------- -------
Sale Proceeds in respect of any Asset Sale consisting of machinery or equipment is applied to prepay the Term Loans under subsection 2.4B(iii)(a) and Company or any of its Subsidiaries makes capital expenditures in other machinery or equipment within 180 days of the date of such Asset Sale, then the amount of such capital expenditures up to the amount of such prepayment of the Term Loans shall not be included in the calculation of Consolidated Capital Expenditures for purposes of this subsection 7.8 so long as the aggregate amount of all such capital expenditures that are not so included in the calculation of Consolidated Capital Expenditures shall not exceed $3,000,000 over the term of this
Agreement:


                                                          Maximum Consolidated
              Period                                      Capital Expenditures
              ------                                      --------------------
Six-Month Period ending December 31, 2001                     $10,000,000

Fiscal Year ending December 31, 2002 and each                 $12,000,000
 Fiscal Year thereafter

     7.9  Restriction on Leases.
          ---------------------

            Company shall not, and shall not permit any of its Subsidiaries to,
(i) become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease (other than intercompany leases between or among Company and its Wholly-Owned Subsidiary Guarantors), or (ii) cause or permit the liability of Company or Subsidiary under or in respect of such lease to increase by any material amount, in each case unless, immediately after giving effect to such incurrence of or increase in liability with respect to such lease, the Consolidated Rental Payments at the time in effect during the then current or any future period of 12 consecutive calendar months shall not exceed $20,000,000.

     7.10  Sales and Lease-Backs.
           ---------------------

           Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiary Guarantors) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiary Guarantors) in connection with such lease; provided that Company and its
                                           --------
Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Company or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease under subsection 7.9.

     7.11  Sale of Receivables.
           -------------------

           Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or factor or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

     7.12  Transactions with Shareholders and Affiliates.
           ---------------------------------------------

           Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction
                                    --------
shall not apply to (i) any transaction between Company and any of its Wholly-Owned Subsidiary Guarantors or between any of its Wholly-Owned Subsidiary Guarantors, (ii) reasonable and customary fees paid to members of the Governing Bodies of Company and its Active Subsidiaries, (iii) any indemnification and contribution agreement in favor of K&C, its Affiliates and each person who becomes a director, officer, agent or employee of Holdings, Company or any of their respective Subsidiaries, in respect of liabilities arising out of the performance by K&C of management consulting or financial advisory services provided to Company or any of its Subsidiaries in accordance with the Management Agreement, as unamended, and (iv) payments of management fees to K&C and reimbursement of expenses of K&C, each in accordance with the Management Agreement, as unamended.

     7.13  Disposal of Subsidiary Stock.
           ----------------------------

           Except pursuant to the Collateral Documents and except for any sale of 100% of the capital stock or other equity Securities of any of its Subsidiaries in compliance with the provisions of subsection 7.7(iv) or 7.7(v), Company shall not:

               (i) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or

               (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Company, another Wholly-Owned Subsidiary Guarantor, or to qualify directors if required by applicable law.

     7.14 Conduct of Business.
          -------------------

          From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

     7.15 Amendments or Waivers of Certain Agreements; Amendments of Documents
          --------------------------------------------------------------------
Relating to Subordinated Indebtedness.
-------------------------------------

          A. Amendments or Waivers of Certain Agreements. Neither Company nor any of its Subsidiaries will agree to any material amendment to, or waive any of its material rights under, or terminate or agree to terminate any Related Agreements or any Canadian Subsidiary Documents or the SESCO Loan Agreement or the SESCO Service Agreement or the SESCO Steam Agreement or the SESCO Guaranty after the Closing Date, in each case in a manner that could adversely affect Agent or Lenders without in each case obtaining the prior written consent of Requisite Lenders to such amendment, waiver or termination.

          B. Amendments of Documents Relating to Subordinated Indebtedness. Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of any Subordinated Indebtedness, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Subordinated Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Subordinated Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Loan Party or Lenders.

     7.16 Fiscal Periods.
          --------------

          Company shall not and shall not permit any of its Subsidiaries to (i) change their respective Fiscal Year-end from December 31 or (ii) change their respective Fiscal Quarter-ends from March 31, June 30, September 30 and December 31.

     7.17 Deposit Accounts.
          ----------------

          Except as permitted in subsection 2.10A(iii), Company shall not, and shall not permit any of its Domestic Subsidiaries to, maintain any Deposit Account which is not a Lock Box Account or a Concentration Account or a disbursement account under the exclusive dominion and control of Agent. Except as permitted in subsection 2.10A(iii), Company shall not permit Woods or Glit to maintain any Deposit Account which is not a Lock Box Account or which is not subject to a Blocked Account Agreement.

     7.18 Canadian Subsidiary Documents.
          -----------------------------

          Company shall not, and shall not permit Glit or Woods to (i) permit the principal amounts outstanding at any time under the Glit Subsidiary Note and the Woods Subsidiary Note to be repaid or prepaid without the prior written consent of Agent (which consent shall be given by Agent (and each Lender hereby authorizes Agent to give such consent) upon receipt of an Officer's Certificate from Company to the effect that (a) no Event of Default has occurred and is continuing and (b) all of the proceeds of such repayment or prepayment will be deposited in a Concentration Account of Company and all such proceeds will be transferred from such Concentration Account to BTCo Account on the same Business Day and applied to repay the Revolving Loans), (ii) permit the principal amounts outstanding at any time under the Glit Subsidiary Note and the Woods Subsidiary Note to be less than $50,000 and $50,000, respectively, and (iii) at any time permit any of the Canadian Subsidiary Documents to cease to be in full force and effect or to cease to grant to Company a valid and perfected First Priority Lien in any of the Collateral purported to be covered thereby.

     7.19 Inactive Subsidiaries.
          ---------------------

          Company shall not at any time permit any of its Domestic Subsidiaries which is not a Subsidiary Guarantor to own any assets with an aggregate fair market value (without netting such fair market value against any liability of such Subsidiary) exceeding $10,000 unless such Subsidiary shall have first complied with the requirements of subsections 6.9 and 6.10.

Section 8.  EVENTS OF DEFAULT

          If any of the following conditions or events ("Events of Default") shall occur:

     8.1  Failure to Make Payments When Due.
          ---------------------------------

          Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; failure by Company to pay when due any amount payable to an Issuing Lender in reimbursement of any drawing under a Letter of Credit; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or

     8.2  Default in Other Agreements.
          ---------------------------

               (i) Failure of Holdings, Company or any of its Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in subsection 8.1) or Contingent Obligations in an individual principal amount of $1,000,000 or more or with an aggregate principal amount of $2,000,000 or more, in each case beyond the end of any grace period provided therefor; or

               (ii) breach or default by Holdings, Company or any of its Subsidiaries with respect to any other material term of (a) one or more items of Indebtedness or Contingent Obligations in the individual or aggregate principal amounts referred to in clause (i) above or (b) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

     8.3  Breach of Certain Covenants.
          ---------------------------

          Failure of Company to perform or comply with any term or condition contained in subsection 2.5 or 6.2 or Section 7 of this Agreement or failure of Holdings to perform or comply with any term or condition contained in subsection 10(a) or Section 11 of the Holdings Guaranty; or

     8.4  Breach of Warranty.
          ------------------

          Any representation, warranty, certification or other statement made by Holdings, Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

     8.5  Other Defaults Under Loan Documents.
          -----------------------------------

          Holdings, Company or any of its Subsidiaries shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 8, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an Officer of Holdings, Company or such Subsidiary becoming aware of such default or (ii) receipt by Holdings, Company or such Subsidiary of notice from Agent or any Lender of such default; or

     8.6  Involuntary Bankruptcy; Appointment of Receiver, etc.
          ----------------------------------------------------

               (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Holdings, Company or any of its Active Subsidiaries in an involuntary case under the Bankruptcy Code or under any other Insolvency Laws which decree or order is not stayed; or any other similar relief shall be granted under any applicable Insolvency Laws; or

               (ii) an involuntary case shall be commenced against Holdings, Company or any of its Active Subsidiaries under the Bankruptcy Code or under any other Insolvency Laws; or a decree or order of a court having jurisdiction in the premises for the appointment of an administrator, administrative receiver, a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Holdings, Company or any of its Active Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an administrator, administrative receiver, interim receiver, a trustee or other custodian of Holdings, Company or any of its Active Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Holdings, Company or any of its Active Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

     8.7  Voluntary Bankruptcy; Appointment of Receiver, etc.
          --------------------------------------------------

               (i) Holdings, Company or any of its Active Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other Insolvency Laws, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by an administrator, administrative receiver, a receiver, trustee or other custodian for all or a substantial part of its property; or Holdings, Company or any of its Active Subsidiaries shall make any assignment for the benefit of creditors; or

               (ii) Holdings, Company or any of its Active Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Governing Body of Holdings, Company or any of its Active Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

     8.8  Judgments and Attachments.
          -------------------------

          Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $1,000,000 or (ii) in the aggregate at any time an amount in excess of $2,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Holdings, Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

     8.9  Dissolution.
          -----------

          Any order, judgment or decree shall be entered against Holdings, Company or any of its Active Subsidiaries decreeing the dissolution or split up of Holdings, Company or that Active Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

     8.10 Employee Benefit Plans.
          ----------------------

          There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in excess of $1,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $1,500,000.

     8.11 Change in Control.
          -----------------

          A Change in Control shall have occurred; or

     8.12 Invalidity of Any Guaranty.
          --------------------------

          Any Guaranty for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect (other than in accordance with its terms) or is declared to be null and void, or any Loan Party contests the validity or enforceability of any Loan Document in writing or denies in writing that it has any further liability, including without limitation with respect to future advances by Lenders, under any Loan Document to which it is a party, or gives notice to such effect; or

     8.13 Failure of Security.
          -------------------

          Any Collateral Document shall, at any time, cease to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms thereof) or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or Agent shall not have or cease to have a valid and perfected First Priority Lien in any portion of the Collateral purported to be covered thereby exceeding $1,000,000 in the aggregate; or

     8.14 Conduct of Business By Holdings.
          -------------------------------

          Holdings shall (i) engage in any business other than entering into and performing its obligations under and in accordance with the Loan Documents and Related Agreements to which it is a party and making additional equity contributions to Company or purchasing publicly held Common Shares or (ii) own any assets other than (a) the capital stock of Company and (b) Cash and Cash Equivalents in an amount not to exceed $50,000 at any one time for the purpose of paying general operating expenses of Holdings or amounts in excess thereof to be used for additional equity contributions to Company to the extent such amounts are immediately contributed to Company as equity or promptly used to purchase publicly held Common Shares; or

     8.15 Failure to Consummate Recapitalization and Other Transactions.
          -------------------------------------------------------------

          The Recapitalization, or any of the other transactions to be consummated on or prior to the Closing Date pursuant to the Loan Documents or the Related Agreements shall not be consummated in accordance with this Agreement and the applicable Related Agreements on or prior to the Closing Date; or the Recapitalization or any of the other such transactions shall be unwound, reversed or otherwise rescinded in whole or in material part for any reason; or

     8.16 Contico Purchase Agreement.
          --------------------------

          Newcastle fails to make indemnity payments to or on behalf of Company pursuant to the terms of the Contico Purchase Agreement, in an aggregate amount of more than $1,000,000 when due and such failure continues after the applicable grace or notice period, if any, specified in the Contico Purchase Agreement; or

     8.17 SESCO.
          -----

          (i) The occurrence and continuance of an "Event of Default" as defined in the SESCO Service Agreement by SESCO or Company that would entitle (upon the granting of any necessary consents) the Resource Recovery Development Authority for the City of Savannah or the Trustee (as defined in the SESCO Service Agreement) to terminate the SESCO Service Agreement, (ii) the payment by Company of an aggregate amount exceeding $1,000,000 under the SESCO Guaranty (whether in one payment or in multiple payments) or the occurrence of any event (including a call on the SESCO Guaranty) which would obligate Company to make a payment or payments in an aggregate amount exceeding $1,000,000 under the SESCO Guaranty or
(iii) the termination of the SESCO Steam Agreement:

          THEN (i) upon the occurrence of any Event of Default described in subsection 8.6 or 8.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letter of Credit), and (c) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and
(ii) upon the occurrence and during the continuation of any other Event of Default, Agent shall, upon the written request or with the written consent of Requisite

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

Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) through (c) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, the obligation of Agent to issue any Letter of Credit and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of
--------
Lenders under subsection 3.3C(i).

          Any amounts described in clause (b) above, when received by Agent, shall be held by Agent pursuant to the terms of the Security Agreement and shall be applied as therein provided.

          Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to clause (ii) of such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 10.6, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended, directly or indirectly, to benefit Company, and such provisions shall not at any time be construed so as to grant Company the right to require Lenders to rescind or annul any acceleration hereunder or to preclude Agent or Lenders from exercising any of the rights or remedies available to them under any of the Loan Documents, even if the conditions set forth in this paragraph are met.

Section 9.  AGENT

     9.1  Appointment.
          -----------

               A. Appointment of Agent. BTCo is hereby appointed Agent hereunder and under the other Loan Documents. Each Lender hereby authorizes Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agent and Lenders and none of Holdings, Company or any of its Subsidiaries shall have rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Agent (other than as provided in subsection 2.1E) shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Holdings, Company or any of its Subsidiaries.

               B. Appointment of Supplemental Collateral Agents. It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that Agent appoint an additional individual or institution as a separate trustee, co-trustee, collateral agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a "Supplemental Collateral Agent" and collectively as "Supplemental Collateral Agents").

          In the event that Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either Agent or such Supplemental Collateral Agent, and
(ii) the provisions of this Section 9 and of subsections 10.2 and 10.3 that refer to Agent shall inure to the benefit of such Supplemental Collateral Agent and all references therein to Agent shall be deemed to be references to Agent and/or such Supplemental Collateral Agent, as the context may require.

          Should any instrument in writing from Holdings, Company or any of its Subsidiaries be required by any Supplemental Collateral Agent so appointed by Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, Company shall, or shall cause Holdings or Company's Subsidiaries to, execute, acknowledge and deliver any and all such instruments promptly upon request by Agent. In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by Agent until the appointment of a new Supplemental Collateral Agent.

     9.2  Powers and Duties; General Immunity.
          -----------------------------------

               A. Powers; Duties Specified. Each Lender irrevocably authorizes Agent take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents. Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender or Company; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

               B. No Responsibility for Certain Matters. Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent to Lenders or by or on behalf of Company to Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or the use of the Letters of Credit or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

               C. Exculpatory Provisions. Neither Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Agent under or in connection with any of the Loan Documents except to the extent caused by Agent's gross negligence or willful misconduct. Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Holdings, Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under subsection 10.6).

               D. Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to, acquire equity interests in and generally engage in any kind of banking, investment banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

     9.3  Independent Investigation by Lenders; No Responsibility For Appraisal
          ---------------------------------------------------------------------
of Creditworthiness.
-------------------

          Each Lender agrees that it has made its own independent investigation of the financial condition and affairs of Holdings, Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Holdings, Company and its Subsidiaries. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

     9.4  Right to Indemnity.
          ------------------

          Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agent and the officers, directors, employees, agents, attorneys, professional advisors and affiliates of Agent to the extent that any such Person shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses other than with respect to taxes (including counsel fees and disbursements and fees and disbursements of any financial advisor engaged by Agent) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent or and other such Persons in exercising the powers, rights and remedies of Agent or performing duties of Agent hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable for any portion of such
                --------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity furnished to Agent or any other such Person for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

     9.5  Successor Agent.
          ---------------

          Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company. Upon any such notice of resignation, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     9.6  Collateral Documents and Guaranties.
          -----------------------------------

          Each Lender hereby further authorizes Agent, on behalf of and for the benefit of Lenders, to enter into each Collateral Document as secured party and to be the agent for and representative of Lenders under each Guaranty, and each Lender agrees to be bound by the terms of each Collateral Document and Guaranty; provided that Agent shall not (i) enter into or consent to any material
--------
amendment, modification, termination or waiver of any provision contained in any Collateral Document or the Guaranty or (ii) release any Collateral (except as otherwise expressly permitted or required pursuant to the terms of this Agreement or the applicable Collateral Document), in each case without the prior consent of Requisite Lenders (or, if required pursuant to subsection 10.6, all Lenders); provided further, however, that, without further written consent or
          -------- -------  -------
authorization from Lenders, Agent may execute any documents or instruments necessary to (a) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or to which Requisite Lenders have otherwise consented, (b) release any Subsidiary Guarantor from the Subsidiary Guaranty if all of the capital stock or other ownership interests of such Subsidiary Guarantor is sold to any Person (other than an Affiliate of Company) pursuant to a sale or other disposition permitted hereunder or to which Requisite Lenders have otherwise consented or (c) subordinate the Liens of Agent, on behalf of Lenders, to any Liens permitted by subsection 7.2. Anything contained in any of the Loan Documents to the contrary notwithstanding, Company, Agent and each Lender hereby agree that (X) no Lender shall have any right individually to realize upon any of the Collateral under any Collateral Document or to enforce any Guaranty, it being understood and agreed that all powers, rights and remedies under the Collateral Documents and the Guaranties may be exercised solely by Agent for the benefit of Lenders in accordance with the terms thereof, and (Y) in the event of a foreclosure by Agent on any of the Collateral pursuant to a public or private sale, Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Agent, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Agent at such sale.

     9.7  Agent May File Proofs of Claim.
          ------------------------------

          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Holdings, Company or any of the Subsidiaries of Holdings or Company, Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Agent shall have made any demand on Company) shall be entitled and empowered, by intervention in such proceeding or otherwise

               (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of Lenders and Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders and Agent and their agents and counsel and all other amounts due Lenders and Agent under subsections 2.3 and 10.2) allowed in such judicial proceeding, and

               (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Agent and, in the event that Agent shall consent to the making of such payments directly to Lenders, to pay to Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Agent and its agents and counsel, and any other amounts due Agent under subsections 2.3 and 10.2 hereof.

          Nothing herein contained shall be deemed to authorize Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 10.  MISCELLANEOUS

     10.1 Successors and Assigns; Assignments and Participations in Loans and
          -------------------------------------------------------------------
Letters of Credit.
-----------------

          A. General. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to the further provisions of this subsection 10.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders (and any attempted assignment or transfer by Company without such consent shall be null and void). No sale, assignment or transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Revolving Lender effecting such sale, assignment, transfer or participation. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of each of Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          B. Assignments.

               (i)  Amounts and Terms of Assignments. Any Lender may assign to
                    --------------------------------
     one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement; provided that (a), except (1) in the case of an
                           --------
     assignment of the entire remaining amount of the assigning Lender's rights and obligations under this Agreement or (2) in the case of an assignment to a Lender or an Affiliate of a Lender or an Affiliated Fund of a Lender, the aggregate amount of the Revolving Loan Exposure or Term Loan Exposure, as the case may be, of the assigning Lender and the assignee subject to each such assignment shall not be less than $3,500,000 in the case of any assignment of a Revolving Loan and/or a Term Loan, unless Agent otherwise consents, such consent not to be unreasonably withheld or delayed), (b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, (c) the parties to each assignment shall execute and deliver to Agent an Assignment Agreement, together with a processing and recordation fee of $3,500 (unless the assignee is an Affiliate or an Affiliated Fund of the assignor, in which case no fee shall be required), and the Eligible Assignee, if it shall not be a Lender, shall deliver to Agent information reasonably requested by Agent, including such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Agent pursuant to subsection 2.7B(iii), and (d) except in the case of an assignment to another Lender, an Affiliate of a Lender or an Affiliated Fund of a Lender, Agent shall have consented thereto. Upon such execution, delivery and consent, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 10.9B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan
                     --------
     Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Notes to Agent for cancellation, and thereupon new Notes shall be issued to the assignee and/or to the assigning Lender, substantially in the form of
     Exhibit IV or Exhibit V annexed hereto, as the case may be, with
     ----------    ---------
     appropriate insertions, to reflect the new Commitments and/or outstanding Revolving Loans and/or outstanding Term Loans, as the case may be, of the assignee and/or the assigning Lender. Other than as provided in subsection 10.5, any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection 10.1B shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection 10.1C.

          (ii)     Acceptance by Agent; Recordation in Register. Upon its
                   --------------------------------------------
     receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 10.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Agent pursuant to subsection 2.7B(iii), Agent shall, if Agent has consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 10.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 10.1B(ii).

     C. Participations. Any Lender may, without the consent of, or notice to, Company or Agent, sell participations to one or more banks or other entities in all or a portion of such Lender's rights and/or obligations under this Agreement; provided that (i) such Lender's obligations under this Agreement
           --------
shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Company, Agent and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(iv) the aggregate amount of the Revolving Loan Exposure and Term Loan Exposure with respect to which such participation relates shall not be less than $2,500,000, unless Agent otherwise consents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided
                                                                      --------
that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation. Subject to the further provisions of this subsection 10.1C, Company agrees that each Participant shall be entitled to the benefits of subsections 2.6D and 2.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection 10.1B. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 10.4 as though it were a Lender, provided such Participant agrees to be subject to subsection
                  --------
10.5 as though it were a Lender. A Participant shall not be entitled to receive any greater payment under subsections 2.6D and 2.7 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant unless the sale of the participation to such Participant is made with Company's prior informed written consent. A Participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of subsection 2.7 unless Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Company, to comply and actually complies with subsections 2.7B(iii), 2.8A and

2.8B as though it were a Lender; provided that such Participant shall in no
                                 --------
event be entitled to greater benefits under subsection 2.7 than it would be entitled to if it were a Lender hereunder.

          D. Pledges and Assignments. Any Lender may at any time pledge or assign a security interest in all or any portion of its Loans, and the other Obligations owed to such Lender, to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank; provided that (i) no Lender shall be relieved of any of its
              --------
obligations hereunder as a result of any such assignment or pledge and (ii) in no event shall any assignee or pledgee be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

          E. Information. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 10.19.

          F. Agreements of Lenders. Each Lender listed on the signature pages hereof hereby agrees (i) that it is an Eligible Assignee described in clause (A) of the definition thereof; (ii) that it has experience and expertise in the making of loans such as the Loans; and (iii) that it will make its Loans for its own account in the ordinary course of its business and without a view to distribution of such Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this subsection 10.1, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control). Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the agreements of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

     10.2 Expenses.
          --------

          Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto (which shall not include the fees of counsel to Lenders (other than counsel to Agent and BTCo) other than as specified in clause (viii) below); (ii) all the costs of furnishing all opinions by counsel for Company (including any opinions requested by Agent or Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Agent on behalf of Lenders pursuant to any Loan Document, including filing, recording and registration fees, expenses and taxes, stamp or documentary taxes, search fees, costs of examining Collateral, opening bank accounts and lockboxes, depositing checks, receiving and transferring funds (including charges for checks for which there are insufficient funds), costs of title insurance premiums, real estate survey costs, and fees and taxes in connection with the filing of financing statements, costs of preparing and recording Loan Documents, other fees, expenses and disbursements of counsel to Agent and of other counsel providing any opinions that Agent or Requisite Lenders may request in respect of the Loan Documents or the Liens created pursuant thereto, and fees and expenses of legal counsel to Agent; (v) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any auditors, accountants or appraisers and any environmental or other consultants, advisors and agents employed or retained by Agent or its counsel) of obtaining and reviewing any appraisals provided for under this Agreement and any environmental audits or reports provided for under this Agreement; (vi) the costs incurred by Agent in connection with the custody or preservation of any of the Collateral; (vii) all other actual and reasonable costs and expenses incurred by Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (viii) all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

     10.3  Indemnity.
           ---------

           In addition to the payment of expenses pursuant to subsection 10.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agent and Lenders, and the officers, directors, employees, agents and affiliates of Agent and Lenders (collectively called the "Indemnitees"), from and against any and all Indemnified Liabilities (as hereinafter defined); provided that Company shall not have any obligation to any
                      --------
Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction.

           As used herein, "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or any Related Agreement or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the issuance of Letters of Credit hereunder or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranties)), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or
(iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Holdings, Company or any of its Subsidiaries; provided that taxes shall not be "Indemnified Liabilities."
--------

          To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

     10.4 Set-Off; Security Interest in Deposit Accounts.
          ----------------------------------------------

          In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default and consultation with Agent each Lender is hereby authorized by Company at any time or from time to time, without notice to Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender or any Affiliate of such Lender to or for the credit or the account of Company and each other Loan Party against and on account of the obligations and liabilities of Company or any other Loan Party to that Lender (or any Affiliate of such Lender) or to any other Lender (or any Affiliate of any other Lender) under this Agreement, the Letters of Credit and participations therein and the other Loan Documents, including all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit and participations therein or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured. Company hereby further grants to Agent and each Lender a security interest in all deposits and accounts maintained with Agent or such Lender as security for the Obligations.

     10.5 Ratable Sharing.
          ---------------

          Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code or under any other Insolvency Laws, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) that is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase assignments (which it shall be deemed to have purchased from each seller of an assignment simultaneously upon the receipt by such seller of its portion of such payment) of the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided that if all or part of such
                                      --------
proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such assignments shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangement and agrees that any purchaser of an assignment so purchased may exercise any and all rights of a Lender as to such assignment as fully as if that Lender had complied with the provisions of subsection 10.1B with respect to such assignment. In order to further evidence such assignment (and without prejudice to the effectiveness of the assignment provisions set forth above), each purchasing Lender and each selling Lender agree to enter into an Assignment Agreement at the request of a selling Lender or a purchasing Lender, as the case may be, in form and substance reasonably satisfactory to each such Lender.

     10.6 Amendments and Waivers.
          ----------------------

          No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; provided that no such amendment, modification, termination,
                   --------
waiver or consent shall, without the consent of (a) each Lender with Obligations directly affected (whose consent shall be required for any such amendment, modification, termination or waiver in addition to that of Requisite Lenders)
(1) reduce the principal amount of any Loan, (2) increase the maximum aggregate amount of Letters of Credit, (3) postpone the scheduled final maturity date (but not the date of any scheduled installment of principal) of any Loan, (4) postpone the date or reduce the amount of any scheduled reduction of the Revolving Loan Commitments, (5) postpone the date on which any interest or any fees are payable, (6) decrease the interest rate borne by any Loan (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder, (7) reduce the amount or postpone the due date of any amount payable in respect of any Letter of Credit, (8) extend the expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date or (9) change in any manner the obligations of Revolving Lenders relating to the purchase of participations in Letters of Credit; (b) each Lender, (1) change in any manner the definition of "Requisite Lenders" (except for any changes resulting solely from an increase in Commitments approved by Requisite Lenders), (2) change in any manner any provision of this Agreement that, by its terms, expressly requires the approval or concurrence of all Lenders, (3) increase the maximum duration of Interest Periods permitted hereunder, (4) release any Lien granted in favor of Agent with respect to all or substantially all of the Collateral or release Holdings from its obligations under the Holdings Guaranty or release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, in each case other than in accordance with the terms of the Loan Documents, (5) increase the amount of any of the Commitments; (6) change in any manner or waive the provisions contained in subsection 8.1 or this subsection 10.6; (7) change in any manner the provisions contained in the second paragraph of subsection 2.1C(ii); or (8) increase the advance rate with respect to the Revolving Loans (except for the restoration by Agent of an advance rate in whole or in part to its original level after the prior reduction thereof by Agent). In addition, (i) any amendment, modification, termination or waiver of any of the provisions contained in Section 4 shall be effective only if evidenced by a writing signed by or on behalf of Agent and Requisite Lenders, (ii) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, (iii) no amendment, modification, termination or waiver of any provision of Section 3 shall be effective without the written concurrence of Agent and, with respect to the purchase of participations in Letters of Credit, without the written concurrence of each Issuing Lender that has issued an outstanding Letter of Credit or has not been reimbursed for a payment under a Letter of Credit, and
(iv) no amendment, modification, termination or waiver of any provision of
Section 9 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agent shall be effective without the written concurrence of Agent. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.6 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

     10.7 Independence of Covenants.
          -------------------------

          All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

     10.8 Notices; Effectiveness of Signatures.
          ------------------------------------

          Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile in complete and legible form, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Agent shall not
                                        --------
be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Agent. Electronic mail may be used to distribute routine communications, such as financial statements and other information; provided, however, that no signature with respect to any
                       --------  -------
notice, request, agreement, waiver, amendment or other document or any notice that is intended to have binding effect may be sent by electronic mail.

           Loan Documents and notices under the Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as an original copy with manual signatures and shall be binding on all Loan Parties, Agent and Lenders. Agent may also require that any such documents and signature be confirmed by a manually-signed copy thereof; provided, however,
                                                          --------  -------
that the failure to request or deliver any such manually-signed copy shall not affect the effectiveness of any facsimile document or signature.

     10.9  Survival of Representations, Warranties and Agreements.
           ------------------------------------------------------

           A. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit hereunder.

           B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 3.5A, 10.2, 10.3, 10.4, 10.17 and 10.18 and the agreements of Lenders set forth in subsections 9.2C, 9.4, 10.5 and 10.18 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination of this Agreement.

     10.10 Failure or Indulgence Not Waiver; Remedies Cumulative.
           -----------------------------------------------------

           No failure or delay on the part of an Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     10.11 Marshalling; Payments Set Aside.
           -------------------------------

           Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Agent or Lenders (or to Agent for the benefit of Lenders), or Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

     10.12 Severability.
           ------------

           In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     10.13 Obligations Several; Independent Nature of Lenders' Rights.
           ----------------------------------------------------------

           The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders, or Lenders and Company, as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     10.14  Headings.
            --------

           Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     10.15 Applicable Law.
           --------------

           THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF ANOTHER LAW.

     10.16 Construction of Agreement; Nature of Relationship.
           -------------------------------------------------

           Each of the parties hereto acknowledges that (i) it has been represented by counsel in the negotiation and documentation of the terms of this Agreement, (ii) it has had full and fair opportunity to review and revise the terms of this Agreement, (iii) this Agreement has been drafted jointly by all of the parties hereto, and (iv) neither Agent nor any Lender or other Agent has any fiduciary relationship with or duty to Company arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agent and Lenders, on one hand, and Company, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. Accordingly, each of the parties hereto acknowledges and agrees that the terms of this Agreement shall not be construed against or in favor of another party.

     10.17  Consent to Jurisdiction and Service of Process.
            ---------------------------------------------

           ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

           (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

           (II)  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

           (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 10.8;

           (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

           (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

           (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.17 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

     10.18  Waiver of Jury Trial.
            --------------------

          EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     10.19 Confidentiality.
           ---------------

           Each Lender shall hold all financial information delivered by Company pursuant to subsection 6.1 and all non-public information obtained pursuant to the requirements of this Agreement that has been identified in writing as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) to the extent requested by any Government Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, as long as such Lender provides Company prompt notice of such subpoena or similar legal process so that Company may consider seeking a protective order or other appropriate remedy, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this subsection 10.19, to (i) any Eligible Assignee of or participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of Company, (g) with the consent of Company, (h) to the extent such information (i) becomes publicly available other than as a result of a breach of this subsection
10.19 or (ii) becomes available to Agent or any Lender on a non-confidential basis from a source other than Company or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates and that no written or oral communications from counsel to Agent and no information that is or is designated as privileged or as attorney work product may be disclosed to any Person unless such Person is a Lender or a participant hereunder; provided that, unless specifically prohibited by applicable law or
           --------
court order, each Lender shall notify Company of any request by any Government Authority or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such Government Authority) for disclosure of any such non-public information prior to disclosure of such information; and provided, further that in no event shall any
                                    --------  -------
Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

     10.20  Counterparts; Effectiveness.
            ---------------------------

            This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

     10.21  Judgment.
            --------

            A. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any Loan Document in any currency (the "Original Currency") into another currency (the "Other Currency") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate or exchange used shall be that at which, in accordance with normal banking procedures, Agent could purchase the Original Currency with the Other Currency at London, England or Toronto, Canada, as applicable, on the second Business Day preceding that on which final judgment is given.

            B. The obligation of a Loan Party in respect of any sum due in the Original Currency from it to any Lender or Agent hereunder shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender or Agent (as the case may be) may, in accordance with normal banking procedures, purchase Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or Agent (as the case may be) in the Original Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or Agent (as the case may be) in the Original Currency, such Lender or Agent (as the case may be) agrees to remit to such Loan Party such excess.


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